         This Pooling and Servicing Agreement is entered into effective as of August 31, 1998, among MORGAN STANLEY ABS CAPITAL I INC., a Delaware corporation, as depositor (the "Depositor"), LIFE BANK, a federal savings bank, in its individual capacity ("Life"), and as servicer (the "Servicer"), LIFE INVESTMENT HOLDINGS, INC., a Delaware corporation, as transferor (the "Transferor"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as trustee on behalf of the Certificateholders and the Certificate Insurer (the "Trustee").

                              PRELIMINARY STATEMENT

         WHEREAS, the Depositor desires to purchase a pool of Mortgage Loans which were originated or purchased by Life in its ordinary course of business and subsequently conveyed by Life to the Transferor; and

         WHEREAS, the Servicer is willing to service such Mortgage Loans in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article I. Unless otherwise specified, all calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

         "Accepted Servicing Procedures": Servicing procedures that meet at least the same standards the Servicer would follow in servicing first and second lien residential mortgage loans such as the Mortgage Loans held for its own account, and consistent with standards of practice of prudent mortgage lenders and loan servicers that originate and service mortgage loans comparable to the Mortgage Loans and giving consideration to the reliance placed by the Certificate Insurer and the Certificateholders on the Servicer for the servicing of the Mortgage Loans, but without regard to:

         (i) any relationship that the Servicer, any Subservicer or any affiliate of the Servicer or any Subservicer may have with the related Mortgagor;

         (ii) the ownership of any Certificates by the Servicer or any affiliate of the Servicer;

         (iii) the Servicer's obligation to make Periodic Advances or Servicing Advances; or

         (iv) the Servicer's or any Subservicer's right to receive compensation for its services hereunder with respect to any particular transaction.

         "Addition Notice": For any date during a Pre-Funding Period, a notice (which shall be in writing) given to the Rating Agencies, the Certificate Insurer and the Trustee pursuant to Section 2.7.

         "Adjustable Rate Collection Account": The Collection Account established with respect to the Adjustable Rate Mortgage Loans in accordance with Section 6.1(a) hereof and maintained by the Servicer.

         "Adjustable Rate Mortgage Loan": Each Mortgage Loan identified on the Mortgage Loan Schedule, including any Qualified Substitute Mortgage Loan substituted therefor, as having an adjustable Mortgage Loan Interest Rate.

         "Adjustable Rate Pool": The pool of Adjustable Rate Mortgage Loans identified on Exhibit B-2 as amended from time to time.

         "Adjustable Rate Pool Principal Balance": The sum of the aggregate Principal Balances of the Adjustable Rate Mortgage Loans and the Group II Pre-Funding Amount as of any date of determination.

         "Adverse REMIC Event": Any act or failure to act that will result in:
(i) a taxable event to the Certificateholders of the Trust, (ii) endangerment of the REMIC status of REMIC I or REMIC II or (iii) the imposition on REMIC I or REMIC II of a tax on Prohibited Transactions.

         "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         "Appraised Value": The appraised value of any Mortgaged Property, based upon the appraisal made at the time the related Mortgage Loan is originated or in case of a Mortgage Loan that is a purchase money mortgage loan, the sales price of the Mortgaged Property, if such sales price is less than such appraisal value.

         "Assignment of Mortgage": With respect to each Mortgage Loan, an assignment, notice of transfer, or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the related Mortgage to the Trustee for the benefit of the Certificate Insurer and the Certificateholders which assignment, notice of transfer, or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county or city, if permitted by law.

         "Authorized Denominations": With respect to each class of Class A Certificates, $100,000 and integral multiples of $1,000 in excess thereof; provided that one Certificate for each Class of Class A Certificates may be issued in a lesser amount. With respect to the Class IO Certificates a minimum Percentage Interest of 20.00% and integral multiples of 0.01% in excess thereof. With respect to the Residual Interest Certificates, a minimum Percentage Interest of 10.00% and integral multiples of 0.01% in excess thereof.

         "Available Collection Amount": With respect to any Distribution Date, the Fixed Rate Pool and the Group I Certificates, the Group I Available Collection Amount. With respect to any Distribution Date, the Adjustable Rate Pool and the Group II Certificates, the Group II Available Collection Amount.

         "Available Distribution Amount": With respect to any Distribution Date, the Fixed Rate Pool and the Group I Certificates, the Group I Available Distribution Amount. With respect to any Distribution Date, the Adjustable Rate Pool and the Group II Certificates, the Group II Available Distribution Amount.

         "Balloon Loan": A Mortgage Loan with a final Monthly Payment that is greater than five (5) times any other Monthly Payment.

         "Business Day": Any day other than (i) a Saturday or Sunday, (ii) a day on which the Certificate Insurer is closed or (iii) a day on which banking institutions in New York, in California or in the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.

         "Call Option Date": The first Distribution Date on which the Residual Interest Certificateholders, the Servicer or the Certificate Insurer are able to terminate the Trust and purchase the Mortgage Loans pursuant to Section 13.2.

         "Capitalized Interest Account": The Group I Capitalized Interest Account or the Group II Capitalized Interest Account, as applicable.

         "Capitalized Interest Coverage Amount": With respect to the Group I Certificates and the Group II Certificates, the amount to be paid from proceeds of the sale of the Certificates by the Depositor to the Trustee for deposit into the related Capitalized Interest Account pursuant to Section 6.12(a) on the Closing Date.

         "Capitalized Interest Requirement": The Group I Capitalized Interest Requirement or the Group II Capitalized Interest Requirement, as applicable.

         "Certificate": Any Class A Certificate, Class IO Certificate or Residual Interest Certificate executed by the Trustee on behalf of the Trust and authenticated by the Depositor.

         "Certificate Account": The Group I Certificate Account or the Group II Certificate Account, as applicable.

         "Certificate Insurance Policies": The Certificate Guaranty Insurance Policy, No. 27591, dated the Closing Date, issued by the Certificate Insurer for the benefit of the Group I Certificates and the Certificate Guaranty Insurance Policy, No. 27592 dated the Closing Date, issued by the Certificate Insurer for the benefit of the Group II Certificates (each a "Certificate Insurance Policy.")

         "Certificate Insurance Payments Account": As defined in Section 6.4(c).

         "Certificate Insurance Premium": With respect to any Distribution Date, the product of the "Premium Percentage" as defined in the Insurance Agreement and the aggregate Certificate Principal Balance of the Group I Certificates or the Group II Certificates, as applicable, on such Distribution Date (after giving effect to distributions of principal to be made on such related Class A Certificates on such Distribution Date).

         "Certificate Insurer": MBIA Insurance Corporation.

         "Certificate Principal Balance": With respect to each Class of Class A Certificates as determined separately, as of any date of determination, the related Original Certificate Principal Balance less any amounts distributed in reduction of the Certificate Principal Balance thereof pursuant to Section 6.6(b) on all prior Distribution Dates. The Class A-IO, Class F-IO and Residual Interest Certificates do not have a Certificate Principal Balance.

         "Certificate Register": As described in Section 4.2(a).

         "Certificate Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

         "Certificate Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

         "Certificateholder or Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified Organization nor a Non-United States Person shall be a Holder of a Residual Interest Certificate for any purposes hereof and, solely for the purposes of giving any consent (except any consent required to be obtained pursuant to Section 15.2), waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Transferor or the Servicer or any affiliate thereof shall be deemed not to be outstanding and the rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 15.2. The Trustee shall be entitled to rely upon a certification of the Transferor or the Servicer in determining if any Certificates are registered in the name of a respective affiliate. Any Certificates on which payments are made under a Certificate Insurance Policy shall be deemed to be outstanding and held by the Certificate Insurer to the extent of such payment.

         "Certificateholders' Interest Carry-Forward Amount": With respect to any Distribution Date and a particular Class of Certificates (other than the Residual Interest Certificates), the excess of (A) the applicable Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding applicable Certificateholders' Interest Carry-Forward Amount for such preceding Distribution Date, over (B) the amount in respect of interest that is actually distributed on such Certificates on such preceding Distribution Date.

         "Certificateholders' Interest Distributable Amount": With respect to any Distribution Date and a particular Class of Certificates (other than the Residual Interest Certificates), the sum of the applicable Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carry-Forward Amount for such Distribution Date.

         "Certificateholders' Monthly Interest Distributable Amount": With respect to each Distribution Date and each Class of Certificates (other than the Residual Interest Certificates), the aggregate amount of accrued interest for the related Interest Period calculated at the applicable Group I Pass-Through Rate or Group II Pass-Through Rate, as the case may be, on the sum of (i) the applicable aggregate Certificate Principal Balance of, or Notional Amount with respect to, such Class immediately preceding such Distribution Date and (ii) any Certificateholders' Interest Carry-Forward Amount for such Class remaining outstanding for such Distribution Date. Certificateholders' Monthly Interest Distributable Amount with respect to each Distribution Date shall be reduced by an amount equal to a pro rata portion of the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date (net of any Compensating Interest) and (b) the aggregate amount of any Relief Act Shortfall for such Distribution Date.

         "Class": With respect to the Certificates, all Certificates bearing the same class designation.

         "Class A Certificate": Each of the Class A-l, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Certificates.

         "Class A Certificateholder": A Holder of a Class A Certificate.

         "Class A-1 Certificate": Any Certificate designated as a Class A-1 Certificate on the face thereof, in the form of Exhibit A-1 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein and representing an interest designated as a "regular interest" in REMIC II for the purposes of the REMIC Provisions and primarily evidencing an interest in the Fixed Rate Pool.

         "Class A-2 Certificate": Any Certificate designated as a Class A-2 Certificate on the face thereof, in the form of Exhibit A-2 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein and representing an interest designated as a "regular interest" in REMIC II for the purposes of the REMIC Provisions and primarily evidencing an interest in the Fixed Rate Pool.

         "Class A-3 Certificate": Any Certificate designated as a Class A-3 Certificate on the face thereof, in the form of Exhibit A-3 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein and representing an interest designated as a "regular interest" in REMIC II for the purposes of the REMIC Provisions and primarily evidencing an interest in the Fixed Rate Pool.

         "Class A-4 Certificate": Any Certificate designated as a Class A-4 Certificate on the face thereof, in the form of Exhibit A-4 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein and representing an interest designated as a "regular interest" in REMIC II for the purposes of the REMIC Provisions and primarily evidencing an interest in the Fixed Rate Pool.

         "Class A-5 Certificate": Any Certificate designated as a Class A-5 Certificate on the face thereof, in the form of Exhibit A-5 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein and representing an interest designated as a "regular interest" in REMIC II for the purposes of the REMIC Provisions and primarily evidencing an interest in the Fixed Rate Pool.

         "Class A-6 Certificate": Any Certificate designated as a Class A-6 Certificate on the face thereof, in the form of Exhibit A-6 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein and representing an interest designated as a "regular interest" in REMIC II for the purposes of the REMIC Provisions and primarily evidencing an interest in the Fixed Rate Pool.

         "Class A-6 Lockout Distribution": With respect to any Distribution Date, an amount equal to the lesser of (i) the product of the applicable Class A-6 Lockout Percentage and the Class A-6 Pro Rata Distribution Amount for such Distribution Date and (ii) the Group I Principal Distribution Amount for such Distribution Date.

         "Class A-6 Lockout Percentage": With respect to any Distribution Date is as follows:

                                                       Class A-6
         Distribution Date Occurring In            Lockout Percentage
         ------------------------------            ------------------
         October 1998 - September 2001                     0%
         October 2001 - September 2003                    45%
         October 2003 - September 2004                    80%
         October 2004 - September 2005                   100%
         October 2005 and thereafter                     300%

          "Class A-6 Pro Rata Distribution Amount": With respect to any Distribution Date, an amount equal to the product of (i) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-6 Certificates and the denominator of which is the aggregate of the Certificate Principal Balances of the Group I Certificates that are Class A Certificates immediately prior to such Distribution Date and (ii) the Group I Principal Distribution Amount for such Distribution Date.

         "Class A-7 Available Funds Cap Carry-Forward Amount": With respect to any Distribution Date, an amount equal to the excess of (x) the excess, if any, of (a) the aggregate amount of interest due on the Class A-7 Certificates on each prior Distribution Date, calculated at the Class A-7 Formula Pass-Through Rate applicable to each such prior Distribution Date over (b) the aggregate amount of interest due on the Class A-7 Certificates on such Distribution Dates, calculated at the Class A-7 Pass-Through Rate applicable to each such Distribution Date, over (y) the aggregate of all amounts distributed to the Class A-7 Certificateholders on all prior Distribution Dates pursuant to Section 6.5(c) hereof.

         "Class A-7 Available Funds Pass-Through Rate": With respect to any Distribution Date, a rate equal to a per annum rate equal to the result determined by dividing (i)(a) the sum of (1) all payments of interest due on the Adjustable Rate Mortgage Loans during the related Due

Period, (2) any prepayment penalties collected during the related Due Period with respect to the Adjustable Rate Mortgage Loans and (3) amounts deposited from the Group II Capitalized Interest Account in respect of interest for the related Due Period, reduced by (b) the sum of (1) all interest accrued on the Class A-IO Certificates during the related Interest Period, (2) the sum of the Trustee Fee and the Servicing Fee for such Distribution Date, (3) the Certificate Insurance Premium for such Distribution Date and (4) in the case of each Distribution Date occurring after the Distribution Date in March 1999, an amount equal to one-twelfth of 0.50% (50 basis points) multiplied by the Adjustable Rate Pool Principal Balance (as defined below) as of the first day of such Interest Period, by (ii) the product of (a) the Adjustable Rate Pool Principal Balance as of the first day of the related Due Period and (b) the actual number of days elapsed during such Interest Period divided by 360.

         "Class A-7 Certificate": Any Certificate designated as a Class A-7 Certificate on the face thereof, in the form of Exhibit A-7 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein and representing an interest designated as a "regular interest" in REMIC II for the purposes of the REMIC Provisions, and primarily evidencing an ownership interest in the Adjustable Rate Pool.

         "Class A-7 Formula Pass-Through Rate": With respect to any Distribution Date is the rate determined by clause (i) of the related definition of Group II Pass-Through Rate with respect to the Class A-7 Certificates on such Distribution Date.

         "Class A-8 Certificate": Any Certificate designated as a Class A-8 Certificate on the face thereof, in the form of Exhibit A-8 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein and representing an interest designated as a "regular interest" in REMIC II for the purposes of the REMIC Provisions and primarily evidencing an interest in the Adjustable Rate Pool.

         "Class A-8 Lockout Distribution": With respect to each Distribution Date, an amount equal to the lesser of (i) the product of the applicable Class A-8 Lockout Percentage and the Class A-8 Pro Rata Distribution Amount for such Distribution Date and (ii) the Group II Principal Distribution Amount for such Distribution Date.

         "Class A-8 Lockout Percentage": With respect to each Distribution Date as follows:

                                                         Class A-8
         Distribution Date Occurring In              Lockout Percentage
         ------------------------------              ------------------
         October 1998 - June 2000                             0%
         July 2000 - September 2003                         500%
         October 2003 and thereafter                        100%

         "Class A-8 Net WAC Cap": With respect to any Distribution Date, a rate equal to the weighted average of the Net Mortgage Loan Interest Rates of the Adjustable Rate Mortgage Loans as of the first day of the related Due Period, less, for the first twenty-five (25) Distribution Dates, the (i) product of (a) the Pass-Through Rate for the Class A-IO Certificates during the related Interest Period and (b) the Notional Amount of the Class A-IO Certificates divided by (ii) the aggregate of the Principal Balances of the Adjustable Rate Mortgage Loans as of the first day of the related Due Period.

         "Class A-8 Pro Rata Distribution Amount": For each Distribution Date occurring prior to October 2003, an amount equal to the product of (i) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-8 Certificates and the denominator of which is the aggregate of the Certificate Principal Balances of the Group II Certificates that are Class A Certificates immediately prior to such Distribution Date, and (ii) the Group II Principal Distribution Amount. For each Distribution Date occurring after September 2003, an amount equal to the Group II Principal Distribution Amount.

         "Class A-IO Certificate": Any Certificate designated as a Class A-IO Certificate on the face thereof, in the form of Exhibit A-9 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein and representing an interest designated as a "regular interest" in REMIC II for the purposes fo the REMIC Provisions and primarily evidencing an interest in the Adjustable Rate Pool.

         "Class F-IO Certificate": Any Certificate designated as a Class F-IO Certificate on the face thereof, in the form of Exhibit A-10 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein and representing an interest designated a "regular interest" in REMIC II for the purposes of the REMIC Provisions and primarily evidencing an interest in the Fixed Rate Pool.

         "Class IO Certificate": Any one of the Class A-IO Certificates or the Class F-IO Certificates.

         "Closing Date":  September 24, 1998.

         "Code": The Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

         "Collection Account": The Fixed Rate Collection Account or the Adjustable Rate Collection Account as applicable, each established and maintained by the Servicer in accordance with Section 6.1.

         "Commission":  The Securities and Exchange Commission.

         "Compensating Interest": With respect to any Distribution Date and the Fixed Rate Pool or the Adjustable Rate Pool, as applicable, an amount equal to the lesser of (i) the aggregate Group I Prepayment Interest Shortfalls or Group II Prepayment Interest Shortfalls, as applicable and (ii) the aggregate Servicing Fee received with respect to Mortgage Loans in the related Pool for the related Due Period.

         "Cram Down Loss": With respect to any Mortgage Loan, any reduction to the related Principal Balance and/or the amount by which the installment of interest due on the related Due Date under the terms of such Mortgage Loan has been reduced as a result of a reduction in the related Mortgage Loan Interest Rate, in each case resulting from a final, nonappealable order issued by a court of appropriate jurisdiction in an insolvency proceeding. A Cram Down Loss shall be deemed to have occurred on the date of issuance of such order.

         "Cumulative Net Realized Losses": With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Mortgage Loan prior to the end of the Due Period immediately preceding such Distribution Date, equal to the excess, if any, (i) the sum of (a) the unpaid principal balance of each such Liquidated Mortgage Loan, (b) accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Mortgage Loan Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month in which such Mortgage Loan became a Liquidated Mortgage Loan and (c) the amount of any Cram Down Loss with respect thereto, over (ii) Net Liquidation Proceeds with respect to such Liquidated Mortgage Loan.

         "Custodial Agreement": The custodial agreement dated as of August 31, 1998 by and among the Depositor, the Servicer, Transferor, the Trustee, and Norwest Bank Minnesota, National Association, a national banking association, as the Custodian providing for the retention of the Trustee's Mortgage Loan Files by the Custodian on behalf of the Trustee.

         "Custodian": Any custodian appointed by the Trustee pursuant to the Custodial Agreement, which shall not be affiliated with the Servicer, the Transferor, any Subservicer, or the Depositor. Norwest Bank Minnesota, National Association shall be the initial Custodian pursuant to the terms of the Custodial Agreement.

         "Cut-Off Date": With respect to the Initial Mortgage Loans owned by Life as of August 31, 1998, the close of business on August 31, 1998. With respect to the Initial Mortgage Loans originated or acquired by Life after August 31, 1998, the close of business or the date or origination (or acquisition by Life) of the related Initial Mortgage Loan. With respect to any Subsequent Mortgage Loan, the close of business on the date designated as such in the related Subsequent Transfer Agreement.

         "Defaulted Mortgage Loan": With respect to any date of determination, any Mortgage Loan, including any Liquidated Mortgage Loan, incident to foreclosure, default or imminent default.

         "Defective Mortgage Loan":  As defined in Section 3.5(a) hereof.

         "Deficiency Amount": With respect to the Group I Certificates or the Group II Certificates, as applicable and any Distribution Date, the sum of (i) the excess if any, of (a) the Certificateholders' Interest Distributable Amount for the related Certificates over (b) the sum of (x) the related Available Distribution Amount (net of the related Trustee Fee and the related Certificate Insurance Premium) and (y) the Group I Cross-Over Amount (with respect to the Group II Certificates) or the Group II Cross-Over Amount (with respect to the Group I Certificates) and (ii) the related Subordination Deficit with respect to the Group I Certificates or the Group II Certificates, as applicable (after giving effect to all distributions in reduction of principal on such Distribution Date).

         "Deleted Loan":  As defined in Section 3.5(a) hereof.

         "Delinquency Amount": With respect to the Fixed Rate Pool or the Adjustable Rate Pool, the product of (i) the Delinquency Percentage with respect to the Fixed Rate Pool or the Adjustable Rate Pool, as applicable and (ii) the Fixed Rate Pool Principal Balance or the Adjustable Rate Pool Principal Balance, as applicable, as of the end of the related Due Period.

         "Delinquency Percentage": With respect to the Fixed Rate Pool or the Adjustable Rate Pool, the rolling three month average of the percentage equivalent of a fraction the numerator of which is the related 90-Day Delinquency Amount and the denominator of which is the Fixed Rate Pool Principal Balance or the Adjustable Rate Pool Principal Balance, as applicable, as of the end of the related Due Period.

         "Delinquent": A Mortgage Loan is "Delinquent" if any Monthly Payment due thereon is not made by the close of business on the day such Monthly Payment is scheduled to be paid. A Mortgage Loan is "30 days Delinquent" if such Monthly Payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such Monthly Payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. The determination of whether a Mortgage Loan is "60 days Delinquent," "90 days Delinquent", etc., shall be done in like manner.

         "Delivery":  When used with respect to any Trust Account Property:

                  (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(l)(i) of the UCC and are susceptible of physical delivery, transfer thereof by physical delivery to the Trustee endorsed to, or registered in the name of, the Trustee or its nominee or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof by delivery of such certificated security to the Trustee in accordance with the provisions of Section 8-301(a) of the UCC, and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer or ownership of or a security interest in any such Eligible Investment to the Trustee, consistent with changes in applicable law or regulations or the interpretation thereof;

                  (b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC; the crediting of such Eligible Investment to a securities account maintained with a Federal Reserve Bank by a securities intermediary; the indication by such securities intermediary that such Eligible Investment has been credited to the

Trustee's securities account at the securities intermediary; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of or a security interest in any such Eligible Investment to the Trustee, consistent with changes in applicable law or regulations or the interpretation thereof; and

                  (c) with respect to any Eligible Investment that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the Trustee or another Person (other than a "securities intermediary" (as defined in Section 8-102(a)(4) of the UCC)) acting on behalf of the Trustee.

         "Depositor": Morgan Stanley ABS Capital I Inc., a Delaware corporation, and any successor thereto.

         "Determination Date": With respect to any Distribution Date, the eighteenth day of the month in which such Distribution Date occurs (or if such day is not a Business Day, the immediately succeeding Business Day).

         "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), or cooperatives engaged in furnishing electric energy, or providing telephone service, to persons in rural areas as described in Section 1381(a)(2)(C) of the Code and (iv) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the Trustee that the holding of an ownership interest in a Residual Interest Certificate by such Person may cause REMIC I or REMIC II or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Residual Interest Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

         "Distribution Date": The 25th day of any month or if such 25th day is not a Business Day, the first Business Day immediately following such day, commencing October 26, 1998.

         "Distribution Statement":  As defined in Section 6.8.

         "DTC":  The Depository Trust Company.

         "Due Date": The day of the month on which the Monthly Payment is due from the Mortgagor on a Mortgage Loan.

         "Due Period": With respect to the initial Determination Date or initial Distribution Date, the period beginning on the close of business on August 31, 1998 and ending on the close of business on October 1, 1998. With respect to any other Determination Date or Distribution Date as the case may be, the period beginning on the second day of the calendar month immediately preceding the month in which such Determination Date or Distribution Date occurs and ending on the first day of the calendar month in which such Determination Date or Distribution Date occurs.

         "Eligible Account": At any time, an account which is any of the following: (i) a segregated account maintained with a depository institution (A) the long-term debt obligations of which are at such time rated by each Rating Agency in one of their two highest long-term rating categories, and (B) the short-term debt obligations of which are then rated by each Rating Agency in their highest short-term rating category and which is (a) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (b) an institution (including the Trustee) duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (d) a principal subsidiary of a bank holding company, or (e) approved in writing by the Certificate Insurer and the Rating Agencies and whose deposits are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (ii) a trust account (which shall be a "segregated trust account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company shall have capital and surplus of not less than $50,000,000; or (iii) an account that will not cause any Rating Agency to downgrade or withdraw its then-current rating(s) assigned to the Certificates (without regard to the Certificate Insurance Policies), as evidenced in writing by such Rating Agency. Neither Life nor any of its affiliates shall hold any Eligible Account hereunder. (Each reference in this definition of "Eligible Account" to the Rating Agency shall be construed as a reference to Moody's and S&P.)

         "Eligible Servicer": A Person who is qualified to act as servicer of the Mortgage Loans under applicable federal and state laws and regulations.

         "Event of Default":  As described in Section 12.1.

         "Excess Spread": With respect to Group I, the Group I Excess Spread; with respect to Group II, the Group II Excess Spread and, as the context requires, either or both.

         "FDIC": The Federal Deposit Insurance Corporation and any successor thereto.

         "FHLMC": The Federal Home Loan Mortgage Corporation and any successor thereto.

         "FICO Score": The credit evaluation scoring methodology developed by Fair, Isaac and Company.

         "Fidelity Bond": As described in Section 5.3.

         "Final Scheduled Distribution Date": With respect to the Class A-1 Certificates, the Distribution Date occurring in May 2013 with respect to the Class A-2 certificates, the Distribution Date occurring in October 2013. With respect to the Class A-3 Certificates, the Distribution Date occurring in June 2020. With respect to the Class A-4 Certificates, the Distribution Date occurring in March 2026. With respect to the Class A-5 Certificates, the Distribution Date occurring in October 2028. With respect to the Class A-6 Certificates the Distribution Date occurring in August 2028. With respect to the Class F-IO Certificates, the Distribution Date occurring in September 2001. With respect to the Class A-7 Certificates the Distribution Date occurring in October 2028. With respect to the Class A-8 Certificates, the Distribution Date occurring in September 2016. With respect tot the Class A-IO Certificates, the Distribution Date occurring in October 2000.

         "Fixed Rate Collection Account": The Collection Account established with respect to the Fixed Rate Mortgage Loans in accordance with Section 6.1(a) hereof and maintained by the Servicer.

         "Fixed Rate Mortgage Loan": Each Mortgage Loan identified on the Mortgage Loan Schedule, including any Qualified Substitute Mortgage Loan substituted therefor, as bearing a fixed Mortgage Loan Interest Rate.

         "Fixed Rate Net WAC Cap": With respect to any Distribution Date, a rate equal to the weighted average of the Net Mortgage Loan Interest Rates of the Fixed Rate Mortgage Loans as of the first day of the related Due Period, less, for the first thirty-six (36) Distribution Dates, the (i) product of (a) 6.00% and (b) the Notional Amount on the Class F-IO Certificates divided by (ii) the aggregate of the Principal Balances of the Fixed Rate Mortgage Loans as of the first day of the related Due Period.

         "Fixed Rate Pool": The pool of Fixed Rate Mortgage Loans identified on Exhibit B-1 as amended from time to time.

         "Fixed Rate Pool Principal Balance": The sum of the aggregate Principal Balances of the Fixed Rate Mortgage Loans and the Group I Pre-Funding Amount as of any date of determination.

         "FNMA": The Federal National Mortgage Association and any successor thereto.

         "Foreclosure Profits": As to any Determination Date or any Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Mortgage Loan during the Due Period immediately preceding such Distribution Date over (ii) the sum of the unpaid principal balance of each such Liquidated Mortgage Loan plus accrued and unpaid interest at the applicable Mortgage Loan Interest Rate on the unpaid principal balance thereof from the Due Date on which interest was last paid by the Mortgagor (or, in the case of Foreclosure Property, from the Due Date to which interest was last deemed to have been paid) to the end of the Due Period in which such Mortgage Loan became a Liquidated Mortgage Loan.

         "Foreclosure Property": Any real property securing a Mortgage Loan that has been acquired by the Servicer in the name of the Trustee or behalf of the related Certificateholders and the Certificate Insurer through foreclosure, deed in lieu of foreclosure or similar proceedings in respect of the related Mortgage Loan.

         "Gross Margin": As to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule as the "Gross Margin," which percentage is added to the Index on each Interest Adjustment Date to determine (subject to rounding, any applicable statutory maximum interest rate, the Periodic Rate Caps, the Lifetime Floor and the Lifetime Cap) the Mortgage Loan Interest Rate on such Mortgage Loan until the next Interest Adjustment Date.

         "Group I Available Collection Amount": With respect to any Distribution Date, an amount equal to the sum of the Interest Remittance Amount and the Principal Remittance Amount for the Fixed Rate Pool.

         "Group II Available Collection Amount": With respect to any Distribution Date, an amount equal to the sum of the Interest Remittance Amount and the Principal Remittance Amount for the Adjustable Rate Pool.

         "Group I Available Distribution Amount": With respect to any Distribution Date, (i) the Group I Available Collection Amount plus (ii) any Group I Capitalized Interest Requirement and any amount transferred from the Group I Pre-Funding Account to the Group I Certificate Account for such Distribution Date plus (ii) with respect to the final Distribution Date or an early payment or termination of the Certificates pursuant to Section 13.2, the Termination Price as it relates to the Fixed Rate Pool.

         "Group II Available Distribution Amount": With respect to any Distribution Date, (i) the Group II Available Collection Amount plus (ii) any Group II Capitalized Interest Requirement and any amount transferred from the Group II Pre-Funding Account to the Group II Certificate Account for such Distribution Date plus (ii) with respect to the final Distribution Date or an early payment or termination of the Certificates pursuant to Section 13.2, the Termination Price as it relates to the Adjustable Rate Pool.

         "Group I Capitalized Interest Account": The account designated as such, established and maintained pursuant to Section 6.12(a).

         "Group II Capitalized Interest Account": The account designated as such, established and maintained pursuant to Section 6.12(a).

         "Group I Capitalized Interest Requirement": With respect to the Distribution Date in October 1998, (A) the product of (a) a fraction, the numerator of which is the Group I Pre-Funding Amount on the Closing Date and the denominator of which is the Original Fixed Rate Pool Principal Balance and (b) the sum of (i) the aggregate amount of interest accrued on each Class of Group I Certificates for the related Interest Period (ii) the Certificate Insurance Premium with respect to the Group I Certificates for such Distribution Date and
(iii) the Trustee Fee with respect to Group I Certificates for such Distribution Date minus (B) any Group I Pre-Funding Earnings for the related Due Period and minus (C) in the case of any Subsequent Mortgage Loan that is a Fixed Rate Mortgage Loan transferred to the Trust during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Mortgage Loan and during such related Due Period.

         With respect to the Distribution Date in November 1998, (A) the product of (a) a fraction, the numerator of which is the Group I Pre-Funding Amount on the first day of the related Due Period and the denominator of which is the Fixed Rate Pool Principal Balance on the first day of the related Due Period and
(b) the sum of (i) the aggregate amount of interest accrued on each Class of Group I Certificates for the related Interest Period (ii) the Certificate Insurance Premium with respect to the Group I Certificates for such Distribution Date and (iii) the Trustee Fee with respect to Group I Certificates for such Distribution Date minus (B) any Group I Pre-Funding Earnings for the related Due Period and minus (C) in the case of any Subsequent Mortgage Loan that is a Fixed Rate Mortgage Loan transferred to the Trust during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Mortgage Loan and during such related Due Period.

         With respect to the Distribution Date in December 1998, (A) the product of (a) a fraction, the numerator of which is the Group I Pre-Funding Amount on the first day of the related Due Period and the denominator of which is the Fixed Rate Pool Principal Balance on the first day of the related Due Period and
(b) the sum of (i) the aggregate amount of interest accrued on each Class of Group I Certificates for the related Interest Period (ii) the Certificate Insurance Premium with respect to the Group I Certificates for such Distribution Date and (iii) the Trustee Fee with respect to Group I Certificates for such Distribution Date minus (B) any Group I Pre-Funding Earnings for the related Due Period and minus (C) in the case of any Subsequent Mortgage Loan that is a Fixed Rate Mortgage Loan transferred to the Trust during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Mortgage Loan and during such related Due Period.

         "Group II Capitalized Interest Requirement": With respect to the Distribution Date in October 1998, (A) the product of (a) a fraction, the numerator of which is the Group II Pre-Funding Amount on the Closing Date and the denominator of which is the Original Adjustable Rate Pool Principal Balance and (b) the sum of (i) the aggregate amount of interest accrued on each Class of Group II Certificates for the related Interest Period (ii) the Certificate Insurance Premium with respect to the Group II Certificates for such Distribution Date and (iii) the Trustee Fee with respect to the Group II Certificates for such Distribution Date minus (B) any Group II Pre-Funding Earnings for the related Due Period and minus (C) in the case of any Subsequent Mortgage Loan that is a Adjustable Rate Mortgage Loan transferred to the Trust during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Mortgage Loan and during such related Due Period.

         With respect to the Distribution Date in November 1998, (A) the product of (a) a fraction, the numerator of which is the Group II Pre-Funding Amount on the first day of the related Due Period and the denominator of which the Adjustable Rate Pool Principal Balance on the first day of the related Due Period and (b) the sum of (i) the aggregate amount of interest accrued on each Class of Group II Certificates for the related Interest Period (ii) the Certificate Insurance Premium with respect to the Group II Certificates for such Distribution Date and (iii) the Trustee Fee with respect to the Group II Certificates for such Distribution Date minus (B) any Group II Pre-Funding Earnings for the related Due Period and minus (C) in the case of any Subsequent Mortgage Loan that is a Adjustable Rate Mortgage Loan transferred to the Trust during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Mortgage Loan and during such related Due Period.

         With respect to the Distribution Date in December 1998, (A) the product of (a) a fraction, the numerator of which is the Group II Pre-Funding Amount on the first day of the related Due Period and the denominator of which the Adjustable Rate Pool Principal Balance on the first day of the related Due Period and (b) the sum of (i) the aggregate amount of interest accrued on each Class of Group II Certificates for the related Interest Period (ii) the Certificate Insurance Premium with respect to the Group II Certificates for such Distribution Date and (iii) the Trustee Fee with respect to the Group II Certificates for such Distribution Date minus (B) any Group II Pre-Funding Earnings for the related Due Period and minus (C) in the case of any Subsequent Mortgage Loan that is a Adjustable Rate Mortgage Loan transferred to the Trust during the related Due Period, the amount of any interest collected after the Cut-Off Date applicable to such Subsequent Mortgage Loan and during such related Due Period.

         "Group I Certificate Account": The Certificate Account established with respect to the Group I Certificates in accordance with Section 6.1(b) hereof and maintained by the Trustee.

         "Group II Certificate Account": The Certificate Account established with respect to the Group II Certificates in accordance with Section 6.1(b) hereof and maintained by the Trustee.

         "Group I Certificates": The Class A-l, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class F-IO Certificates.

         "Group II Certificates": The Class A-7, Class A-8 and Class A-IO Certificates.

         "Group I Cross-Over Amount": With respect to any Distribution Date, the excess, if any, of (i) the sum of the amounts payable in clauses (i) through (v) of Section 6.5(c) of this Agreement over (ii) the Group II Available Distribution Amount.

         "Group II Cross-Over Amount": With respect to any Distribution Date, the excess, if any, of (i) the sum of the amounts payable in clauses (i) through
(v) of Section 6.5(b) of this Agreement over (ii) the Group I Available Distribution Amount.

         "Group I Excess Spread": With respect to any Distribution Date, the excess of (a) the Group I Available Distribution Amount over (b) the amounts required to be distributed pursuant to clauses (i) through (vi) set forth in
Section 6.5(b) hereof.

         "Group II Excess Spread": With respect to any Distribution Date, the excess of (a) the Group II Available Distribution Amount over (b) the amounts required to be distributed pursuant to clauses (i) through (vi) set forth in
Section 6.5(c) hereof.

         "Group I Pass-Through Rate": With respect to the Class A-1 Certificates, 6.45%. With respect to the Class A-2 Certificates, 6.22%. With respect to the Class A-3 Certificates, the lesser of (i) 6.27% and (ii) the Fixed Rate Net WAC Cap. With respect to the Class A-4 Certificates, the lesser of (i) 6.30% and (ii) the Fixed Rate Net WAC Cap. With respect to the Class A-5 Certificates, the lesser of (i) 6.70% until the Interest Period in which the Call Option Date occurs, and 7.45% thereafter and (ii) the Fixed Rate Net Wac Cap. With respect to the Class A-6 Certificates, the lesser of (i) 6.20% until the Interest Period in which the Call Option Date occurs, and 6.95% thereafter and (ii) the Fixed Rate Net WAC Cap. With respect to the Class F-IO Certificates, 6.00% for the first thirty-six (36) Distribution Dates, and 0.00% thereafter.

         "Group II Pass-Through Rate": With respect to the Class A-7 Certificates and each Distribution Date, the lesser of (i) One-Month LIBOR plus the Pass-Through Margin and (ii) the related Class A-7 Available Funds Pass-Through Rate. With respect to the Class A-8 Certificates, the lesser of (i) 6.08% and (ii) the Class A-8 Net WAC Cap. With respect to the Class A-IO Certificates, 6.00% for the first nine (9) Interest Periods, 4.00% for the tenth
(10th) through the fifteenth (15th) Interest Periods, 3.00% for the sixteenth
(16th) through the twenty-fifth (25th) Interest Periods, and 0.00% thereafter.

         "Group I Pre-Funding Account": The account established and maintained pursuant to Section 6.11(a) as defined therein.

         "Group II Pre-Funding Account": The account established and maintained pursuant to Section 6.11(a) as defined therein.

         "Group I Pre-Funding Amount": With respect to any date, the amount on deposit in the Group I Pre-Funding Account (net of any Group I Pre-Funding Earnings).

         "Group II Pre-Funding Amount": With respect to any date, the amount on deposit in the Group II Pre-Funding Account (net of any Group II Pre-Funding Earnings).

         "Group I Pre-Funding Earnings": With respect to any Distribution Date the actual investment earnings earned on amounts on deposit in the Group I Pre-Funding Account from the second preceding Determination Date (or, in the case of the initial Distribution Date, the Closing Date) to the Determination Date immediately preceding such Distribution Date.

         "Group II Pre-Funding Earnings": With respect to any Distribution Date the actual investment earnings earned on amounts on deposit in the Group II Pre-Funding Account from the second preceding Determination Date (or, in the case of the initial Distribution Date, the Closing Date) to the Determination Date immediately preceding such Distribution Date.

         "Group I Pre-Funding Period": The period commencing on the Closing Date and ending on the earliest to occur of (i) the date on which the amount on deposit in the Group I Pre-Funding Account (exclusive of any Group I Pre-Funding Earnings) is less than $100,000, (ii) the date on which any Event of Default relating to the Servicer occurs and (iii) November 30, 1998.

         "Group II Pre-Funding Period": The period commencing on the Closing Date and ending on the earliest to occur of (i) the date on which the amount on deposit in the Group II Pre-Funding Account (exclusive of any Group II Pre-Funding Earnings) is less than $100,000, (ii) the date on which any Event of Default relating to the Servicer occurs and (iii) November 30, 1998.

         "Group I Prepayment Interest Shortfall": With respect to any Distribution Date, for each Fixed Rate Mortgage Loan that was the subject during the related Due Period of a Principal Prepayment in full or in part, an amount equal to the excess, if any, of (a) 30 days' interest on the amount of the Principal Balance of such Fixed Rate Mortgage Loan at a per annum rate equal to the Mortgage Loan Interest Rate (or at such lower rate as may be in effect for such Mortgage Loan because of application of the Relief Act) minus the rate at which the Servicing Fee is calculated over (b) the amount of interest actually remitted by the Mortgagor in connection with such Principal Prepayment less the Servicing Fee for such Mortgage Loan in such month.

         "Group II Prepayment Interest Shortfall": With respect to any Distribution Date, for each Adjustable Rate Mortgage Loan that was the subject during the related Due Period of a Principal Prepayment in full or in part, an amount equal to the excess, if any, of (a) 30 days' interest on the amount of the Principal Balance of such Adjustable Rate Mortgage Loan at a per annum rate equal to the Mortgage Loan Interest Rate (or at such lower rate as may be in effect for such Mortgage Loan because of application of the Relief Act) minus the rate at which the Servicing Fee is calculated over (b) the amount of interest actually remitted by the Mortgagor in connection with such Principal Prepayment less the Servicing Fee for such Mortgage Loan in such month.

         "Group I Principal Distribution Amount": With respect to any Distribution Date, the lesser of (i) the excess, if any, of the Group I Available Distribution Amount plus any Insured Payment for the Group I Certificates over the sum of the related Trustee Fee, the related Certificate Insurance Premium, aggregate Certificateholders' Interest Distributable Amount for the Group I Certificates and any related Reimbursement Amount and (ii) the sum, without duplication, of (a) the Principal Remittance Amount for the Fixed Rate Pool plus the excess of the Principal Balance of any Fixed Rate Mortgage Loan that became a Liquidated Mortgage Loan during the related Due Period over any related Net Liquidation Proceeds applied in reduction of the Principal Balance of the related Mortgage Loan; (b) any amounts transferred to the Group I Certificate Account from the Group I Pre-Funding Account following the end of the Group I Pre- Funding Period; (c) the Subordination Deficit for the Group I Certificates; (d) the Overcollateralization Increase Amount for the Group I Certificates, and (e) with respect to the termination of the Trust, the Termination Price to the extent such amount relates to principal of the Fixed Rate Mortgage Loans.

         "Group II Principal Distribution Amount": With respect to any Distribution Date, the lesser of (i) the excess, if any, of the Group II Available Distribution Amount plus any Insured Payment for the Group II Certificates over the sum of the related Trustee Fee, the related Certificate Insurance Premium, aggregate Certificateholders' Interest Distributable Amount for the Group II Certificates and any related Reimbursement Amount and (ii) the sum, without duplication, of (a) the Principal Remittance Amount for the Adjustable Rate Pool plus the excess of the Principal Balance of any Adjustable Rate Mortgage Loan that became a Liquidated Mortgage Loan during the related Due Period over any related Net Liquidation Proceeds applied in reduction of the Principal Balance of the related Mortgage Loan; (b) any amounts transferred to the Group II Certificate Account from the Group II Pre-Funding Account following the end of the Group II Pre-Funding Period; (c) the Subordination Deficit for the Group II Certificates; (d) the Overcollateralization Increase Amount for the Group II Certificates, and (e) with respect to the termination of the Trust, the Termination Price to the extent such amount relates to principal of the Adjustable Rate Mortgage Loans.

         "Group I Relief Act Shortfall": The aggregate of the shortfalls, with respect to each Fixed Rate Mortgage Loan, resulting from the reduction in the amount of interest owed by the related Mortgagor as a result of the application of the Relief Act.

         "Group II Relief Act Shortfall": The aggregate of the shortfalls, with respect to each Adjustable Rate Mortgage Loan, resulting from the reduction in the amount of interest owed by the related Mortgagor as a result of the application of the Relief Act.

         "HUD": The United States Department of Housing and Urban Development and any successor thereto.

         "Independent": When used with respect to any specified Person, such Person that (i) is in fact independent of Life, the Servicer, the Transferor, the Depositor or any of their respective affiliates, (ii) does not have any direct financial interest in or any material indirect financial interest in any of Life, the Servicer, the Transferor, the Depositor or any of their respective affiliates and (iii) is not connected with any of Life, the Servicer, the Transferor, the Depositor or any of their respective affiliates, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of Life, the Servicer, the Transferor, the Depositor or any of their respective affiliates merely because such Person is the beneficial owner of 1% or less of any class of securities issued by Life, the Servicer, the Transferor, the Depositor or any of their respective affiliates, as the case may be.

         "Independent Accountants": A firm of nationally recognized certified public accountants which is Independent.

         "Index": For Adjustable Rate Mortgage Loans with a LIBOR based index, the London Interbank Offered Rate for six month U.S. dollar deposits either as announced by the Federal National Mortgage Association and available as of the date 45 days before the related Interest Adjustment Date or as published in The Wall Street Journal generally on a day of the month preceding the month of the Interest Adjustment Date. For Adjustable Rate Mortgage Loans with a Constant Maturity Treasury Index, the Constant Maturity Treasury Index as published by the Federal Reserve Board in the most recent edition of Federal Reserve Board Statistical Release No. H.15 (519) that is available 45 days before the related Interest Adjustment Date. For Adjustable Rate Mortgage Loans with an 11th District Cost of Funds Index, the 11th District Cost of Funds Index as published by the Federal Home Loan Bank in the most recent Publication Number that is available 45 days before the related Interest Adjustment Date.

         "Initial Fixed Rate Mortgage Loan": A Fixed Rate Mortgage Loan assigned and transferred to the Trustee on the Closing Date, as listed on the Mortgage Loan Schedule attached hereto as Exhibit B-1.

         "Initial Adjustable Rate Mortgage Loan": An Adjustable Rate Mortgage Loan assigned and transferred to the Trustee on the Closing Date, as listed on the Mortgage Loan Schedule attached hereto as Exhibit B-2.

         "Initial Mortgage Loan": Any Initial Fixed Rate Mortgage Loan or Initial Adjustable Rate Mortgage Loan.

         "Insurance Agreement": The Insurance Agreement dated as of August 31, 1998 among the Certificate Insurer, the Depositor, the Transferor, Life, the Servicer and the Trustee as such agreement may be amended or supplemented in accordance with the provisions therein.

         "Insurance Proceeds": With respect to any Mortgage Loan, the proceeds paid to the Servicer by any insurer pursuant to any insurance policy covering a Mortgage Loan, Mortgaged Property or Foreclosure Property or any other insurance policy that relates to a Mortgage Loan, net of any expenses that are incurred by the Servicer in connection with the collection of such proceeds and not otherwise reimbursed to the Servicer, other than proceeds of any insurance policy that are to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with customary mortgage loan servicing procedures.

         "Insured Payment": With respect to the Group I Certificates or the Group II Certificates, as applicable (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

         "Interest Adjustment Date": With respect to any Adjustable Rate Mortgage Loan, the date on which the Mortgage Loan Interest Rate is or may be adjusted with respect to such Mortgage Loan.

         "Interest Determination Date": With respect to any Interest Period, the second London Business Day preceding the commencement of such Interest Period.

         "Interest Period": With respect to each Class of Certificates other than the Class A-7 Certificates for a given Distribution Date, the calendar month preceding the month of such Distribution Date. With respect to the Class A-7 Certificates for a given Distribution Date, the period from the Closing Date (with respect to the initial Distribution Date) or the immediately preceding Distribution Date (with respect to any other Distribution Date) to but excluding such Distribution Date.

         "Interest Remittance Amount": With respect to each Pool and as to each Distribution Date, the sum of the following: (i) all interest due and received during the related Due Period on the related Mortgage Loans (less the related Servicing Fees), (ii) all unscheduled recoveries on the related Mortgage Loans that became Liquidated Mortgage Loans in a prior Due Period received by the Servicer during the related Due Period (including all Post Liquidation Proceeds),

(iii) any amounts paid by the Servicer on the immediately preceding Determination Date to cover Prepayment Interest Shortfalls with respect to the related Mortgage Loans, (iv) any amounts in respect of interest delivered by the Transferor, the Servicer or Life on the Determination Date in connection with a substitution or repurchase of a related Mortgage Loan pursuant to Section 3.5 or
Section 5.2, (v) the Net Liquidation Proceeds collected by the Servicer on the related Mortgage Loans during the related Due Period (to the extent such Net Liquidation Proceeds are related to interest), (vi) any Pre-Funding Earnings for such Distribution Date and (vii) any Periodic Advances (to the extent such Periodic Advances relate to interest).

         "Late Payment Rate":  As defined in the Insurance Agreement.

         "Lien": A security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Mortgaged Property by operation of law as a result of any act or omission by the related Mortgagor.

         "Lifetime Cap": As to any Adjustable Rate Mortgage Loan, the maximum Mortgage Loan Interest Rate set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule, which rate may be applicable to such Mortgage Loan at any time during the life of such Mortgage Loan.

         "Lifetime Floor": As to any Adjustable Rate Mortgage Loan the minimum Mortgage Loan Interest Rate set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule, which rate may be applicable to such Mortgage Loan at any time during the life of such Mortgage Loan.

         "Liquidated Loan Loss": With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Mortgage Loan prior to or during the Due Period preceding such Distribution Date, equal to the excess, if any, (i) the unpaid principal balance of each such Liquidated Mortgage Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Mortgage Loan Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month in which such Mortgage Loan became a Liquidated Mortgage Loan, over (ii) Net Liquidation Proceeds with respect to such Liquidated Mortgage Loan.

         "Liquidated Mortgage Loan": A defaulted Mortgage Loan with respect to which the Servicer determines that all amounts which it expects to recover from such defaulted Mortgage Loan have been recovered.

         "Liquidation Expenses": Out-of-pocket expenses incurred by the Servicer or any Subservicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed amount expended by the Servicer pursuant to
Section 5.4 respecting the related Mortgage Loan and any unreimbursed expenditures for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds. In no event may Liquidation Expenses with respect to a Liquidated Mortgage Loan exceed the related Liquidation Proceeds.

         "Liquidation Proceeds": With respect to a Liquidated Mortgage Loan, any cash amounts received in connection with the liquidation of such Liquidated Mortgage Loan, whether through trustee's sale, foreclosure sale or other disposition, and any other amounts required to be deposited in the related Collection Account pursuant to Section 5.2 or Section 5.4, in each case other than Insurance Proceeds and Released Mortgaged Property Proceeds.

         "Liquidation Report": A report in the form set forth hereto as Exhibit C.

         "Loan-to-Value Ratio" or "LTV": With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the sum of the outstanding principal balance (at origination of such Mortgage Loan) of each mortgage loan, if any, senior to such Mortgage Loan and the original principal balance of such Mortgage Loan and the denominator or which is the Appraised Value (or, if the Mortgage Loan was obtained in connection with the purchase of the related Mortgage Property, the purchase price, if less) of the related Mortgage Property determined by the originator at the time of origination of such Mortgage Loan.

         "London Business Day": Any day on which banks in the City of London, England are open and conducting transactions in United States dollars.

         "Majority Certificateholders": The holder or holders of in excess of 50% of the Certificate Principal Balance of all Classes of Class A Certificates.

         "Mandatory Redemption Date": With respect to the Group I Certificates or the Group II Certificates, as applicable, the Distribution Date immediately following the end of the related Pre-Funding Period.

         "Maximum Collateral Amount": With respect to the Fixed Rate Pool, the sum of the Principal Balance as of the initial Cut-Off Date of the Initial Mortgage Loans that are Fixed Rate Mortgage Loans and the Principal Balance as of the applicable Cut-Off Date of each Subsequent Mortgage Loan that is a Fixed Rate Mortgage Loan that is transferred to the Trust. With respect to Adjustable Rate Pool, the sum of the Principal Balance as of the initial Cut-Off Date of the Initial Mortgage Loans that are Adjustable Rate Mortgage Loans and the Principal Balance as of the applicable Cut-Off Date of each Subsequent Mortgage Loan that is a Adjustable Rate Mortgage Loan that is transferred to the Trust.

         "Monthly Payment": With respect to each Mortgage Loan, the scheduled monthly payment of principal and/or interest required to be made by a Mortgagor on the related Mortgage Loan, as set forth in the related Mortgage Note. With respect to each REO Mortgage Loan, the payment of principal and interest due thereon as specified for such Due Date in the related amortization schedule at the time applicable thereto.

         "Moody's": Moody's Investors' Service, Inc. or any successor thereto and if such corporation no longer for any reason performs the services of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by the Certificate Insurer.

         "Mortgage": The mortgage, deed of trust or other security instrument creating a first or second lien in accordance with applicable law on a Mortgaged Property to secure the Mortgage Note.

         "Mortgage Loan": Any mortgage loan identified as sold to the Trust by virtue of its inclusion on the Mortgage Loan Schedule. As applicable, a Mortgage Loan shall be deemed to refer to the related Mortgage Note, Mortgage and any related Foreclosure Property. The term "Mortgage Loan" includes any Subsequent Mortgage Loan on and after the date it becomes a Subsequent Mortgage Loan and any Qualified Substitute Mortgage Loan on or after the date it becomes a Qualified Substitute Mortgage Loan.

         "Mortgage Loan Interest Rate": With respect to each Fixed Rate Mortgage Loan, the fixed annual rate of interest borne by a Mortgage Note, as shown on the related Mortgage Loan Schedule as the same may be modified by the Servicer in accordance with Section 5.1(c). With respect to each Adjustable Rate Mortgage Loan, subject to applicable Periodic Rate Cap, the Lifetime Cap and the Lifetime Floor, the related Index plus the applicable Gross Margin, as shown by the related Mortgage Loan Schedule as the same may be modified by the Servicer in accordance with Section 5.1(c).

         "Mortgage Loan Pool":  The pool of Mortgage Loans.

         "Mortgage Loan Schedule": The schedule of Mortgage Loans attached hereto as Exhibit B-1 and Exhibit B-2 and provided to the Trustee in computer readable form in a format acceptable to the Trustee, as amended or supplemented from time to time including any schedule of any Subsequent Mortgage Loans, such schedule identifying each Mortgage Loan by address (including the related state and Zip code) of the related Mortgaged Property, if any, and the name(s) of each Mortgagor and setting forth as to each Mortgage Loan the following information:
(i) the Principal Balance as of the Cut-Off Date, (ii) the account number, (iii) the original principal amount, (iv) the Due Date, (v) whether such Mortgage Loan is a Fixed Rate Mortgage Loan or an Adjustable Rate Mortgage Loan, (vi) for each Fixed Rate Mortgage Loan, the Mortgage Loan Interest Rate and for each Adjustable Rate Mortgage Loan, the Gross Margin, the Lifetime Cap, the Lifetime Floor, the Periodic Rate Cap and the first interest Adjustment Date after the Cut-off Date, (vii) the first date on which a Monthly Payment is due under the related Mortgage Note, (viii) the Monthly Payment, (ix) the maturity date of the related Mortgage Note, and (x) the remaining number of months to maturity as of the Cut-Off Date.

         "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of an Mortgagor under a Mortgage Loan.

         "Mortgaged Property": The real property encumbered by the Mortgage which secures the Mortgage Note.

         "Mortgaged Property States": Each state in which any Mortgaged Property securing a Mortgage Loan is located as set forth in the Mortgage Loan Schedule.

         "Mortgagor":  The obligor on a Mortgage Note.

         "Net Delinquency Calculation Amount": With respect to the Fixed Rate Pool and any Distribution Date, the product of 70.0% and the Delinquency Amount for the Fixed Rate Mortgage Loans. With respect to the Adjustable Rate Pool and any Distribution Date, the product of 85.0% and the Delinquency Amount for the Adjustable Rate Mortgage Loans.

         "Net Foreclosure Profits": As to any Distribution Date, an amount equal to the excess, if any, of (i) the aggregate Foreclosure Profits with respect to such Distribution Date over (ii) Liquidated Loan Losses with respect to such Distribution Date.

         "Net Liquidation Proceeds": As to any Liquidated Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses and net of any unreimbursed Servicing Advances made by the Servicer. For all purposes of this Agreement, Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

         "Net Mortgage Loan Interest Rate": As to each Mortgage Loan, the Mortgage Loan Interest Rate reduced by (i) the per annum rate at which the Servicing Fee is calculated, (ii) the per annum rate at which the Trustee Fee is calculated and (iii) the per annum rate at which the Certificate Insurance Premium is calculated.

         "Net Realized Loss": With respect to any Liquidate Mortgage Loan, the excess, if any, (i) the sum of (a) the unpaid principal balance of such Liquidated Mortgage Loan, (b) accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Mortgage Loan Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month in which such Mortgage Loan became a Liquidate Mortgage Loan and (c) the amount of any Cram Down Loss with respect thereto, over (ii) Net Liquidation Proceeds with respect to such Liquidated Mortgage Loan.

         "Net REO Proceeds": As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer or any Subservicer.

         "Nondisqualification Opinion": An Opinion of Counsel that the contemplated act or failure to act will not result in an Adverse REMIC Event.

         "90-Day Delinquency Amount": For any Due Period, the aggregate of the Principal Balances of all Mortgage Loans in the related Pool (without duplication) that are (i) 90 or more days Delinquent, (ii) in bankruptcy and 90 or more days Delinquent, (iii) in foreclosure or (iv) related to Foreclosure Property as of the end of such Due Period.

         "Nondisqualification Opinion": An Opinion of Counsel that a contemplated action will not cause the REMIC I to fail to qualify as a REMIC at any time that the Certificates are outstanding or cause a "prohibited transaction" or "prohibited contribution" tax (as defined in the REMIC Provisions) to be imposed on such REMIC.

         "Nonrecoverable Advance": (A) Any Periodic Advance previously made and not reimbursed from late collections, Liquidation Proceeds, Insurance Proceeds, Post Liquidation Proceeds or the Released Mortgaged Property Proceeds, or (B) a Periodic Advance proposed to be made in respect of a Mortgage Loan or Foreclosure Property either of which, in the good faith business judgment of the Servicer, as evidenced by an Officer's Certificate delivered to the Trustee and the Certificate Insurer no later than the Business Day following such determination would not be ultimately recoverable.

         "Non-United States Person": Any Person other than a United States
Person.

         "Notional Amount": The Notional Amount of the Class A-IO Certificate as of any Distribution Date is equal to the Certificate Principal Balance of the Class A-8 Certificates immediately prior to such date. The Notional Amount of the Class F-IO Certificate as of any Distribution Date is equal to Certificate Principal Balance of the Class A-6 Certificates immediately prior to such date.

         "Officer's Certificate": A certificate delivered to the Certificate Insurer and the Trustee or the Depositor signed by the President or a Vice President or an Assistant Vice President of the Depositor, the Servicer or the Transferor, in each case, as required by this Agreement.

         "One-Month LIBOR": With respect to any Interest Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Telerate Screen Page 3750 as of 11:00 A.M., London, England time, on the Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Trustee), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be One-Month LIBOR applicable to the preceding Distribution Date.

         "Opinion of Counsel": A written opinion of counsel acceptable, in form and substance, to the Trustee and the Certificate Insurer and delivered to the Trustee and the Certificate Insurer.

         "Original Adjustable Rate Pool Principal Balance": The sum of the aggregate Principal Balances of the Adjustable Rate Mortgage Loans as of the Initial Cut-Off Date and the Original Pre-Funding Amount with respect to the Adjustable Rate Pool, which is $165,230,000.

         "Original Certificate Principal Balance": As of the Startup Day and as to the Class A-1 Certificates, $76,000,000, as to the Class A-2 Certificates, $35,000,000, as to the Class A-3 Certificates, $34,000,000, as to the Class A-4 Certificates, $44,000,000, as to the Class A-5 Certificates, $22,293,000, as to the Class A-6 Certificates, $ 23,477,000, as to the Class A-7 Certificates, $123,922,000, and as to the Class A-8 Certificates, $41,308,000. The Residual

Interest Certificates, Class A-IO Certificates and Class F-IO Certificates do not have an Original Certificate Principal Balance.

         "Original Fixed Rate Pool Principal Balance": The sum of the aggregate Principal Balances of the Fixed Rate Mortgage Loans as of the Initial Cut-Off Date and the Original Pre-Funding Amount with respect to the Fixed Rate Pool, which is $234,770,000.00

         "Original Pre-Funding Amount": With respect to the Fixed Rate Pool and the Adjustable Rate Pool, the amount deposited in the Pre-Funding Account on the Closing Date, which amount is $44,334,498 for the Fixed Rate Pool and $34,813,420 for the Adjustable Rate Pool.

         "Overcollateralization Amount": With respect to each Pool and as of any Distribution Date, the excess, if any, of (i) the Fixed Rate Pool Principal Balance or Adjustable Rate Pool Principal Balance, as applicable, as of the close of business on the last day of the related Due Period over (ii) the aggregate Certificate Principal Balance of the Group I Certificates or Group II Certificates, as applicable, as of such Distribution Date (after taking into account the related Principal Distribution Amount, other than the Overcollateralization Increase Amount, on such Distribution Date).

         "Overcollateralization Deficiency Amount": With respect to each Pool and any date of determination, the excess, if any, of the related
Overcollateralization Target Amount over the related Overcollateralization
Amount.

         "Overcollateralization Increase Amount": With respect to the Fixed Rate Pool and Adjustable Rate Pool, as applicable, and as of any Distribution Date the lesser of (i) the Group I Excess Spread and the Group II Excess Spread, respectively, and (ii) the related Overcollateralization Deficiency Amount.

         "Overcollateralization Target Amount": With respect to the Group I Certificates (i) and any Distribution Date occurring prior to the Stepdown Date, an amount equal to the greater of (a) 2.75% of the Original Fixed Rate Pool Principal Balance and (b) the Net Delinquency Calculation Amount for the Fixed Rate Pool and (ii) with respect to any Distribution Date on and after the Stepdown Date, an amount equal to the greatest of (a) 5.50% of the Fixed Rate Pool Principal Balance as of the end of the related Due Period, (b) the Net Delinquency Calculation Amount for the Fixed Rate Pool, (c) 0.50% of the Original Fixed Rate Pool Principal Balance and (d) the aggregate Principal Balances of the three Fixed Rate Mortgage Loans having the largest Principal Balances; provided, however, that for any Distribution Date occurring on and after the Stepdown Date when the Delinquency Percentage for the Fixed Rate Pool exceeds 6.00%, the Overcollateralization Target Amount for the Group I Certificates shall be no less than the Overcollateralization Target Amount for the Group I Certificates as of the immediately preceding Distribution Date.

          With respect to the Group II Certificates (i) and any Distribution Date occurring prior to the Stepdown Date, an amount equal to the greater of (a) 4.25% of the Original Adjustable Rate Pool Principal Balance and (b) the Net Delinquency Calculation Amount for the Adjustable Rate Pool and (ii) with respect to any Distribution Date on and after the Stepdown Date, an amount equal to the greatest of (a) 8.50% of the Adjustable Rate Pool Principal Balance as of the end of the related Due Period, (b) the Net Delinquency Calculation Amount for the Adjustable Rate Pool, (c) 0.50% of the Original Adjustable Rate Pool Principal Balance and (d) the aggregate Principal Balances of the three Adjustable Rate Mortgage Loans having the largest Principal Balances; provided, however, that for any Distribution Date occurring on or after the Stepdown Date when the Delinquency Percentage for the Adjustable Rate Pool exceeds 8.00%, the Overcollateralization Target Amount for the Group II Certificates shall be no less than the Overcollateralization Target Amount for the Group II Certificates as of the immediately preceding Distribution Date.

Notwithstanding the above, after the end of the related Pre-Funding Period, the Certificate Insurer may modify the definition of the related Overcollateralization Target Amount, including the definitions contained therein. Further, the Certificate Insurer may, in its sole discretion modify clause (i)(b) or (ii)(b) in each of the above paragraphs for the purpose of reducing or eliminating, in whole or in part, the application of such clauses. The Trustee and the Rating Agencies shall be notified in writing of such modification prior to the related Distribution Date and such modification shall not result in a downgrading of the then-current ratings of the Group I Certificates and Group II Certificates, as applicable, without regard to the Certificate Insurance Policies.

         "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "Pass-Through Margin": With respect to the Class A-7 Certificates (i) 0.30%, with respect to any Distribution Date which occurs on or prior to the Call Option Date and (ii) with respect to any Distribution Date thereafter, 0.60%.

         "Pass-Through Rate": A Group I Pass-Through Rate or a Group II Pass-Through Rate.

         "Percentage Interest": With respect to a Class A Certificate and any date of determination, the portion evidenced by such Certificate, expressed as a percentage rounded to four decimal places, equal to a fraction the numerator of which is the initial Certificate Principal Balance represented by such Certificate and the denominator of which is the Original Certificate Principal Balance of the Class which includes such Certificate. With respect to a Class A-IO, Class F-IO or Residual Interest Certificate the percentage interest set forth on the face thereof.

         "Periodic Advance": For each Pool, the aggregate of the advances required to be made by the Servicer on any Distribution Date pursuant to Section
5.14 hereof, the amount of any such advances being equal to the sum of:

                  (a) Monthly Payments on each related Mortgage Loan due by the related Due Date but not received by the Servicer as of the close of business on the Business Day immediately preceding such Distribution Date, net of the related Servicing Fee; and

                  (b) with respect to each related Foreclosure Property which was acquired during or prior to the related Due Period and as to which an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of (i) interest on the Principal Balance of such REO Mortgage Loan at the related Mortgage Loan Interest Rate, net of the related Servicing Fee, for the most recently ended Due Period over (ii) the net income from the related Foreclosure Property transferred to the related Certificate Account for such Distribution Date;

provided however, that in each such case such advance has not been determined by the Servicer to be a Nonrecoverable Advance.

         "Periodic Rate Cap": With respect to any Adjustable Rate Mortgage Loan the periodic rate cap set forth in the Mortgage Note related thereto.

         "Permitted Investments":  Each of the following:

                  (a) direct general obligations of, or fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                  (b) a repurchase agreement that satisfies the following criteria: (1) must be between the Trustee and either (a) primary dealers on the Federal Reserve reporting dealer list which are rated in one of the two highest categories for long-term unsecured debt obligations by the Rating Agencies, or
(b) banks rated in one of the two highest categories for long-term unsecured debt obligations by the Rating Agencies; and (2) the written repurchase agreement must include the following: (a) securities that are acceptable for transfer and are either (i) direct U.S. government obligations, or (ii) obligations of a federal agency that are backed by the full faith and credit of the U.S. government, or FNMA or FHLMC; (b) a term no greater than 30 days for any repurchase transaction; (c) the collateral must be delivered to the Trustee or a third party custodian acting as agent for the Trustee by appropriate book entries and confirmation statements, and must have been delivered before or simultaneous with payment (i.e., perfection by possession of certificated securities); and (d) the securities sold thereunder must be valued weekly, marked-to-market at current market price plus accrued interest and the value of the collateral must be equal to at least 104% of the amount of cash transferred by the Trustee under the repurchase agreement and if the value of the securities held as collateral declines to an amount below 104% of the cash transferred by the Trustee plus accrued interest (i.e., a margin call), then additional cash and/or acceptable securities must be transferred to the Trustee to satisfy such margin call; provided, however, that if the securities used as collateral are obligations of FNMA or FHLMC, then the value of the securities held as collateral must equal at least 105% of the cash transferred by the Trustee under such repurchase agreement;

                  (c) certificates of deposit, time deposits and bankers acceptances with a maximum term of one year of any United States depository institution or trust company incorporated under the laws of the United States or any state, including the Trustee; provided that the debt obligations of such depository institution or trust company at the date of the acquisition thereof have been rated by the Rating Agencies in one of its two highest long-term rating categories; provided that any such certificates of deposit must be secured at all times by collateral described in clause (a) or (b) above, such collateral must be held by a third party and the Trustee must have a perfected first priority security interest in such collateral.

                  (d) deposits, including deposits with the Trustee, that are fully insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, as the case may be;

                  (e) commercial paper of any corporation incorporated under the laws of the United States or any state thereof, including corporate affiliates of the Trustee, which at the date of acquisition is rated Prime-1 by Moody's and A-1 or better by S&P and which has an original maturity of not more than 365 days;

                  (f) any money market fund rated AAAm or AAAm-6 by S&P and Aaa by Moody's which funds are registered under the Investment Company Act of 1940 and whose shares are registered under the Securities Act, including any such fund that is managed by the Trustee or any affiliate of the Trustee or for which the Trustee or any of its affiliates acts as an adviser; and

                  (g) any other demand, money market or time deposit obligation, security or investment as may be acceptable to each Rating Agency and the Certificate Insurer at the time at which the investment is made; provided, however, that no instrument described in the foregoing subparagraphs shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument where the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described in the foregoing subparagraphs may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity. Any loans repurchased after the end of a Due Period and prior to the following Determination Date shall be deemed to have been repurchased during such Due Period.

         Notwithstanding the above, the Pre-Funding Accounts and the Capitalized Interest Accounts must be invested in obligations (i) described in paragraph (a) above or (ii) that have been rated (or of an obligor that has been rated) in one of the three highest generic rating categories by the Rating Agencies.

         Any Permitted Investment must mature no later than the Business Day prior to the next Determination Date with respect to amounts in the Collection Accounts, Pre-Funding Accounts and Capitalized Interest Accounts and prior to the next Distribution Date with respect to the Certificate Accounts.

         Each reference in this definition of "Permitted Investments" to the Rating Agency shall be construed, in the case of each subparagraph above referring to each Rating Agency, as a reference to each of Moody's and S&P.

         "Permitted Transferee": Any transferee of a Residual Interest Certificate other than (i) a Non-United States Person, (ii) a Disqualified Organization, or (iii) a "pass-through entity" (within the meaning of Section 860E(e)(6)(B) of the Code in which either a Non-United States Person or a Disqualified Organization holds an interest.

         "Person": Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

         "Pool": The Fixed Rate Pool or Adjustable Rate Pool. References herein to the related "Pool" when used with respect to any Certificate or REMIC I Regular Interest shall mean (i) Fixed Rate Pool, in the case of the Group I Certificates and (ii) Adjustable Rate Pool, in the case of the Group II Certificates.

         "Pool Principal Balance": The sum of the Fixed Rate Pool Principal Balance and the Adjustable Rate Pool Principal Balance as of any date of determination.

         "Post Liquidation Proceeds":  As defined in Section 5.2(b).

         "Preference Amount": Any amount previously distributed to an Holder on the Group I Certificates or the Group II Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

         "Preference Claim": As defined in Section 6.4(f).

         "Pre-Funding Account": The Group I Pre-Funding Account or the Group II Pre-Funding Account, as applicable.

         "Pre-Funding Amount": The Group I Pre-Funding Amount or the Group II Pre-Funding Amount, as applicable.

         "Pre-Funding Earnings": The Group I Pre-Funding Earnings or the Group II Pre-Funding Earnings, as applicable.

         "Pre-Funding Period": The Group I Pre-Funding Period or the Group II Pre-Funding Period, as applicable.

         "Prepayment Assumption": With respect to (i) the Group I Certificates, a 115% Prepayment Assumption (i.e., a 100% Prepayment Assumption multiplied by
115) and with respect to the Group II Certificates, a constant prepayment rate of 30%, used solely for determining the accrual of original issue discount, market discount and premium, if any, on the related Certificates for federal income tax purposes. A 100% Prepayment Assumption assumes a constant prepayment rate of 3% per annum for the first month, increasing each month by an additional approximate 1.545% (precisely 17/11) (expressed as a percentage per annum) until such rate reaches 20.00% (on the twelfth month) and remaining level at 20.00% thereafter.

         "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was the subject during the related Due Period of a Principal Prepayment in full or in part, an amount equal to the excess, if any, of (a) 30 days' interest on the amount of the Principal

Balance of such Mortgage Loan at a per annum rate equal to the Mortgage Loan Interest Rate (or at such lower rate as may be in effect for such Mortgage Loan because of the application of the Relief Act) minus the rate at which the Servicing Fee is calculated over (b) the amount of interest actually remitted by the Mortgagor in connection with such Principal Prepayment less the Servicing Fee for such Mortgage Loan in such month.

         "Principal Balance": With respect to any Mortgage Loan or related Foreclosure Property, (i) at the Cut-Off Date, the outstanding unpaid principal balance of the Mortgage Loan as of the Cut-Off Date and (ii) with respect to any date of determination, the outstanding unpaid principal balance of the Mortgage Loan as of the last day of the preceding Due Period (after giving effect to all payments received, Net Liquidation Proceeds (to the extent related to principal) collected and Cram Down Losses allocated for such Mortgage Loan that relate to such Due Period), without giving effect to payments received, Liquidation Proceeds collected or Cram Down Losses allocated in respect of such Mortgage Loan or related Foreclosure Property after such Due Period; provided, however, that with respect to any Distribution Date, any Mortgage Loan that is a Liquidated Mortgage Loan as of the end of the preceding Due Period and any Mortgage Loan repurchased or for which another Mortgage Loan has been substituted as of the related Determination Date shall have a Principal Balance of zero; provided, further, that for purposes of calculating the Purchase Price of a Liquidated Mortgage Loan, the Principal Balance shall be calculated based upon the unpaid Principal Balance of such Liquidated Mortgage Loan immediately prior to becoming a Liquidated Mortgage Loan.

         "Principal Distribution Amount": As to any Distribution Date, with respect to the Group I Certificates, the Group I Principal Distribution Amount and with respect to the Group II Certificates, the Group II Principal Distribution Amount.

         "Principal Remittance Amount": With respect to each Pool and as to any Distribution Date, the sum, without duplication, of: (i) all scheduled installments of principal in respect of the related Mortgage Loans received during the related Due Period, together with all unscheduled payments of principal in respect of the related Mortgage Loans received by the Servicer during related Due Period (including all Insurance Proceeds and Release Mortgage Property Proceeds); (ii) the Principal Balance of each related Mortgage Loan that was repurchased by the Transferor, Life or the Servicer; (iii) any Substitution Adjustments delivered by the Transferor on the related Determination Date in connection with a substitution of a related Mortgage Loan;
(iv) the Net Liquidation Proceeds collected by the Servicer of all related Mortgage Loans during the related Due Period (to the extent such Net Liquidation Proceeds relate to principal) and (v) any Periodic Advances (to the Extent such Periodic Advances relate to principal).

         "Principal Prepayment": With respect to any Mortgage Loan and any Due Period, any principal amount received on a Mortgage Loan in excess of the principal portion of the Monthly Payment due in such Due Period.

         "Prohibited Transactions": As defined in Section 860F(a)(2)(B) of the Code.

         "Prospectus Supplement": The Prospectus Supplement dated September 14, 1998 relating to the Certificates and filed with the Commission in connection with the Registration Statement heretofore filed or to be filed with the Commission pursuant to Rule 424(b)(2) or 424(b)(5) of the Securities Act.

         "Purchase Agreement": That certain Mortgage Loan Purchase Agreement by and between Life, as seller and the Transferor, as purchaser dated as of September 1, 1998 pursuant to which the Mortgage Loans are sold by Life to the Transferor.

         "Purchase Price":  As defined in Section 3.5.

         "Qualified Mortgage": Qualified Mortgage shall have the meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto).

         "Qualified Substitute Mortgage Loan": A mortgage loan or mortgage loans substituted for a deleted Mortgage Loan pursuant to Section 2.6 or 3.5 hereof, which (a)(i) with respect to a Adjustable Rate Mortgage Loan, has or have the same interest rate index, a gross margin over such index and a maximum interest rate at least equal to those applicable to the deleted Mortgage Loan and (ii) with respect to a Fixed Rate Mortgage Loan, has the same or greater interest rate, (b) relates or relate to a detached one-family residence or to the same type of Mortgage Property as the deleted Mortgage Loan and in each case has or have the same or a better lien priority as the deleted Mortgage Loan and has the same occupancy status, (c) matures or mature no later than (and not more than one year earlier than) the deleted Mortgage Loan, (d) has or have a Loan-to-Value Ratio or Loan-to-Value Ratios at the time of such substitution no higher than the Loan-to- Value Ratio of the deleted Mortgage Loan, (e) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) not substantially less and not more than the Principal Balance of the deleted Mortgage Loan as of such date,
(f) satisfies or satisfy the criteria set forth from time to time in the definition of "qualified replacement mortgage" at Section 860G(a)(4) of the Code (or any successor statute thereto) and (g) complies or comply as of the date of substitution with each representation and warranty set forth in Section 3.4 of this Agreement.

         "Ratings": The ratings initially assigned to the Certificates by the Rating Agencies, as evidenced by letters from the Rating Agencies.

         "Rating Agencies": Moody's and S&P.

         "Record Date": With respect to each Distribution Date (other than the first Distribution Date), the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs and, with respect to the first Distribution Date, the Closing Date.

         "Reference Bank Rate": With respect to any Interest Period as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of a percent) of the offered rates for United States dollar deposits for one month that are offered by the Reference Banks as of 11:00 a.m. London, England time, on the Interest Determination Date to prime banks in the London interbank market for a period of one month amounts approximately equal to the aggregate outstanding Certificate Principal Balance of the Class A-7 Certificates; provided that at least two such Reference Banks provide such rate.

         "Reference Banks": Bankers Trust Company, Barclay's Bank PLC and National Westminster Bank PLC.

         "Reimbursement Amount": With respect to Group I Certificates and Group II Certificates, as applicable, the sum of (x) the amount of all related Insured Payments and other payments made by the Certificate Insurer pursuant to the related Certificate Insurance Policy which have not been previously repaid, (y) any other amounts owed to the Certificate Insurer pursuant to the Insurance Agreement, and (z) interest accrued on such amounts calculated at the Late Payment Rate (as defined in the Insurance Agreement).

         "Released Mortgaged Property Proceeds": With respect to any Mortgage Loan, proceeds received by the Servicer in connection with (i) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise; which in either case are not released to the Mortgagor in accordance with applicable law, Accepted Servicing Procedures and this Agreement.

         "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "Relief Act Shortfall: Each of the Group I Relief Act Shortfall and the Group II Relief Act Shortfall.

         "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         "REMIC I": The segregated pool of assets subject hereto, constituting a portion of the trust created hereby and to be administered hereunder, which assets consist of: (i) such Mortgage Loans as from time to time are subject to this Agreement as listed in the Mortgage Loan Schedule, as the same may be amended or supplemented from time to time including the addition of Subsequent Mortgage Loans, the removal of Deleted Loans and the addition of Qualified Substitute Mortgage Loans, together with the Trustee's Mortgage Loan Files and the Servicer's Mortgage Loan Files relating thereto and all proceeds thereof,
(ii) all payments of prepayment penalties and principal received in respect of the Mortgage Loans after the related Cut-Off Date, all payments of interest and principal due in respect of the Mortgage Loans (including prepaid monthly payments) from and after the Cut-Off Date, irrespective of when received, and all interest paid or received on the Mortgage Loans prior to the Cut-Off Date but relating to any period after the Cut-Off Date, (iii) such assets as from time to time are identified as Foreclosure Property, (iv) such assets and funds as are from time to time are deposited in the Collection Accounts, the Certificate Accounts and the Certificate Insurance Payment Accounts including amounts on deposit in such accounts which are invested in Permitted Investments,
(v) the Depositor's rights under all insurance policies with respect to the Mortgage Loans and any Insurance Proceeds, (vi) Net Liquidation Proceeds, Post Liquidation Proceeds and Released Mortgaged Property Proceeds, (vii) all right, title and interest (but none of the obligations) of the Servicer and the Transferor in and to the rights and obligations of any Subservicer, pursuant to any Subservicing Agreement, (viii) all rights, title and interest (but none of the obligations) of the Depositor in and to the obligations of the Transferor under the Sale Agreement in which the Depositor acquired the Mortgage Loans from the Transferor, (ix) all rights, title and interest (but none of the obligations) of the Transferor in and to the obligation of Life under the Purchase Agreement,
(x) the rights and remedies of the Trustee with respect to or in connection with such Mortgage Loans, (xi) any other security for such Mortgage Loans, (xii) all rights under the Custodial Agreement, and (xiii) any and all income, proceeds and payments with respect to the foregoing. Amounts on deposit in the Capitalized Interest Accounts and the Pre-Funding Accounts will not be assets of REMIC I.

         "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of the Certificateholders and the Certificate Insurer pursuant to Section 2.8, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "REMIC I Regular Interest": The separate non-certificated beneficial ownership interest in REMIC I issued hereunder and identified in Section 2.10.

         "REMIC I Residual Interest": The separate non-certificated beneficial ownership interest in REMIC I issued hereunder and designated as the sole class of residual interest in REMIC I. The REMIC I Residual Interest shall be subordinate to the REMIC I Regular Interests in right of payment to the extent set forth herein.

         "REMIC II Residual Interest": The separate non-certificated beneficial ownership interest in REMIC II issued hereunder and designated as the sole class of residual interest in REMIC II. The REMIC II Residual Interest shall be subordinate to the Class A Certificates and the Class IO Certificates in right of payment to the extent set forth herein.

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter I of the Code, and related provisions, and temporary and final regulations promulgated thereunder and published rulings, notices and announcements, as the foregoing may be in effect from time to time.

         "REO Mortgage Loan": Any Mortgage Loan that is not a Liquidated Mortgage Loan and as to which the indebtedness evidenced by the related Mortgage
Note is discharged and the related Mortgaged Property is held as part of the Trust estate.

         "REO Proceeds": Proceeds received in respect of any REO Mortgage Loan (including proceeds from the rental of the related Mortgaged Property).

         "Representation Letter":

         "Repurchased Mortgage Loan": Any Mortgage Loan that has been repurchased pursuant to clause (ii) of the fourth sentence of Section 3.5(a).

         "Residual Interest Certificate": Each of the Residual Interest Certificates executed by the Trustee and authenticated by the Depositor substantially in the form annexed hereto as Exhibit A-11 and representing the rights assigned to and carrying with them (severally) the obligations associated with the REMIC I Residual Interest and the REMIC II Residual Interest.

         "Responsible Officer": When used with respect to the Trustee, any officer within the corporate trust office of the Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Depositor, the Transferor, the Servicer, or the Custodian, the President or any Vice President, Assistant Vice President, or any Secretary or Assistant Secretary.

         "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

         "Sale Agreement": That certain Mortgage Loan Sale Agreement by and between the Transferor as Seller and the Depositor, as purchaser, dated as of September 1, 1998 pursuant to which the Initial Mortgage Loans are sold by the Transferor to the Depositor.

         "Securities Act": The Securities Act of 1933, as amended from time to time.

         "Series or Series 1998-1": Life Financial Corporation, Mortgage Loan Asset-Backed Certificates, Series 1998-1.

         "Servicer": Life Bank, in its capacity as the servicer hereunder, or any successor appointed as herein provided.

         "Servicer's Fiscal Year": January 1st through December 31st of each year.

         "Servicer's Mortgage Loan Files": In respect of each Mortgage Loan, all documents customarily included in the servicer's loan file for the related type of Mortgage Loan in accordance with the servicing standard set forth in Section 5.1.

         "Servicer's Monthly Remittance Report": The monthly report described in
Section 7.1(a).

         "Servicing Advances": Subject to Section 5.1(b), all reasonable, customary and necessary "out of pocket" costs and expenses advanced or paid by the Servicer with respect to the Mortgage Loans in accordance with the performance by the Servicer of its servicing obligations hereunder, relating to the enforcement of the Trust's rights under the related Mortgage Loan including, but not limited to, the costs and expenses for (i) the preservation, restoration and protection of the Mortgaged Property, including advances in respect of real estate taxes and assessments, (ii) any collection, enforcement or judicial proceedings, including foreclosures, collections and liquidations pursuant to
Section 5.2 and (iii) the conservation, management and sale or other disposition of a Foreclosure Property pursuant to Section 5.4; provided, however, that such

Servicing Advances are reimbursable to the Servicer on account of late collections and recoveries on the related Mortgage Loan.

         "Servicing Compensation": The Servicing Fee and other amounts to which the Servicer is entitled pursuant to Section 8.1 and Section 8.3.

         "Servicing Fee": As to each Mortgage Loan (including any REO Mortgage Loan, but excluding any Liquidated Mortgage Loan), the fee payable monthly to the Servicer on each Distribution Date, which shall be the product of .50% (50 basis points) and the Principal Balance of such Mortgage Loan as of the beginning of the immediately preceding Due Period, divided by 12. The Servicing Fee includes any servicing fees owed or payable to any Subservicer which fees shall be paid from the Servicing Fee.

         "Servicing Officer": Any officer of the Servicer or Subservicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appears on a list of servicing officers annexed to an Officer's Certificate furnished by the Servicer or the Subservicer, respectively, to the Depositor, the Certificate Insurer and the Trustee, on behalf of the Certificateholders, as such list may from time to time be amended.

         "Startup Day": September 24, 1998.

         "Stepdown Date": With respect to the Fixed Rate Pool or the Adjustable Rate Pool, as applicable, the first Distribution Date occurring after March 2001 as to which the related aggregate Certificate Principal Balance of the Group I Certificates or the Group II Certificates, as applicable, has been reduced by an amount equal to at least 50% of the Original Fixed Rate Pool Principal Balance or Original Adjustable Rate Pool Principal Balance, as applicable.

         "Subordination Deficit": For the Fixed Rate Pool and the Adjustable Rate Pool and any Distribution Date, as applicable, the excess, if any, of (a) the aggregate of the Certificate Principal Balances of the Group I Certificates or Group II Certificates, as applicable, on such Distribution Date, after taking into account the payment of the related Principal Distribution Amount on such Distribution Date (except for amounts payable under the related Certificate Insurance Policy) over (b) the Fixed Rate Pool Principal Balance or the Adjustable Rate Pool Balance, as applicable, as of the end of the related Due Period.

         "Subsequent Cut-Off Date Deposit": With respect to any Subsequent Transfer Date and any Subsequent Mortgage Loan transferred to the Trust during any month which does not have a Monthly Payment due until the second Due Period following such month, an amount equal to the product of (a) the Principal Balance of such Subsequent Mortgage Loan on the related Cut-Off Date and (b) one-twelfth of the Mortgage Loan Interest Rate on such Subsequent Mortgage Loan.

         "Subsequent Mortgage Loans": The Mortgage Loans sold to the Trust pursuant to Section 2.7 and the related Subsequent Transfer Agreement, which shall be listed on the loan schedule attached to such Subsequent Transfer Agreement.

         "Subsequent Transfer Agreement": Each Subsequent Transfer Agreement executed by the Trustee and the Transferor substantially in the form in Exhibit D hereto, by which Subsequent Mortgage Loans are sold and assigned to the Trust.

         "Subsequent Transfer Date": With respect to any Subsequent Mortgage Loan, the date specified as such in the related Subsequent Transfer Agreement.

         "Subservicer": Any Person with whom the Servicer has entered into a Subservicing Agreement and who is an Eligible Servicer and who satisfies any requirements set forth in Section 5.6(a) in respect of the qualifications of a Subservicer.

         "Subservicing Account": An account established by a Subservicer pursuant to a Subservicing Agreement, which account must be an Eligible Account.

         "Subservicing Agreement": Any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of any or all Mortgage Loans as provided in Section 5.6(a), copies of which shall be made available, along with any modifications thereto, to the Depositor, the Certificate Insurer and the Trustee.

         "Substitution Adjustment": As to any date on which a substitution occurs pursuant to Section 2.6 or Section 3.5, the amount, if any, by which (a) the sum of the aggregate Principal Balance (after application of principal payments received on or before the date of substitution) of any Qualified Substitute Mortgage Loans as of the date of substitution is less than (b) the sum of the aggregate of the Principal Balances, together with accrued and unpaid interest thereon to the date of substitution, of the related Defective Mortgage Loans.

         "Tax Matters Person": The Person or Persons appointed pursuant to
Section 14.1(b) from time to time to act as the "tax matters person" (within the meaning of the REMIC Provisions) of the Trust Fund.

         "Tax Return": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Certificateholders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of REMIC I or REMIC II due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

         "Termination Price": As of any date of determination, an amount, without duplication, equal to the sum of (i) the then outstanding Principal Balances of the Mortgage Loans and each Foreclosure Property, (ii) the greater of (a) all accrued and unpaid interest on the Mortgage Loans through end of the related Due Period and (b) 30 days' accrued interest on each Mortgage Loan computed at a rate equal to the related Mortgage Loan Interest Rate, (iii) any Trustee Fees, Servicing Fees and Certificate Insurance Premium due and unpaid on such date, (iv) any related unreimbursed Periodic Advances, Servicing Advances or Nonrecoverable Advances, (v) any

Reimbursement Amounts and (vi) any accrued and unpaid Class A-7 Available Funds Cap CarryForward Amount.

         "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

         "Transfer Affidavit and Agreement": As defined in Section 4.2(j)(ii).

         "Transferor": Life Investments Holdings, Inc., in its capacity as the transferor hereunder.

         "Trust": Life Financial Mortgage Loan Trust Series 1998-1, as created hereunder.

         "Trust Account Property": The Trust Accounts, all amounts and investments held from time to time in any Trust Account and all proceeds of the foregoing.

         "Trust Accounts": The Certificate Accounts, the Collection Accounts, the Certificate Insurance Payment Accounts, the Pre-Funding Accounts and the Capitalized Interest Accounts.

         "Trust Fund": The assets subject to this Agreement and assigned to the Trust, which assets consist of: (i) such Mortgage Loans as from time to time are subject to this Agreement as listed in the Mortgage Loan Schedule, as the same may be amended or supplemented from time to time including the addition of Subsequent Mortgage Loans, the removal of Deleted Loans and the addition of Qualified Substitute Mortgage Loans, together with the Trustee's Mortgage Loan Files and the Servicer's Mortgage Loan Files relating thereto and all proceeds thereof, (ii) all payments of prepayment penalties and principal received in respect of the Mortgage Loans after the related Cut-Off Date, all payments of interest and principal due in respect of the Mortgage Loans (including prepaid monthly payments) from and after the Cut-Off Date, irrespective of when received, and all interest paid or received on the Mortgage Loans prior to the Cut-Off Date but relating to any period after the Cut-Off Date, (iii) such assets as from time to time are identified as Foreclosure Property, (iv) such assets and funds as are from time to time are deposited in the Collection Accounts, the Certificate Accounts, the Certificate Insurance Payment Accounts, the Capitalized Interest Accounts and the Pre-Funding Accounts, including amounts on deposit in such accounts which are invested in Permitted Investments,
(v) the Depositor's rights under all insurance policies with respect to the Mortgage Loans and any Insurance Proceeds, (vi) Net Liquidation Proceeds, Post Liquidation Proceeds and Released Mortgaged Property Proceeds, (vii) all right, title and interest (but none of the obligations) of the Servicer and the Transferor in and to the rights and obligations of any Subservicer, pursuant to any Subservicing Agreement, (viii) all rights, title and interest(but none of the obligations) of the Depositor in and to the obligations of the Transferor under the Sale Agreement in which the Depositor acquired the Mortgage Loans from the Transferor, (ix) all rights, title and interest (but none of the obligations) of the Transferor in and to the obligation of Life under the Purchase Agreement, (x) the rights and remedies of the Trustee with respect to or in connection with such Mortgage Loans, (xi) any other security for such Mortgage Loans, (xii) all rights under the Custodial Agreement and (xiii) any and all income, proceeds and payments with respect to the foregoing.

         "Trust Fees and Expenses": As of each Distribution Date, an amount equal to the Servicing Compensation and the Trustee Fee.

         "Trustee": Norwest Bank Minnesota, National Association, a national banking association, as Trustee under this Agreement acting on behalf of the Certificateholders and the Certificate Insurer, or any successor Trustee under this Agreement.

         "Trustee Fee": The annual fee payable to the Trustee, calculated and payable monthly on each Distribution Date pursuant to Section 6.5(b)(i), equal to one-twelfth of the product of the per annum percentage of .02% percent (two basis points) and the Certificate Principal Balance of the Group I Certificates and the Group II Certificates, as applicable.

         "Trustee's Mortgage Loan File": As defined in Section 2.5(a).

         "Underwriters": Morgan Stanley & Co. Incorporated and PaineWebber, Inc.

         "Underwriting Guidelines": The underwriting guidelines of Life a copy of which is attached as an exhibit to the Purchase Agreement.

         "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to this Agreement.

         "United States Person": (i) A citizen or resident of the United States,
(ii) a corporation or partnership including any other entity treated as a partnership or corporation for purpose of the Code created or organized in, or under the laws of, the United States or any of the fifty states thereof or the District of Columbia, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         Section 1.2 Other Definitional Provisions.

                  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles ("GAAP"). To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

                  (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

                  (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                             CONVEYANCE OF THE LOANS

         Section 2.1 Conveyance of the Mortgage Loans.

                  (a) As of the Closing Date, in consideration of the Trustee's delivery upon the order of the Depositor, of the Certificates to the Depositor or its designee, the Depositor concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and otherwise convey to the Trustee for the benefit of the Certificateholders and the Certificate Insurer, without recourse, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to the Trust Fund. The foregoing sale, transfer, assignment, set over and conveyance does not and is not intended to result in a creation or an assumption by the Trustee of any obligation of the Depositor, the Transferor, Life or the Servicer or any other Person in connection with the Trust Fund or under any agreement or instrument relating thereto except as specifically set forth herein.

                  (b) As of the Closing Date, the Trustee acknowledges the conveyance to it of the Trust Fund, including all right, title and interest of the Depositor in and to the Trust Fund, receipt of which is hereby acknowledged by the Trustee. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the instructions of the Depositor, has executed, authenticated and delivered the Certificates to or upon the order of the Depositor.

         Section 2.2 Intended Characterization; Grant of Security Interest.

                  (a) It is the intention of the parties hereto that the transfers and assignments contemplated by this Agreement shall constitute a sale of the Mortgage Loans and the other property specified in Section 2.1(a) from the Depositor to the Trustee and such property shall not be property of the Depositor. If the assignment and transfer of the Mortgage Loans and the other property specified in Section 2.1(a) to the Trustee pursuant to this Agreement or the conveyance of the Mortgage Loans or any of such other property to the Trustee is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Depositor intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event,
(i) the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority security interest in the entire right, title and interest of the Depositor in and to the Mortgage Loans and all other property conveyed to the Trustee pursuant to Section 2.1(a) to secure a loan in an amount equal to the aggregate Certificate Principal Balance of the Class A Certificates, and (ii) this Agreement shall constitute a security agreement under applicable law. Within five (5) days after the Closing Date, the Depositor shall cause to be filed UCC-1 financing statements naming the Trustee as "secured party" and describing the Mortgage Loans and such other assets being sold by the Depositor to the Trustee with the office of the Secretary of State of the state in which the principal place of business of the Depositor is located. It is the intention of the parties hereto that the conveyance by the Depositor of the Trust Fund to the Trustee shall constitute a purchase and sale of such Trust Fund and not a loan.

                  (b) The Depositor, the Transferor, Life and the Servicer shall take no action inconsistent with the Trustee's ownership of the Trust Fund and each shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Mortgage Loan and the assets in the Trust Fund are held by the Trustee. In addition, the Depositor, the Transferor, Life and the Servicer shall each respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other asset in the Trust Fund by stating that it is not the owner of such asset and that ownership of such Mortgage Loan or other Trust Fund asset is held by the Trustee on behalf of the Trust.

         Section 2.3 Ownership and Possession of Trustee's Mortgage Loan Files.

                  Upon the issuance of the Certificates, ownership of each Mortgage Note, the related Mortgage and the contents of the related Servicer's Mortgage Loan File and the Trustee's Mortgage Loan File shall be vested in the Trustee for the benefit of the Certificateholders and the Certificate Insurer. The Servicer shall take possession of the Servicer's Mortgage Loan Files (other than items required to be maintained in the Trustee's Mortgage Loan Files) on behalf of and for the benefit of the Certificateholders and the Certificate Insurer. The Custodian shall take possession of the Trustee's Mortgage Loan Files as further contemplated in Section 2.6.

         Section 2.4 Books and Records.

         The sale of each Mortgage Loan shall be reflected on the Depositor's, Life's and the Transferor's, as the case may be, balance sheets and other financial statements as a sale of assets by the Depositor, Life and the Transferor, as the case may be, under GAAP. The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Trustee for the benefit of the Certificateholders and the Certificate Insurer. The Custodian, pursuant to the terms of the Custodial Agreement, shall hold the Trustee's Mortgage Loan Files and maintain books and records for the Mortgage Loans which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

         Section 2.5 Delivery of Mortgage Loan Documents.

                  (a) With respect to each Initial Mortgage Loan, on the Closing Date the Transferor has delivered or caused to be delivered (and with respect to the Subsequent Mortgage Loans, shall cause to be delivered) to the Custodian as the designated agent of the Trustee each of the following documents (collectively, the "Trustee's Mortgage Loan Files"):

                           (i) The original Mortgage Note, endorsed without
recourse by Life in blank with all prior and intervening endorsements showing a complete chain of endorsement from originator of the Mortgage Loan to Life;

                           (ii) The related original Mortgage with evidence of
recording thereon (or, if the original Mortgage has not been returned from the applicable public recording office, a copy of the Mortgage certified by the applicable recording office to be a true and complete copy of the original Mortgage submitted for recording) and, if the Mortgage was executed pursuant to a power of attorney, the original power of attorney with evidence of recording thereon (or, if the original power of attorney has not been returned from the applicable public recording office or is not otherwise available, a copy of the power of attorney certified by the applicable recording office to be a true and complete copy of the original power of attorney submitted for recording);

                           (iii) The original executed Assignment of Mortgage,
acceptable for recording except with respect to any currently unavailable recording information, from Life to the Trustee in blank;

                           (iv) The original initial assignment of Mortgage and
any original intervening assignments of Mortgage, with evidence of recording thereon, showing a complete chain of assignment from originator of the Mortgage Loan to Life (or if any such assignment of Mortgage has not been returned from the applicable public recording office, a copy of such assignment of Mortgage certified by the applicable recording office to be a true and complete copy of the original Assignment of Mortgage submitted for recording);

                           (v) the original, or a copy certified by the
Transferor to be a true and correct copy of the original, of each assumption, modification, written assurance or substitution agreement, if any; and (vi) evidence of title insurance (which may consist of (A) a copy of the title insurance policy or (B) a binder thereof or copy of such binder) together with a certificate from Life that the original Mortgage has been delivered to the title insurance company that issued such binder for recordation.

                  (b) With respect to any Mortgage referred to in Section 2.5(a)(ii) as to which the original Mortgage is not available as of the Closing Date or the Subsequent Transfer Date, as the case may be, and with respect to any assignment of Mortgage referred to in Section 2.5(a)(iii) or Section 2.5(a)(iv) as to which the original assignment of Mortgage is not available as of the Closing Date or the Subsequent Transfer Date, as the case may be, the Transferor shall deliver, prior to the Closing Date or the Subsequent Transfer Date, as the case may be, a copy of such Mortgage or such assignment of Mortgage, as the case may be, certified by the Transferor to be a true and correct copy, to the Trustee and shall also deliver the original Mortgage, or where the original Mortgage is unavailable a copy thereof certified by the applicable public recording office, and the original assignment of Mortgage, or where the original assignment of Mortgage is unavailable a copy thereof certified by the applicable public recording office, to the Trustee within five (5) Business Days of receipt thereof by the Transferor but in no event later than 120 days following the date of origination of the related Mortgage Loan or the date of such assignment of Mortgage to Life. The failure of the Transferor to deliver to the Trustee (x) any original Mortgage under Section 2.5(a)(ii) (or where the original is unavailable a copy thereof certified by the applicable public recording office), or (y) any original assignment of Mortgage under Section 2.5(a)(iii) and (iv) (or where the original is unavailable a copy thereof certified by the applicable public recording office), shall not be deemed a breach of this Agreement for any purpose whatsoever until the expiration of such 120 day period.

                  The Transferor shall promptly (and in no event later than thirty-five (35) Business Days following the Closing Date and each Subsequent Transfer Date) submit for recording, at the Transferor's and Life's expense, in the appropriate public office for real property records, each original Assignment of Mortgage referred to in Section 2.5(a)(iii), as well as each original assignment of Mortgage referred to in Section 2.5(a)(iv) that was not previously submitted for recording; provided, however, that Assignments of Mortgage shall not be required to be submitted for recording with respect to any Mortgage Loan if the Trustee, the Certificate Insurer and each of the Rating Agencies shall have received an Opinion of Counsel reasonably satisfactory to the Trustee, the Certificate Insurer and each of the Rating Agencies, stating that, in such counsel's opinion, recording of such Assignments of Mortgage is not necessary to protect the interest of Trustee in the Mortgages; provided, further, however, notwithstanding the delivery of any Opinions of Counsel, each Assignment of Mortgage shall be recorded upon the earliest to occur of (i) direction by the Certificate Insurer, (ii) the occurrence of an Event of Default or (iii) the insolvency of, or the institution of insolvency proceedings with respect to, the related Mortgagor. With respect to any original Assignment of Mortgage referred to in Section 2.5(a)(iii) as to which the related recording information is unavailable within five (5) Business Days following the Closing Date or Subsequent Transfer Date, as the case may be, such original Assignment of Mortgage shall be submitted for recording within five (5) Business Days after receipt of such information (or any longer period as approved by the Trustee and the Certificate Insurer in writing with respect to specific Mortgage Loans upon the request of the Servicer on behalf of the Transferor pursuant to an Officer's Certificate in accordance with Accepted Servicing Procedures stating the amount of time generally required by the applicable recording office to record and return such documents submitted for recordation) after the Closing Date or Subsequent Transfer Date. The Transferor shall deliver each recorded Assignment of Mortgage referred to in Section 2.5(a)(iii) or, where the original is unavailable, a copy thereof certified by the applicable public recording office to be a true and correct copy of the original, to the Trustee no later than the earlier of (i) five (5) Business Days after receipt thereof and (ii) within 120 days of the Closing Date or Subsequent Transfer Date. The failure of the Transferor to deliver to the Trustee any original assignment of Mortgage under
Section 2.5(a)(iii) and (iv) (or where the original is unavailable a copy thereof certified by the applicable public recording office), shall not be deemed a breach of this Agreement for any purpose whatsoever until the expiration of such 120 day period. In the event that any such assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Transferor shall promptly prepare a substitute Assignment of Mortgage or cure such defect, as the case may be, and thereafter cause each such Assignment of Mortgage to be duly recorded.

                  The Servicer shall promptly upon receipt thereof (and in no event later than the earlier of (i) five (5) Business Days following such receipt and (ii) 120 days after the Closing Date or Subsequent Transfer Date, as the case may be), deliver to the Trustee (a) the original recorded Mortgage in those instances where a certified copy thereof was delivered to the Trustee; (b) the original recorded assignment of Mortgage showing a complete chain of assignment from origination of a Mortgage Loan to Life in those instances where certified copies thereof were delivered to the Trustee; (c) the original policy of title insurance or title report, as applicable, or a copy certified by the Transferor to be a true and correct copy in those instances where a commitment (binder) (including any marked additions thereto or deletions therefrom) to issue such policy was delivered to the Trustee; and (d) any other original documents constituting a part of a Trustee's Mortgage Loan File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

                  All original documents relating to the Mortgage Loans that are not delivered to the Trustee are and shall be held by the Transferor or the Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders and the Certificate Insurer. In the event that any such original document is required pursuant to the terms of this Section 2.5 to be a part of a Trustee's Mortgage Loan File, such document shall be delivered promptly to the Trustee. Any original document that is not required pursuant to the terms of this Section 2.5 to be a part of a Trustee's Mortgage Loan File delivered to or held by the Trustee shall be delivered promptly to the Servicer.

                  In connection with the delivery of documentation provided by this Section 2.5, the Life hereby appoints the Trustee its attorney with full power and authority to act in its stead for the purpose of executing and certifying assignments and endorsing and certifying promissory notes which form a part of each Trustee's Mortgage Loan File to cure any deficiencies in such documentation; provided, however, that the Trustee has no obligation to exercise any such power unless it has received from the Transferor (i) written instructions to do so, (ii) reimbursement for any associated expenses, and (iii) indemnification satisfactory to the Trustee in connection therewith.

                  If the Transferor has not delivered all required documentation with respect to any Mortgage Loan within the time periods, if any, specified in this Agreement, the Transferor shall be required to take action with respect to such Mortgage Loan as and to the extent provided in Section 2.6.

                  (c) All recordings required pursuant to this Section 2.5 shall be accomplished by and at the expense of the Transferor and Life.

         Section 2.6 Acceptance by Trustee of the Mortgage Loans; Certain
                     Substitutions; Initial Certification by Trustee or
                     Custodian.

                  (a) The Trustee agrees to execute and deliver on the Closing Date an acknowledgment of receipt of the original Mortgage Note for each Mortgage Loan and receipt of the Trustee's Mortgage Loan File for each Mortgage Loan received by the Trustee on the Closing Date, and to note any exceptions from Trustee's Mortgage Loan Files received and the Mortgage Loans listed on the related Mortgage Loan Schedule and the Trustee agrees to execute and deliver on any Subsequent Transfer Date an acknowledgment of receipt of the Trustee's Mortgage Loan File for each Subsequent Mortgage Loan received by the Trustee on such Subsequent Transfer Date, and to note any exceptions from Trustee's Mortgage Loan Files received and the Mortgage Loans listed on the related Mortgage Loan Schedule; such acknowledgments of receipts shall be substantially in the form of Exhibit E. In addition, the Trustee agrees to acknowledge the assignment to it of all other assets included in the definition of "Trust Fund" and the Trust Accounts and declares that it holds and will hold such documents and the other documents delivered to it constituting the Trustee's Mortgage Loan Files, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" that are delivered to it, in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer.

                  (b) Within forty-five (45) days following delivery of the Trustee's Mortgage Files to the Trustee, the Trustee will review each Mortgage File to ascertain that all required documents set forth in Section 2.5(a) have been executed and received, and that such documents relate to the Mortgage Loans identified on the related Mortgage Loan Schedule, and in so doing the trustee may rely on the purported due execution and genuineness of any signature thereon. If within such 30-day period (or, with respect to any Qualified Replacement Mortgage, within forty-five (45) days after the assignment thereof) the Trustee or the Certificate Insurer finds any document constituting a part of a Trustee's Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the related Mortgage Loan Schedule, the Trustee or the Certificate Insurer, as applicable, shall promptly notify the Trustee, the Seller, the Servicer and the Certificate Insurer in writing with the details thereof. The Seller shall have a period of sixty (60) days after such notice within which to correct or cure any such defect. Each original recorded assignment of a Mortgage shall be delivered to the Trustee within ten (10) days following the date on which it is returned to the Seller by the office with which such assignment was filed for recording and within ten
(10) days following receipt by the Trustee of the recorded assignment or the assignment in recordable form, as the case may be, the Trustee shall review such assignment to confirm the information specified above in the first sentence of this Section 2.5(b) with respect to the documents constituting the Mortgage File. Upon receipt by the Trustee of the recorded assignment or the assignment in recordable form, as the case may be, such recorded assignment or assignment in recordable form shall become part of the Trustee's Mortgage Loan File. The Trustee shall notify the Seller of any defect the Trustee identifies in such assignment based on such review. The Seller shall have a period of sixty (60) days following such notice to correct or cure such defect. In the event that the Seller fails to record an assignment of a Mortgage as herein provided the Trustee shall, at the Seller's expense, use reasonable efforts to prepare and, if required hereunder, file such assignments for recordation in the appropriate real property or other records and the Seller hereby appoints the Trustee as its attorney-in-fact with full power and authority acting in its stead for the purpose of such preparation, execution and filing.

                  Within forty-five (45) Business Days of the Closing Date or Subsequent Transfer Date, as applicable, the Trustee shall deliver to the Transferor, the Depositor, the Certificate Insurer and the Servicer a certification in the form annexed hereto as Exhibit F, with any applicable exceptions noted thereon. The Trustee shall not be under any duty or obligation
(i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine if any Trustee's Mortgage Loan File should include any document specified in Section 2.5(a)(v).

                  After the delivery of the certification, the Trustee shall provide to the Servicer, the Transferor, the Certificate Insurer and the Depositor, and the Transferor shall in turn provide to the Trustee, no less frequently than quarterly, updated certifications, a form of which is attached hereto as Exhibit G, indicating the then current status of exceptions until all such exceptions have been eliminated.

                  If in the process of reviewing the Trustee's Mortgage Loan Files and making or preparing the certifications referred to above the Trustee or the Certificate Insurer finds any document or documents constituting a part of a Trustee's Mortgage Loan File to be missing, has not been received, is not executed or does not conform to the requirements of Section 2.5 hereof or the description thereof as set forth in the related Mortgage Loan Schedule, or at the end of any 360-day period referenced above finds that all recorded Assignments of Mortgage and all original Mortgages or certified copies thereof have not been delivered to it, the Trustee or the Certificate Insurer, as applicable, shall promptly so notify the Transferor, the Depositor, the Certificate Insurer and the Servicer. In performing any such review, the Trustee may conclusively rely on the Transferor as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the items delivered to the Trustee pursuant to Section 2.5, unless otherwise expressly stated, shall be limited solely to confirming that the documents listed in Section 2.5 have been executed and received, relate to the Mortgage Loans in the Mortgage Loan Schedule and conform as to the loan number and address and description thereof in the Mortgage Loan Schedule. The Trustee shall not have any responsibility for determining whether any document is valid and binding, whether the text of any of any assignment or endorsement is in proper or recordable form or whether a blanket assignment is permitted in any applicable jurisdiction. In addition, upon the discovery by the Transferor, the Depositor, the Servicer, the Certificate Insurer or the Trustee of a breach of any of the representations and warranties made by the Transferor herein in respect of any Mortgage Loan which materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders or the Certificate Insurer in such Mortgage Loan, the Person discovering such breach shall give prompt written notice to the other Persons set forth in this sentence.

                  At such time as any Mortgage Loan becomes ninety (90) days Delinquent, the Servicer shall make, or cause to be made, a reasonable investigation to determine whether such Mortgage Loan satisfied the representations and warranties of the Transferor set forth in Section 3.4 as of the Closing Date; provided, however, that only one such investigation shall be required for any Mortgage Loan.

                  If the Transferor has not delivered all required documentation with respect to any Mortgage Loan within the time periods specified in this Agreement (as such may have been extended pursuant to Section 2.5(b)) or if a material defect exists with respect to any documentation delivered by the Transferor, the Transferor and Life shall be required to either substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan or purchase such Mortgage Loan at the Purchase Price provided in Section 3.5.

                  (c) The Servicer's Mortgage Loan File shall be held in the custody of the Servicer for the benefit of, and as agent for and bailee of, the Certificateholders, the Certificate Insurer and the Trustee as the owner thereof. It is intended that by the Servicer's agreement pursuant to this
Section 2.6(b) the Trustee shall be deemed to have possession of the Servicer's Mortgage Loan Files for purposes of Section 9-305 of the Uniform Commercial Code of the state in which such documents or instruments are located. The Servicer shall promptly report to the Trustee any failure by it to hold the Servicer's Mortgage Loan File as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of such documents and instruments, the Servicer agrees not to assert any legal or beneficial ownership interest in the Mortgage Loans or such documents or instruments. The Servicer agrees to indemnify the Certificateholders, the Certificate Insurer and the Trustee for any and all liabilities, obligations, losses, damages, payments, costs, or expenses of any kind whatsoever which may be imposed on, incurred by or asserted against the Certificateholders, the Certificate Insurer or the Trustee as the result of any act or omission by the Servicer relating to the maintenance and custody of such documents or instruments which have been delivered to the Servicer; provided, however, that the Servicer will not be liable for any portion of any such amount resulting from the negligence or misconduct of any Certificateholder or the gross negligence or misconduct of the Trustee and provided, further, that the Servicer will not be liable for any portion of any such amount resulting from the Servicer's compliance with any instructions or directions consistent with this agreement issued to the Servicer by the Trustee except to the extent caused by, or related to, the Servicer's negligence, misconduct or reckless disregard. The Trustee shall have no duty to monitor or otherwise oversee the Servicer's performance as custodian hereunder.

         Section 2.7 Subsequent Transfers.

                  (a) Subject to the satisfaction of the conditions set forth in this Article II and pursuant to the terms of the related Subsequent Transfer Agreement, in consideration of the Trustee's delivery on each Subsequent Transfer Date to or upon the order of the Transferor of all or a portion of the balance of funds in the related Pre-Funding Account, the Transferor shall on such Subsequent Transfer Date sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, all of its right, title and interest in and to each Subsequent Mortgage Loan listed on the related Mortgage Loan Schedule delivered by the Transferor on such Subsequent Transfer Date and all other assets included or to be included in the Trust Fund in connection with each Subsequent Mortgage Loan for the benefit of the Certificateholders and the Certificate Insurer, including (i) all payments of prepayment penalties and principal received in respect of the Mortgage Loans after the related Cut-Off Date, all payments of interest and principal due in respect of the Mortgage Loans (including prepaid monthly payments) from and after the Cut-Off Date, irrespective of when received, and all interest paid or received on the Mortgage Loans prior to the Cut-Off Date but relating to any period after the Cut-Off Date; (ii) any real property that secured such Subsequent Mortgage Loan and that has been acquired by foreclosure or deed in lieu of foreclosure; (iii) all of its interest in any insurance policies in respect of such Subsequent Mortgage Loan; (iv) the Trustee's Mortgage Loan File and the Servicer's Mortgage Loan File with respect to such Subsequent Mortgage Loans; (v) the Transferor's rights, title and interest (but none of the obligations) under the Purchase Agreement; and (vi) all proceeds of the foregoing. The transfer by the Transferor to the Trustee of the Subsequent Mortgage Loans set forth in the related Subsequent Transfer Agreement shall be absolute and shall be intended by all parties hereto to be treated as a sale by the Transferor to the Trustee in consideration of the funds released from the related Pre-Funding Account. If the assignment and transfer of the Subsequent Mortgage Loans and the other property specified in this Section 2.7(a) from the Transferor to the Trustee pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Transferor intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Transferor shall be deemed to have granted and does hereby grant to the Trustee as of each Subsequent Transfer Date a perfected, first priority security interest in the entire right, title and interest of the Transferor in and to the related Subsequent Mortgage Loans and all other property conveyed to the Trustee pursuant to this Section 2.7(a) and all proceeds thereof to secure a loan in the amount of the purchase price of such Subsequent Mortgage Loan, and (ii) this Agreement shall constitute a security agreement under applicable law. The amount released to the Transferor from the related Pre-Funding Account shall be one hundred percent (100%) of the aggregate of the Principal Balances of the Subsequent Mortgage Loans so transferred. The parties hereto intend that the Subsequent Mortgage Loans be purchased pursuant to a "fixed price contract" in effect on the Startup Day in compliance with Section 860G(a)(3)(A)(ii) of the Code.

                  (b) The Trustee shall release from the related Pre-Funding Account funds in an amount equal to one hundred percent (100%) of the aggregate Principal Balances as of the related Cut-Off Date or Dates of the Subsequent Mortgage Loans so transferred as described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Dates:

                           (i) the Transferor shall have provided the Trustee,
the Certificate Insurer and the Rating Agencies with an Addition Notice, which notice shall be given not less than four (4) Business Days prior to the related Subsequent Transfer Date, shall designate the Subsequent Mortgage Loans to be sold to the Trustee and the aggregate Principal Balances of such Mortgage Loans as of the related Cut-Off Date or Dates, shall include a Mortgage Loan Schedule listing the Subsequent Mortgage Loans and shall have provided any other information reasonably requested by the Certificate Insurer, the Trustee or the Rating Agencies;

                           (ii) the Transferor shall have deposited in the
Collection Account all payments of prepayment penalties and principal received in respect of the Subsequent Mortgage Loans after the related Cut-Off Date, all payments of interest and principal due in respect of the Subsequent Mortgage Loans (including prepaid monthly payments) from and after the Cut-Off Date, irrespective of when received, and all interest paid or received on the Subsequent Mortgage Loans prior to the Cut-Off Date but relating to any period after the Cut-Off Date, together with an amount equal to one month's interest at the related Mortgage Loan Interest Rate on the Principal Balance of such Subsequent Mortgage Loan unless such Subsequent Mortgage Loan has its next payment due prior to the end of the Due Period in which the related Subsequent Transfer Date occurs;

                           (iii) the Transferor shall have delivered an
Officer's Certificate to the Trustee and the Certificate Insurer confirming that as of each Subsequent Transfer Date, the Transferor was not insolvent, nor will it be made insolvent by such transfer, nor is it aware of any pending insolvency;

                           (iv) the related Pre-Funding Period shall not have
ended;

                           (v) the Transferor shall have delivered to the
Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b) and in the related Subsequent Transfer Agreement;

                           (vi) the Transferor shall have delivered an Officer's
Certificate to the Trustee and the Certificate Insurer confirming that the representations and warranties of the Transferor pursuant to Section 3.4 (other than to the extent representations and warranties relate to statistical information as to the characteristics of the Initial Mortgage Loans in the aggregate) and pursuant to Section 3.2 are true and correct with respect to the Transferor and the Subsequent Mortgage Loans, as applicable, as of the Subsequent Transfer Date;

                           (vii) the Transferor shall have provided the Trustee
and the Certificate Insurer with Opinions of Counsel relating to the sale of the Subsequent Mortgage Loans to the Trustee substantially in the form of the Opinions of Counsel delivered to the Trustee and the Certificate Insurer on the Closing Date (bankruptcy, corporate and tax opinions);

                           (viii) the Transferor shall have delivered an
Officer's Certificate to the Trustee, the Certificate Insurer and the Depositor indicating (a) the Certificate Insurer has consented to the purchase of the Subsequent Mortgage Loans and (b) the Subsequent Mortgage Loans conform to the requirements in Section 2.7(d);

                           (ix) in connection with the transfer and assignment
of the Subsequent Mortgage Loans, the Transferor shall satisfy the document delivery requirements set forth in Section 2.5.

                  (c) In connection with each Subsequent Transfer Date and on the related Distribution Date, the Trustee shall determine (i) the amount and correct dispositions of the Capitalized Interest Requirements and Pre-Funding Account Earnings for such Distribution Date in accordance with the provisions of this Agreement and (ii) any other necessary matters in connection with the administration of the Pre-Funding Accounts and of the Capitalized Interest Accounts. In the event that any amounts are released as a result of calculation error by the Trustee from the Pre-Funding Accounts or from the Capitalized Interest Accounts, the Trustee shall not be liable therefor, and the Transferor shall immediately repay such amounts to the Trustee.

                  (d) The Obligation of the Trust to purchase the Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to the following requirements, the satisfaction of which shall be the responsibility of Life and the Transferor: (i) such Subsequent Mortgage Loan shall not be 30 or more days delinquent as of the related Cut-Off Date, (ii) the weighted average combined LTV of the Subsequent Mortgage Loans shall not exceed 77.22% with respect to Fixed Rate Pool and 78.76% with respect to the Adjustable Rate Pool, (iii) the weighted average Mortgage Loan Interest Rate of the Subsequent Mortgage Loans shall not be less than 9.72% with respect to the Fixed Rate Pool and 9.32% with respect to the Adjustable Rate Pool, (iv) the weighted average Gross Margin of the Subsequent Mortgage Loans that are Adjustable Rate Mortgage Loans shall not be less than 5.64%, (v) the percentage of the Subsequent Mortgage Loans that are "AX" classified loans (according to the Underwriting Guidelines) shall not be less than 66.22% with respect to the Fixed Rate Pool and 64.92% with respect to the Adjustable Rate Pool, (vi) the percentage of Subsequent Mortgage Loans that are "A-" classified loans (according to the Underwriting Guidelines) shall not be less than 12.06% with respect to the Fixed Rate Pool and 14.85% with respect to the Adjustable Rate Pool, (vii) the percentage of Subsequent Mortgage Loans that are "B" classified loans (according to the Underwriting Guidelines) shall not be greater than 12.94% with respect to the Fixed Rate Pool and 14.19% with respect to the Adjustable Rate Pool, (viii) the percentage of Subsequent Mortgage Loans that are "C" or "CX" classified loans (according to the Underwriting Guidelines) shall not be greater than 5.80% with respect to the Fixed Rate Pool and 5.84% with respect to the Adjustable Rate Pool, (ix) Subsequent Mortgage Loans which are secured by primary residences shall not be less than 92.92% with respect to the Fixed Rate Pool and 93.68% with respect to the Adjustable Rate Pool, (x) Subsequent Mortgage Loans which are secured by single family detach properties shall not be less than 88.18% with respect to the Fixed Rate Pool and 84.26% with respect to the Adjustable Rate Pool, (xi) such Subsequent Mortgage Loan shall be a first lien Mortgage, (xii) no
Subsequent Mortgage Loan shall mature later than        months after the latest
maturing Initial Mortgage Loan and (xiii) each Subsequent Mortgage Loan that is a Fixed Rate Mortgage Loan shall be included in the Fixed Rate Pool and each Subsequent Mortgage Loan that is an Adjustable Rate Mortgage Loan shall be included in the Adjustable Rate Pool.

         Section 2.8. Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by the Trustee. The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests for the benefit of the Certificateholders and the Certificate Insurer. The Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Certificate Insurer and all present and future Certificateholders. The rights of the Certificateholders to receive distributions from the proceeds of REMIC II and all ownership interests evidenced or constituted by the Certificates shall be as set forth in this Agreement.

         Section 2.9. Acceptance of REMIC I Regular Interests. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class A Certificates, Class IO Certificates and the Residual Interest Certificates in authorized denominations.

         Section 2.10. Designations Under REMIC Provisions. Principal of and interest on the REMIC I Regular Interests shall derive from receipts on the Mortgage Loans and be allocated to the classes of Certificates in the manner set forth in the following table. The REMIC I Residual Interest constituting a part of the Residual Interest Certificate shall be paid on each Distribution Date any amounts in the Certificate Accounts not payable on the REMIC I Regular Interests. The REMIC I Regular Interests are hereby designated as the "regular interests," and the REMIC I Residual Interest is hereby designated as the single class of "residual interests" in REMIC I for the purpose of the REMIC Provisions. The Class A Certificates and the Class IO Certificates are hereby designated as the "regular interests" and the REMIC II Residual Interest is hereby designated as the single class of "residual interests" in REMIC II for the purpose of the REMIC Provisions. The Closing Date will be the "startup day" of each of REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code.

-------------------------------------------------------------------------------------------------------------------------
                                                                                   REMIC I
                                                                  INITIAL          REGULAR
                                                                  REMIC I          INTEREST
                                                                  REGULAR            PASS
   MORTGAGE           CORRESPONDING CLASS OF REMIC I             INTEREST          THROUGH         CORRESPONDING CLASS
     LOANS                 REGULAR INTEREST (3)                   BALANCE            RATE            OF CERTIFICATES
-------------------------------------------------------------------------------------------------------------------------
                      INTEREST              PRINCIPAL                                             INTEREST     PRINCIPAL
-------------------------------------------------------------------------------------------------------------------------
Fixed Rate      REMIC I Regular        REMIC I Regular       $23,477,000             (1)            (4)          (4)
Pool            Interest 1F            Interest 1F

                REMIC I Regular        REMIC I Regular       $211,293,000            (1)
                Interest 2F            Interest 2F
-------------------------------------------------------------------------------------------------------------------------
Adjustable      REMIC I Regular        REMIC I Regular       $28,915,600             (2)            (4)          (4)
Rate Pool       Interest 1A            Interest 1A

                REMIC I Regular        REMIC I Regular       $12,392,400             (2)
                Interest 2A            Interest 2A

                REMIC I Regular        REMIC I Regular       $123,922,000            (2)
                Interest 3A            Interest 3A
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

(1) The weighted average Net Mortgage Loan Interest Rate of the Fixed Rate Mortgage Loans as of the first day of the related Due Period.

(2) The weighted average Net Mortgage Loan Interest Rate of the Adjustable Rate Mortgage Loans as of the first day of the related Due Period.

(3) Principal is distributed on REMIC I Regular Interest 1F in the same amount and at the same time as principal is paid on the Class A-6 Certificates. Principal is distributed (and losses allocated) on REMIC I Regular Interest 2F in the same amount and at the same time as principal is paid (and losses are incurred) on the Fixed Rate Pool, other than principal applied to the

REMIC I Regular Interest 1F, so that the principal balance of the Fixed Rate Pool remains the same as the principal balance of the REMIC I Regular Interests 1F and 2F.

         Principal is distributed on REMIC I Regular Interest 2A in the same amount and at the same time as principal is paid on the Class A-8 Certificate until the principal balance of the REMIC I Regular Interest 2A is reduced and then principal is distributed on REMIC I Regular Interest 1A in the same amount and at the same time as principal is paid on the Class A-8 Certificate. Principal is distributed (and losses allocated) on REMIC I Regular Interest 3A in the same amount and at the same time as principal is paid (and losses are incurred) on the Adjustable Rate Pool, other than principal applied to the REMIC I Regular Interest 1A and the REMIC I Regular Interest 2A, so that the principal balance of the Adjustable Rate Pool remains the same as the principal balance of the REMIC I Regular Interests 1A, 2A and 3A.

(4) There shall be 10 REMIC II regular interests that represent the Certificates other than the Residual Interest Certificates. Interest on the Class F-IO Certificates shall equal interest for 36 Distribution Dates on the REMIC Regular Interest 1F at a rate of the excess of the interest on the REMIC Regular Interest 1F over the interest that would accrue on the REMIC Regular Interest 1F if its Pass-Through Rate was reduced by 6% per annum and after such 36 Distribution Dates shall equal zero.

         Interest on the Class A-IO Certificate shall equal the sum of (i) interest for 9 Distribution Dates on the REMIC Regular Interest 2A at a rate of the excess of the interest on the REMIC Regular Interest 2A over the interest that would accrue on the REMIC Regular Interest 2A if its Pass-Through Rate was reduced by 6% per annum and then interest for the next 6 Distribution Dates on the REMIC Regular Interest 2A at a rate of the excess of the interest on the REMIC Regular Interest 2A over the interest that would accrue on the REMIC Regular Interest 2A if its Pass-Through Rate was reduced by 4% per annum and thereafter zero plus (ii) interest for 9 Distribution Dates on the REMIC Regular Interest 1A at rate of the excess of the interest on the REMIC Regular Interest 1A over the interest that would accrue on the REMIC Regular Interest 1A if its Pass-Through Rate was reduced by 6% per annum, then interest for the next 6 Distribution Dates on the REMIC Regular Interest 1A at a rate of the excess of the interest on the REMIC Regular Interest 1A over the interest that would accrue on the REMIC Regular Interest 1A if its Pass Through was reduced by 4% per annum, then interest for the next 10 Distribution Dates on the REMIC Regular Interest 1A at a rate of the excess of the interest on the REMIC Regular Interest 1A over the interest that would accrue on the REMIC Regular Interest 1A fits Pass Through was reduced by 3% per annum and thereafter zero.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.1 Representations and Warranties of the Depositor.

         The Depositor hereby represents and warrants to the Transferor, Life, the Trustee, the Certificate Insurer and the Certificateholders that as of the Closing Date:

                  (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own its assets and to transact the business in which it is currently engaged, and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order for the Depositor to conduct such business and to perform its obligations as the Depositor hereunder, and in any event the Depositor is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan, and had at all relevant times, full power to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement;

                  (b) The execution and delivery of this Agreement by the Depositor and its performance of and compliance with the terms of this Agreement will not violate the Depositor's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Depositor is a party or which may be applicable to the Depositor or any of its assets or results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

                  (c) The Depositor has the full power and authority to enter into and consummate the transactions contemplated by this Agreement, has duly and validly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Trustee, the Transferor and Life, constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (d) The Depositor is not in violation of, and the execution and delivery of this Agreement by the Depositor and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or materially and adversely affect the performance of its duties hereunder or constitute a material breach of, or result in the creation or imposition of any liens, charges or encumbrances upon any of its properties pursuant to any mortgage, indenture, contract or other agreement to which it is a party or may be bound;

                  (e) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Depositor, threatened, before any court, administrative agency or governmental tribunal against the Depositor or any of its properties which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Depositor, or in any material impairment of the right or ability of the Depositor to carry on its business substantially as now conducted, or in any material liability on the part of the Depositor, or which would draw into question the validity of this Agreement, the Mortgage Loans, or of any action taken or to be taken in connection with the obligations of the Depositor contemplated herein, or which would impair materially the ability of the Depositor to perform under the terms of this Agreement or that might prohibit its entering into this Agreement or the consummation of any of the transactions contemplated hereby;

                  (f) No consent, approval, authorization, license or order of any person or any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the Certificates, or for the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, licenses and orders, if any, that have been obtained or filed prior to the Closing Date;

                  (g) The Depositor has filed or will file the Prospectus and Prospectus Supplement with the Commission in accordance with Rule 424(b) under the Securities Act;

                  (h) The Depositor is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business and its obligations hereunder; it will not be rendered insolvent by the execution and delivery of this Agreement or its obligations hereunder; no petition of bankruptcy (or similar insolvency proceeding) has been filed by or against the Depositor prior to the date hereof;

                  (i) The Depositor did not sell the Mortgage Loans to the Trustee with any intent to hinder, delay or defraud any of its creditors; the Depositor will not be rendered insolvent as a result of the sale of the Mortgage Loans to the Trustee;

                  (j) As of the Closing Date, the Depositor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any Lien other than any such Lien released simultaneously with the sale contemplated herein, and, immediately upon each transfer and assignment herein contemplated, the Depositor will have taken all steps necessary so that the Trustee will have good title to, and will be the sole owner of, each Mortgage Loan free and clear of any lien;

                  (k) The Depositor acquired title to each of the Mortgage Loans in good faith, without notice of any adverse claim and immediately prior to the sale and assignment of the Mortgage Loans, had good and marketable title to each Mortgage Loan, subject to no prior lien, claim, mortgage or other encumbrance or other interest of any nature;

                  (l) No Officers' Certificate, statement, report or other document prepared by the Depositor and furnished or to be furnished by it pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

                  (m) The Depositor is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended;

                  (n) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Depositor pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction; and

                  (o) The transactions contemplated hereby are in the ordinary course of business of the Depositor.

         Section 3.2 Representations and Warranties of the Transferor.

         The Transferor hereby represents and warrants to the Trustee, the Certificateholders, the Certificate Insurer, Life and the Depositor that as of the Closing Date or the Subsequent Transfer Date, as the case may be (except as otherwise specifically provided herein):

                  (a) The Transferor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own its assets and to transact the business in which it is currently engaged and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order for the Transferor to conduct such business and to perform its obligations as the Transferor hereunder, and in any event the Transferor is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loans, and had at all relevant times, full corporate power to originate or purchase the Mortgage Loans, to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

                  (b) The execution and delivery of this Agreement by the Transferor and its performance of and compliance with the terms of this Agreement will not violate the Transferor's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Transferor is a party or which may be applicable to the Transferor or any of its assets;

                  (c) The Transferor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Servicer, the Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Transferor, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (d) The Transferor is not in violation of, and the execution and delivery of this Agreement by the Transferor and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Transferor or its properties or materially and adversely affect the performance of its duties hereunder, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any mortgage, indenture, contract or other agreement to which it is a party or may be bound.

                  (e) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Transferor, threatened, before any court, administrative agency or governmental tribunal against the Transferor or any of its properties which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Transferor, or in any material impairment of the right or ability of the Transferor to carry on its business substantially as now conducted, or in any material liability on the part of the Transferor, or which would draw into question the validity of this Agreement, the Mortgage Loans, or of any action taken or to be taken in connection with the obligations of the Transferor contemplated herein, or which would impair materially the ability of the Transferor to perform under the terms of this Agreement or that might prohibit its entering into this Agreement or the consummation of any of the transactions contemplated hereby;

                  (f) No consent, approval, authorization or order of any person or any court or governmental agency or body is required for the execution, delivery and performance by the Transferor of, or compliance by the Transferor with, this Agreement or the Certificates, or for the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, licenses and orders, if any, that have been obtained or filed prior to the Closing Date;

                  (g) The Transferor acquired title to the Mortgage Loans in good faith, without notice of any adverse claim;

                  (h) The collection practices, if any, used by the Transferor with respect to the Mortgage Loans have been, in all material respects, legal, proper, prudent and customary in the non-conforming mortgage servicing business;

                  (i) No Officers' Certificate, statement, report or other document prepared by the Transferor and furnished or to be furnished by it pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

                  (j) The Transferor is duly licensed where required as a "licensee" or is otherwise qualified in each state in which it transacts business and is not in default of such state's applicable laws, rules and regulations, except where the failure to so qualify or such default would not have a material adverse effect on the ability of the Transferor to conduct its business or perform its obligations hereunder;

                  (k) The Transferor does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Transferor is solvent and the sale of the Mortgage Loans by the Transferor pursuant to the terms of this Agreement will not cause the Transferor to become insolvent and the Transferor is not aware of any pending insolvency of it. The sale of the Mortgage Loans by the Transferor pursuant to the terms of this Agreement was not undertaken with the intent to hinder, delay or defraud any of the Transferor's creditors;

                  (l) Neither this Agreement nor the information contained in the Prospectus Supplement under the captions "Summary--The Mortgage Loans," "Risk Factors," "Underwriting Guidelines" and "Life Bank" contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading;

                  (m) The Transferor is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended;

                  (n) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Transferor, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Transferor pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

                  (o) The Mortgage Loans are not intentionally selected in a manner so as to affect adversely the interests of the Certificate Insurer, the Depositor or any transferee of the Depositor (including the Trustee);

                  (p) The Transferor has determined that it will treat the disposition of the Mortgage Loans pursuant to this Agreement as a sale for accounting and tax purposes;

                  (q) The Transferor has not dealt with any broker or agent or anyone else that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans to the Depositor other than to the Depositor or an affiliate thereof; and

                  (r) The consideration received by the Transferor upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

                  It is understood and agreed that the representations and warranties set forth in this Section 3.2 shall survive delivery of the respective Trustee's Mortgage Loan Files to the Custodian (as the agent of the Trustee) and shall inure to the benefit of the Certificateholders, the Certificate Insurer, the Depositor, the Servicer and the Trustee. Upon discovery by any of the Transferor, the Depositor, the Servicer, the Certificate Insurer or the Trustee of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders or the Certificate Insurer therein, the person discovering such breach shall give prompt written notice (but in no event later than two

(2) Business Days following such discovery) to the others of such Persons. The obligations of the Transferor and Life set forth in Section 3.5 to cure any breach or to substitute for or repurchase an affected Mortgage Loan shall constitute the sole remedies available to the Certificateholders, the Depositor, the Life and the Trustee respecting a breach of the representations and warranties contained in this Section 3.2.

         Section 3.3 Representations, Warranties and Covenants of the Servicer.

         The Servicer hereby represents and warrants to and covenants with the Trustee, the Certificateholders, the Certificate Insurer, the Depositor and the Transferor that as of the Closing Date or as of such date specifically provided herein:

                  (a) The Servicer is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States of America or has the requisite power and authority to own its assets and to transact the business in which it is currently engaged and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order for the Servicer to conduct such business and to perform its obligations as the Servicer hereunder and is in any event in compliance with the laws of each state in which the failure so to qualify would have a material adverse effect on (a) its business, properties, assets, or conditions (financial or other), (b) its performance of its obligations under this Agreement, (c) the value or marketability of the Mortgage Loans and (d) the ability to foreclose on the related Mortgage Properties.

                  (b) The execution and delivery of this Agreement by the Servicer and its performance of and compliance with the terms of this Agreement will not violate the Servicer's charter or bylaws or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets;

                  (c) The Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Depositor, the Transferor and the Trustee, constitutes a valid, legal and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally and those of creditors of a federal savings bank, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (d) The Servicer is not in violation of, and the execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Servicer, materially and adversely affect the performance of its duties hereunder or impair the ability of the Trustee (or the Servicer as agent of the Trustee) to realize on the Mortgage Loans or impair the value of the Mortgage Loans;

                  (e) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Servicer, threatened, before any court, administrative agency or government tribunal against the Servicer that, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement, the Mortgage Loans, or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would impair materially the ability of the Servicer to perform under the terms of this Agreement or that might prohibit its entering into this Agreement or the consummation of any of the transactions contemplated hereby;

                  (f) The Servicer will examine each Subservicing Agreement and will be familiar with the terms thereof. Each designated Subservicer and the terms of each Subservicing Agreement will be required to comply with the provisions of Section 5.7. The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement;

                  (g) No consent, approval, authorization or order of any person or any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the Certificates, or for the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date;

                  (h) The collection practices used by the Servicer with respect to the Mortgage Loans have been, in all material respects, legal, proper, prudent and customary in the nonconforming mortgage servicing business;

                  (i) The transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

                  (j) The Servicer is duly licensed where required as a "licensee" or is otherwise qualified in each state in which it transacts business and is not in default of such state's applicable laws, rules and regulations, except where the failure to so qualify or such default would not have a material adverse effect on the ability of the Servicer to conduct its business or perform its obligations hereunder;

                  (k) The Servicer is an Eligible Servicer and services mortgage loans in accordance with Accepted Servicing Procedures;

                  (l) Neither this Agreement nor the information contained in the Prospectus Supplement under the captions "Risk Factors - Underwriting Guidelines" and "Life Bank" contains any untrue statement or alleged untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they will be made, not misleading;

                  (m) No Officers' Certificate, statement, report or other document prepared by the Servicer and furnished or to be furnished by it pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

                  (n) The Servicer is solvent and will not be rendered insolvent as a result of the performance of its obligations pursuant to this Agreement and is not aware of any pending insolvency;

                  (o) The Servicer has not waived any default, breach, violation or event of acceleration under any Mortgage Note or the related Mortgage;

                  (p) The Servicer is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

                  (q) This Agreement, the Purchase Agreement and the Custodial Agreement were each approved by the board of directors or loan committee of Life, which approval is reflected in the minutes of said board or committee, and will be continuously maintained from the time of its execution as an official record of Life.

         The Servicer agrees to (1) conduct a detailed inventory and assessment of all of its computer hardware and software systems and imbedded chip technology ("Information Systems") and of its business and operations that could be adversely affected by its failure to be Year 2000 compliant on a timely basis; (2) develop, fund and implement a project plan to make its Information Systems Year 2000 Compliant, and complete implementation of the plan and the remediation and testing of its Information Systems no later than March 31, 1999; and (3) initiate a process to determine whether its material suppliers, vendors and customers have taken meaningful steps to become Year 2000 Compliant on a timely basis, and develop and implement a feasible contingency plan to ensure the uninterrupted and unimpaired operation of its business in the event of the failure of the systems of such third parties or of its own Information Systems no later than March 31, 1999. For purposes of this covenant, "Year 2000 Compliant" means that the Servicer's Information Systems that are material to its operations and financial condition will be able to properly process date sensitive functions before, on and after December 31, 1999.

         The Servicer will also provide to the Trustee and the Certificate Insurer, promptly upon receipt, copies of any reports or management letters relating to its Year 2000 compliance project and contingency plans, either internally prepared or prepared by outside consultants or its accountants, and will provide such other information relating to its Year 2000 compliance project and contingency plans, either internally prepared or prepared by outside consultants or its accountants, and will provide such other information relating to its Year 2000 compliance efforts, and deliver such certifications by its officers relating thereto as the bank in its discretion may deem appropriate.

         It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.3 shall survive delivery of the respective Trustee's Mortgage Loan Files to the Trustee and shall inure to the benefit of the Depositor, the Certificate Insurer, the Certificateholders and the Trustee. Upon discovery by any of the Transferor, the Depositor, the Servicer, the Certificate Insurer or the Trustee of a breach of any of the foregoing representations, warranties and covenants that materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein, the Person discovering such breach shall give prompt written notice (but in no event later than two (2) Business Days following such discovery) to the others of such Persons. The obligations of the Servicer set forth in (x)
Section 3.5 to cure any breach or to purchase an affected Mortgage Loan and (y)
Section 10.1(a) to indemnify and hold harmless the Depositor, the Transferor, the Trustee, the Certificate Insurer and the Certificateholders shall constitute the sole remedies available to the Transferor, the Certificateholders, the Certificate Insurer, the Depositor, or the Trustee respecting a breach of the representations, warranties and covenants contained in this Section 3.3.

         Section 3.4 Representations and Warranties regarding Individual
                     Mortgage Loans.

         Each of Life and the Transferor hereby represents and warrants to the Depositor, the Trustee, the Certificate Insurer and the Certificateholders, with respect to each Mortgage Loan, as of the Closing Date and, with respect to each Subsequent Mortgage Loan, as of the related Subsequent Transfer Date (except as otherwise expressly stated):

                  (a) The information set forth in each Mortgage Loan Schedule is complete, true and correct;

                  (b) The information to be provided by Life or the Transferor to the Depositor, the Trustee or the Certificate Insurer in connection with a Subsequent Mortgage Loan will be true and correct in all material respects at the date or dates respecting which such information is furnished;

                  (c) Each Mortgage is a valid first or second lien on a fee simple (or its equivalent under applicable state law) estate in the real property securing the amount owed by the Mortgagor under the Mortgage Note subject only to (i) the lien of current real property taxes and assessments which are not delinquent, (ii) any related first mortgage loan, (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the related Mortgaged Property is located and specifically referred to in the title insurance policy delivered to the originator of the Mortgage Loan and referred to or otherwise considered in the appraisal obtained in connection with the origination of the related Mortgage Loan and (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

                  (d) Immediately prior to the sale of the Mortgage Loans to the Transferor (i) Life was the sole owner and holder of each Mortgage Loan, (ii) each Mortgage Loan was not otherwise assigned or pledged, (iii) Life had good, indefeasible and marketable title thereto, (iv) Life had full right to transfer and sell the Mortgage Loan therein to the Transferor under the Purchase Agreement free and clear of any encumbrance, equity interest, participation interest, lien, pledge, charge, claim or security interest, and (v) Life had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loans to the Transferor under the Purchase Agreement and following the sale of each Mortgage Loan by the Transferor to Depositor and from the Depositor, the Trustee will own each such Mortgage Loan free and clear of any encumbrance, equity interest, participation interest, lien, pledge, charge, claim or security interest (other than the lien created by this Agreement); immediately prior to the sale of the Mortgage Loan to the Depositor (i) the Transferor was the sole owner and holder of each Mortgage Loan, (ii) each Mortgage Loan was not otherwise assigned or pledged, (iii) the Transferor had good, indefeasible and marketable title thereto, (iv) the Transferor had full right to transfer and sell the Mortgage Loan therein to the Depositor hereunder free and clear of any encumbrance, equity interest, participation interest, lien, pledge, charge, claim or security interest, and (v) the Transferor had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan to the Depositor hereunder and following the sale of each Mortgage Loan by the Depositor, the Trustee will own such Mortgage Loan free and clear of any encumbrance, equity interest, participation interest, lien, pledge, charge, claim or security interest (other than the lien created by this Agreement);

                  (e) As of the Initial Cut-Off Date, no Mortgage Loan will have a payment of principal or interest 60 or more days past due and no more than 1.93%of the Mortgage Loans had a payment of principal or interest that remained unpaid for 30 or more days past the date the same was due in accordance with the related Mortgage Note without regard to applicable grace periods;

                  (f) No Fixed Rate Mortgage Loan has a Mortgage Loan Interest Rate less than 6.400% per annum and the weighted average interest rate of the Fixed Rate Pool as of September 13, 1998 was 9.718%; and no Adjustable Rate Mortgage Loan has a Lifetime Floor less than 2.750%per annum and the weighted average interest rate of the Adjustable Rate Mortgage Loans as of September 13, 1998 was 9.026%;

                  (g) At origination, no Mortgage Loan had an original term to maturity of greater than 360 months;

                  (h) As of September 13, 1998, the weighted average remaining term to maturity of the Fixed Rate Mortgage Loans was 265.3 months and the weighted average remaining term to maturity of the Adjustable Rate Mortgage Loans was 354 months;

                  (i) There is no mechanics' or similar lien or claim for work, labor, or material (and no rights are outstanding that under law could give rise to such lien) affecting the Mortgaged Property; the related Mortgaged Property is not subject to any lien or claim which is or may be a lien prior to, or equal or coordinate with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in (ff) below;

                  (j) There is no delinquent tax or assessment lien against any Mortgaged Property;

                  (k) Such Mortgage Loan, the Mortgage, and the Mortgage Note, including the obligation of the Mortgagor to pay the unpaid principal of and interest on the Mortgage Note, are each not subject to any right of rescission (or any such rescission right has expired in accordance with applicable law), set-off, counterclaim, or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim, or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim, or defense has been asserted with respect thereto;

                  (l) The Mortgaged Property is free of material damage and is in good repair, and there is no pending or threatened proceeding for the total or partial condemnation of the Mortgaged Property;

                  (m) The Transferor and Life have not received a notice of default of any first mortgage loan secured by the Mortgaged Property which has not been cured by a party other than the Transferor or Life;

                  (n) Each Mortgage Note and Mortgage are in substantially the forms previously provided to the Trustee and the Certificate Insurer;

                  (o) No Mortgage Loan had, at the date of origination, a combined Loan-to-Value Ratio in excess of 100%, and the weighted average combined Loan-to-Value ratio of the Initial Fixed Rate Mortgage Loans as of the Initial Cut-Off Date was 77.22% and the weighted average combined Loan-to-Value ratio of the Initial Adjustable Rate Mortgage Loans as of the Initial Cut-Off Date was 78.76%;

                  (p) The Mortgage Loan was not originated in a program in which the amount of documentation in the underwriting process was limited in comparison to the originator's normal documentation requirements for similar type loans;

                  (q) No more than the following percentages of the Fixed Rate Pool and the Adjustable Rate Pool by Principal Balance as of September 13, 1998 were secured by Mortgaged Properties located in the following states

                                   Percent of                 Percent of
                                   Principal Balance          Principal Balance
                                   of Fixed Rate Pool         of Adjustable Rate Pool
         State
         -----
         California                25%                        18%
         North Carolina            5%                         3%
         Utah                      6%                         18%
         Florida                   6%                         4%
         Michigan                  4%                         16%

         Texas                     7%                         --
         Colorado                  --                         7%

                  (r) The Mortgage Loans were not selected by Life for sale to the Transferor and by the Transferor for sale to the Depositor on any basis adverse to the Depositor or the Certificate Insurer relative to the portfolio of similar mortgage loans of Life and the Transferor;

                  (s) None of the Mortgage Loans constitutes a lien on leasehold interests;

                  (t) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. To the best of the Transferor's knowledge, there is no homestead or other exemption available to the related Mortgagor which would materially interfere with the right to sell the related Mortgaged Property at a trustee's sale or the right to foreclose the related Mortgage. The Mortgage contains customary and enforceable provisions for the acceleration of the payment of the Principal Balance of such Mortgage Loan in the event all or any part of the related Mortgaged Property is sold or otherwise transferred without the prior written consent of the holder thereof;

                  (u) Each Mortgage Loan has been closed and the proceeds of such Mortgage Loan have been fully disbursed, including reserves set aside by the Transferor, there is no requirement for, and Life and the Transferor shall not make any, future advances thereunder. Any future advances made prior to the Cut-Off Date have been consolidated with the principal balance secured by the Mortgage, and such principal balance, as consolidated, bears a single interest rate and single repayment term reflected on the applicable Mortgage Loan Schedule. The Principal Balance as of the Cut-Off Date does not exceed the original principal amount of such Mortgage Loan. Any and all requirements as to completion of any on-site or off site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees, and expenses incurred in making, or recording such Mortgage Loan have been paid and the related Mortgagor is not entitled to any refund of any amounts paid or due under the related Mortgage Note or Mortgage;

                  (v) All Mortgage Loans were originated in compliance with Life's Underwriting Guidelines, and conform in all material respects to the description thereof set forth in the Prospectus Supplement;

                  (w) The terms of the Mortgage and Mortgage Note have not been impaired, waived, altered, or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the Trustee and the Certificate Insurer and which has been delivered to the Trustee. The substance of any such alteration or modification is or as to Subsequent Mortgage Loans will be reflected on the applicable Mortgage Loan Schedule and, to the extent necessary, has been or will be approved by (i) the insurer under the applicable mortgage title insurance policy, and (ii) the insurer under any other insurance policy required hereunder for such Mortgage Loan where such insurance policy requires approval and the failure to procure approval would impair coverage under such policy;

                  (x) No instrument of release, satisfaction, subordination, rescission, waiver, alteration, or modification has been executed in connection with such Mortgage Loan, no Mortgage Loan has been satisfied, canceled, subordinated or rescinded, in whole or in part, and no Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the insurer under any insurance policy required hereunder for such Mortgage Loan where such policy requires approval and the failure to procure approval would impair coverage under such policy, and which is part of the Trustee's Mortgage Loan File and has been delivered to the Trustee, and the terms of which are reflected in the applicable Mortgage Loan Schedule;

                  (y) There is no default, breach, violation, or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event of acceleration, and the Transferor has not waived any such default, breach, violation or event of acceleration. All taxes, governmental assessments (including assessments payable in future installments), insurance premiums, water, sewer, and municipal charges, leaseholder payments, or ground rents which previously became due and owing in respect of or affecting the related Mortgaged Property have been paid. The Transferor has not advanced funds, or induced, solicited, or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage or the Mortgage Note;

                  (z) All of the improvements which were included for the purposes of determining the Appraised Value of the Mortgaged Property were completed at the time that such Mortgage Loan was originated and lie wholly within the boundaries and building restriction lines of such Mortgaged Property. No improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses, and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property (including all such improvements which were included for the purpose of determining such Appraised Value) and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriters certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

                  (aa) There do not exist any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, or the Mortgagor's credit standing that can be reasonably expected to cause such Mortgage Loan to become delinquent or adversely affect the value or marketability of such Mortgage Loan, other than any such circumstances or conditions permitted under Life's Underwriting Guidelines;

                  (bb) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located and (ii) (A) organized under the laws of such state, (B) qualified to do business in such state, (C) federal savings associations or national banks, (D) not doing business in such state, or
(E) not required to qualify to do business in such state;

                  (cc) The Mortgage Note, the Mortgage and every other agreement, if any, executed by the applicable Mortgagor in connection with such Mortgage Loan, are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and except that the equitable remedy of specific performance and other equitable remedies are subject to the discretion of the courts. All parties to the Mortgage Note, the Mortgage and every other such agreement had legal capacity to execute the Mortgage Note, the Mortgage and every other such agreement and convey the estate therein purported to be conveyed, and the Mortgage Note, the Mortgage and every other such agreement have been duly and properly executed by such parties or pursuant to a valid power-of-attorney that has been recorded with the Mortgage;

                  (dd) The transfer of the Mortgage Note and the Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Depositor all right, title, and interest of the Transferor thereto as note holder and mortgagee or (ii) to grant to the Depositor the security interest referred to in Section 2.2. The Mortgage has been duly assigned and the Mortgage Note has been duly endorsed. The assignment of Mortgage delivered to the Trustee pursuant to Section 2.5(a) is in recordable form and is acceptable for recording under the laws of the applicable jurisdiction. The endorsement of the Mortgage Note, the delivery to the Trustee of the endorsed Mortgage Note, and such Assignment of Mortgage, and the delivery of such Assignment of Mortgage for recording to, and the due recording of such assignment of Mortgage in, the appropriate public recording office in the jurisdiction in which the Mortgaged Property is located are sufficient to permit the Trustee to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Transferor, and are sufficient to prevent any other sale, transfer, assignment, pledge, or hypothecation of the Mortgage Note and Mortgage by the Transferor from being enforceable;

                  (ee) Any and all requirements of any federal, state, or local law including usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, or disclosure laws applicable to such Mortgage Loan have been complied with, and the Servicer shall maintain in its possession, available for the Trustee's inspection, and shall deliver to the Trustee or its designee upon demand, evidence of compliance with all such requirements. The consummation of the transactions contemplated by this Agreement will not cause the violation of any such laws;

                  (ff) Such Mortgage Loan is covered by an ALTA mortgage title insurance policy or such other generally used and acceptable form of policy and such Mortgage Loan issued by and the valid and binding obligation of a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Life and the Transferor, and its successors and assigns, as to the first or second, as applicable, priority lien, of the Mortgage in the original principal amount of such Mortgage Loan. The assignment to the Trustee of Life's and the Transferor's interest in such mortgage title insurance policy does not require the consent of or notification to the insurer. Such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such mortgage title insurance policy and none of Life, the Transferor or any prior holder of the Mortgage has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

                  (gg) All improvements upon the Mortgaged Property are insured against loss by fire, hazards of extended coverage, and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of 5.8. If the Mortgaged Property at origination was located in an area identified on a flood hazard boundary map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), such Mortgaged Property was covered by flood insurance at origination. Each individual insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Trustee upon the consummation of the transactions contemplated by this Agreement, and contain a standard mortgagee clause naming the originator of such Mortgage Loan, and its successors and assigns, as mortgagee and loss payee. All premiums thereon have been paid. The Mortgage obligates the Mortgagor to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor, and none of Life, the Transferor or any prior holder of the Mortgage has acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect, and enforceability thereof;

                  (hh) If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Trustee or the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                  (ii) The Mortgaged Property consists of one or more parcels of real property separately assessed for tax purposes. Each Mortgaged Property is improved by a one-to-four-family residential dwelling, which does not include
(i) a unit in a cooperative apartment, (ii) a property constituting part of a syndication, (iii) a time share unit, (iv) a property held in trust, (v) a mobile home, (vi) a manufactured dwelling, (vii) a log-constructed home, or
(viii) a recreational vehicle, and each such Mortgaged Property does not constitute other than real property under applicable state law;

                  (jj) There exist no material deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made or which the Transferor expects not to be cured, and no escrow deposits or payments of other charges or payments due the Transferor have been capitalized under the Mortgage or the Mortgage Note;

                  (kk) Such Mortgage Loan was not originated at a below market interest rate. Such Mortgage Loan does not have a shared appreciation feature, or other contingent interest feature;

                  (ll) The origination and collection practices used by Life and the Transferor with respect to such Mortgage Loan have been in all respects legal, proper, prudent, and customary in the mortgage origination and servicing business;

                  (mm) The Mortgagor has, to the extent required by applicable law, executed a statement to the effect that the Mortgagor has received all disclosure materials, if any, required by applicable law with respect to the making of fixed-rate mortgage loans. The Servicer shall maintain or cause to be maintained such statement in the Servicer's Mortgage Loan File;

                  (nn) All amounts received by the Transferor with respect to such Mortgage Loan after the Cut-Off Date (other than interest due prior to such Cut-Off Date) and required to be deposited in the related Certificate Account or related Collection Account have been so deposited in the related Certificate Account or related Collection Account and are, as of the Closing Date, or will be as of the Subsequent Transfer Date, as applicable, in the related Certificate Account or related Collection Account;

                  (oo) Any appraisal report with respect to a Mortgaged Property contained in the Mortgage File was signed prior to the approval of the application for such Mortgage Loan by a qualified appraiser, duly appointed by the originator of such Mortgage Loan, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof and whose compensation is not affected by the approval or disapproval of such application;

                  (pp) When measured by the Principal Balances as of September 13, 1998, the Mortgagors with respect to at least 92.92% of the Initial Fixed Rate Mortgage Loans and 93.68% of the Initial Adjustable Rate Mortgage Loans represented at the time of origination that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

                  (qq) The Mortgage Loan Interest Rate and Monthly Payment with respect to the Adjustable Rate Mortgage Loans are adjusted in accordance with the terms of the related Mortgage Note. All required notices of interest rate and payment amount adjustments have been sent to the Mortgagor on a timely basis and the computations of such adjustments were properly calculated. Installments of interest on the Adjustable Rate Mortgage Loans are subject to change due to the adjustments to the Mortgage Loan Interest Rate on each Interest Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date over the original term of the Mortgage Loan. All Mortgage Loan Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited. As of the Initial Cut-Off Date, for each Adjustable Rate Mortgage Loan, the Lifetime Cap is not lower than approximately 10% per annum, the Lifetime Floor is not lower than approximately 2% per annum, the Gross Margin is not less than approximately 1.00%, the related Mortgage Note does not provide for negative amortization, limits in the amount of monthly payments or a conversion feature, the Mortgage Loan Interest Rate is subject to adjustment on each Interest Adjustment Date to equal the sum of the Index plus the applicable Gross Margin, subject to rounding, the Periodic Rate Cap, the applicable Lifetime Floor and the applicable Lifetime Cap on each Interest Adjustment Date;

                  (rr) To the best of Life's and the Transferor's knowledge, there exists no violation of any local, state, or federal environmental law, rule or regulation in respect of the Mortgaged Property which violation has or could have a material adverse effect on the market value of such Mortgaged Property. The Transferor and Life have no knowledge of any pending action or proceeding directly involving the related Mortgaged Property in which compliance with any environmental law, rule or regulation is in issue; and, to the best of Life's and the Transferor's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and employment of such Mortgaged Property;

                  (ss) Each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform, to the individual and aggregate descriptions thereof in the Prospectus Supplement;

                  (tt) The Transferor and Life further represent and warrant to the Trustee, the Certificate Insurer and the Certificateholders that as of the applicable Cut-Off Date all representations and warranties set forth in clauses (a) through (ss) above and clause (uu) through (ddd) below are correct in all material respects as to each Subsequent Mortgage Loan, and (i) each Subsequent Mortgage Loan is not 30 or more days contractually delinquent as of the its Cut-Off Date; (ii) the original term to maturity of each Subsequent Mortgage Loan does not exceed 360 months; (iii) the purchase of the Subsequent Mortgage Loans is consented to by the Certificate Insurer and will not cause the Rating Agencies to lower the ratings assigned to the Class A Certificates and the Class IO Certificates (without regard to the Certificate Insurance Policies); (iv) none of the Subsequent Mortgage Loans are second liens; (v) the weighted average CLTV for the Subsequent Mortgage Loans is not greater than 77.22% for the Fixed Rate Pool and 78.76% for the Adjustable Rate Pool;
(vi) the weighted average coupon rate for the Subsequent Mortgage Loans is no less than 9.72% for the Fixed Rate Pool and 9.32% for the Adjustable Rate Pool; (vii) the adjustable rate prefunded portfolio should have a weighted average margin of no less than 5.64%; (viii) the percentage of "AX" classified Subsequent Mortgage Loans (according to Life's current underwriting guidelines) shall be no less than 66.22% for the Fixed Rate Pool and 64.92% for the Adjustable Rate Pool; (ix) the percentage of "A-" classified Subsequent Mortgage Loans (according to Life's current underwriting guidelines) shall be no less than 12.06% for the Fixed Rate Pool and 14.85% for the Adjustable Rate Pool;
(x) the percentage of "B" classified Subsequent Mortgage Loans (according to Life's current underwriting guidelines) shall be no less than 12.94% for the Fixed Rate Pool and 14.19% for the Adjustable Rate Pool; (xi) the percentage of "C" or "CX" classified Subsequent Mortgage Loans (according to Life's current underwriting guidelines) shall be no less than 5.80% for the Fixed Rate Pool and 5.84% for the Adjustable Rate Pool; (xii) Subsequent Mortgage Loans which are secured by primary residences shall be no less than 92.92% of the Fixed Rate Pool and 93.68% of the Adjustable Rate Pool; (xiii) Subsequent Mortgage Loans which are secured by single family detached properties shall be no less than 88.18% of the Fixed Rate Pool and 84.26% of the Adjustable Rate Pool; and
(xiv) the Subsequent Mortgage Loans comply with the requirements of Section 2.7(d);

                  (uu) To the best of Life's and the Transferor's knowledge, no error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including the Mortgagor, any appraiser, a builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

                  (vv) Each Mortgage Note held by the Trustee is the sole original Mortgage Note and no copies exist which are not stamped duplicate;

                  (ww) Each Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of Life and the Transferor;

                  (xx) No more than 0.79% of the Fixed Rate Pool, and 1.02% of the Adjustable Rate Pool are secured by properties sharing a single ZIP code;

                  (yy) Except with respect to the Mortgage Loans which are Balloon Loans, with respect to each Mortgage Loan, the payments required of the related Mortgagor are and will be such that the Mortgage Loan will fully amortize over its term;

                  (zz) No Mortgage Loan contains any provisions pursuant to which payments are paid or partially paid with funds deposited in any separate account established by Life, the Transferor, the Mortgagor or anyone else on behalf of the Mortgagor, or paid by any source other than the Mortgagor. No Mortgage Loan contains any other similar provision which may constitute a "buydown" provision. No Mortgage Loan is a graduated payment mortgage loan. No Mortgage Loan has a shared appreciation or other contingent interest feature;

                  (aaa) The Mortgage Loans are not being transferred with any intent to hinder, delay or defraud any creditor;

                  (bbb) No Mortgagor has or will have a claim or defense under any express or implied warranty or otherwise with respect to goods or services provided under such Mortgage Loan;

                  (ccc) The Mortgage and the Mortgage Note contain the entire agreement of the parties and all obligations of the seller or subcontractor under the related Mortgage Loan, and no other agreement defines, modifies, or expands the obligations of the seller or subcontractor under the Mortgage Loan;

                  (ddd) With respect to the second lien Mortgage Loans:

                        (i) the Transferor and Life have no knowledge that the Mortgagor has received notice from the holder of the prior mortgage that such prior mortgage is in default;

                        (ii) no consent from the holder of the prior mortgage is needed for the creation of the second lien Mortgage or, if required, has been obtained and is in the related Trustee's Mortgage Loan File;

                        (iii) if the prior mortgage has a negative amortization, the combined Loan-to-Value Ratio was determined using the maximum loan amount of such prior mortgage;

                        (iv) the related first mortgage loan encumbering the related Mortgaged Property does not have a mandatory future advance provision;

                        (v) the related prior loan requires equal monthly payments; and

                        (vi) the maturity date of the Mortgage Loan is prior to the maturity date of the related prior lien if such provides for a balloon payment;

                  (eee) Each Mortgage Loan provides for, and each Subsequent Mortgage Loan and Qualified Substitute Mortgage Loan will provide for, total non-contingent principal payments that at least equal the issue price of such Mortgage Loan, Subsequent Mortgage Loan or Qualified Substitute Mortgage Loan; and

                  (fff) Each Mortgage Loan is a "qualified mortgage" as defined in Section 860G(a)(3) of the Code (or any successor statute thereto).

         Section 3.5 Purchase and Substitution.

                  (a) It is understood and agreed that the representations and warranties set forth in Article III shall survive the conveyance of the Mortgage Loans to the Trustee and the delivery of the Certificates to the Certificateholders. Upon discovery by the Depositor, the Servicer, the Transferor, the Custodian, the Trustee, the Certificate Insurer, or any Certificateholder of (i) a breach of any of such representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Certificate Insurer or the Certificateholders, or which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (notwithstanding that such representation and warranty was made to the Transferor's or the Servicer's best knowledge), or (ii) a breach of the representation and warranty in Section 3.4(eee), the Person discovering such breach shall give prompt written notice to the others or such Person. The Transferor or Life shall within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, promptly cure such breach in all material respects. If, however, within 60 days after the earlier of the Transferor's or Life's discovery of such breach or the Transferor's or Life's receiving notice thereof such breach has not been remedied by either the Transferor or Life and, solely in the case of clause (i) above, such breach materially and adversely affects the interests of the Certificate Insurer or the Certificateholders in, or the value of, the related Mortgage Loan (the "Defective Mortgage Loan"), the Transferor or Life shall on or before the Determination Date next succeeding the end of such 60-day period either (i) remove such Defective Mortgage Loan from the Trust Fund (in which case it shall become a "Deleted Loan") and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the conditions set forth in this Section 3.5 or (ii) purchase such Defective Mortgage Loan at a purchase price equal to the Purchase Price (as defined below) by depositing such Purchase Price in the Collection Account, provided, that, such substitution is effected not later than the date which is two (2) years after the Closing Date or at such later date, if the Trustee and the Certificate Insurer receive a Nondisqualification Opinion. In addition, pursuant to the Purchase Agreement, Life shall be obligated to indemnify the Trustee, the Trust, the Certificateholders and the Certificate Insurer for any claims or damages arising out of a breach by Life of representations or warranties regarding the Mortgage Loans. The Transferor or Life shall provide the Servicer (if the certificate is to come from the Transferor), the Trustee, the Certificate Insurer and the Depositor with a certification of a Responsible Officer on the Determination Date next succeeding the end of such 60-day period indicating whether the Transferor is purchasing the Defective Mortgage Loan or substituting in lieu of such Defective Mortgage Loan a Qualified Substitute Mortgage Loan or Loans. With respect to the purchase of a Defective Mortgage Loan pursuant to this Section 3.5, the "Purchase Price" shall be equal to the Principal Balance of such Defective Mortgage Loan as of the date of purchase, plus the greater of (x) all accrued and unpaid interest on the Principal Balance of such Defective Mortgage Loan up until such Determination Date computed at the applicable Mortgage Loan Interest Rate and (y) 30 days' interest thereon, computed at the Mortgage Loan Interest Rate plus the amount of any unreimbursed Periodic Advances and Servicing Advances and Nonrecoverable Advances made by the Servicer with respect to such Defective Mortgage Loan, which Purchase Price shall be deposited in the related Collection Account (after deducting therefrom any amounts received in respect of such repurchased Defective Mortgage Loan and being held in the related Collection Account for future distribution to the extent such amounts represent recoveries of principal not yet applied to reduce the related Principal Balance or interest (net of the Servicing Fee) for the period from and after the Due Date in the Due Period most recently ended prior to such Determination Date).

         Any substitution of Mortgage Loans pursuant to this Section 3.5(a) and
Section 2.6(a) shall be accompanied by payment by the Transferor or Life of the Substitution Adjustment, if any, to be deposited in the related Collection Account. For purposes of calculating the Available Collection Amount for any Distribution Date, amounts paid by the Transferor or Life pursuant to this
Section 3.5 in connection with the repurchase or substitution of any Defective Mortgage Loan that are on deposit in the Collection Account as of the Determination Date for such Distribution Date shall be deemed to have been paid during the related Due Period and shall be transferred to the related Certificate Account as part of the related Available Distribution Amount.

                  As to any Deleted Mortgage Loan for which the Transferor or Life substitutes a Qualified Substitute Mortgage Loan or Loans, the Transferor or Life shall effect such substitution by delivering (i) to the Trustee and the Certificate Insurer a certification executed by a Responsible Officer of the Transferor to the effect that (A) the Substitution Adjustment has been credited to the related Collection Account; (B) that no default by Life shall have occurred and be continuing; and (C) that all conditions precedent to such substitution have been satisfied and (ii) to the Trustee (or the Custodian on behalf of the Trustee, as applicable) the documents constituting the Trustee's Mortgage Loan File for such Qualified Substitute Mortgage Loan or Loans.

                  (b) Life shall deposit in the related Collection Account all payments received in connection with such Qualified Substitute Mortgage Loan or Loans after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Mortgage Loans on or before the date of substitution will be retained by the Transferor (or Life, if substituted by Life). The Trustee will be entitled to all payments received on the Deleted Loan on or before the date of substitution, and the Transferor or Life, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Loan. The Transferor or Life shall give written notice to the Depositor, the Servicer, the Certificate Insurer and the Trustee that such substitution has taken place, and the Servicer shall amend the Mortgage Loan Schedule to reflect (i) the removal of such Defective Mortgage Loan from the terms of this Agreement and (ii) the substitution of the Qualified Substitute Mortgage Loan or Loans. The Transferor or Life shall promptly deliver to the Depositor, the Servicer and the Trustee, a copy of the amended Mortgage Loan Schedule. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and Life and the Transferor shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Section 3.4. On the date of such substitution, the Transferor or Life, as the case may be, will deposit into the related Collection Account an amount equal to the related Substitution Adjustment, if any.

                  (c) It is understood and agreed that, except as otherwise provided in the Insurance Agreement or the Purchase Agreement, the obligations of the Transferor and Life set forth in this Section 3.5 to cure, purchase or substitute for a Defective Mortgage Loan constitute the sole remedies of the Depositor, the Trustee, the Certificate Insurer and the Certificateholders hereunder respecting a breach of the representations and warranties contained in
Section 3.4. Any cause of action against the Transferor or Life relating to or arising out of a defect in a Trustee's Mortgage Loan File as contemplated by
Section 2.6 or against Life or the Transferor relating to or arising out of a breach of any representations and warranties made in Section 3.4 shall accrue as to any Mortgage Loan upon (i) discovery of such defect or breach by any Person and notice thereof to the Transferor or Life or notice thereof by the Transferor or Life to the Trustee, (ii) failure by the Transferor or Life to cure such defect or breach or to purchase or substitute such Mortgage Loan as specified above, and (iii) demand upon the Transferor by the Trustee, the Certificate Insurer or the Majority Certificateholders, as applicable, for all amounts payable in respect of such Mortgage Loan.

                  (d) Neither the Depositor nor the Trustee shall have any duty to conduct any affirmative investigation other than as specifically set forth in this Agreement as to the occurrence of any condition requiring the repurchase or substitution of any Mortgage Loan pursuant to this Section 3.5 or the eligibility of any Mortgage Loan for purposes of this Agreement.

                  (e) With respect to all Defective Mortgage Loans or other Mortgage Loans repurchased by the Transferor or Life pursuant to this Agreement, upon the deposit of the Purchase Price therefor in the related Collection Account, the Trustee shall assign to the Transferor or Life, as the case may be, without recourse, representation or warranty, all the Trustee's right, title and interest in and to such Defective Mortgage Loan or Loans, which right, title and interest were conveyed to the Trustee pursuant to Section 2.1.

                  (f) In connection with any Mortgage Loan that Life is required to purchase or replace, Life shall deliver to the Trustee and the Certificate Insurer, a Nondisqualification Opinion to the effect that such purchase or substitution will not cause (x) any federal tax to be imposed on the Trust, including any Federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the start-up day" under
Section 860G(d)(1) of the Code or (y) any portion of the Trust to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that such opinion indicates that a repurchase or substitution will result in the imposition of a prohibited transaction tax, give rise to net taxable income or be deemed a contribution to the REMIC after the "start-up day," Life shall not be required to repurchase or replace any such Mortgage Loan unless and until the Servicer, the Trustee or the Certificate Insurer has determined there is an actual or reasonably foreseeable default with respect thereto; and

                  (g) Life shall give prompt written notice to the Certificate Insurer and the Rating Agencies of any repurchase or substitution made pursuant to this Section 3.5 or Section 2.6 hereof.

                                   ARTICLE IV

                                THE CERTIFICATES

         Section 4.1 The Certificates.

         The Certificates shall be substantially in the forms annexed hereto as Exhibit A-l through Exhibit A-11. All Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer and authenticated by the manual or facsimile signature of an authorized officer. Certificates bearing the signatures of individuals who were at the time of the execution thereof the authorized officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Certificates or did not hold such offices at the date of such Certificates. All Certificates issued hereunder shall be dated the date of their authentication.

         Section 4.2 Registration of Transfer and Exchange of Certificates.

                  (a) The Trustee, as registrar, shall cause to be kept for the Trust a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of related Certificates and the registration of a Transfer or exchange of related Certificates. The Trustee is hereby appointed registrar for the purpose of registering and transferring of Certificates as herein provided. The Certificate Insurer shall be entitled to inspect and copy the Certificate Register and the records of the Trustee relating to the Certificates during normal business hours upon reasonable notice.

                  (b) All Certificates issued upon any registration of Transfer or exchange of Certificates with the Trustee shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of Transfer or exchange.

                  (c) Every Certificate presented or surrendered for registration of Transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Certificateholder thereof or his attorney duly authorized in writing.

                  (d) No service charge shall be made to a Certificateholder for any registration of Transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of Transfer or exchange of Certificates; any other expenses in connection with such Transfer or exchange shall be an expense of the Trust.

                  (e) It is intended that the Class A Certificates and Class IO Certificates be registered so as to participate in a global book-entry system with the DTC, as set forth herein. Each Class of Class A Certificates and Class IO Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Certificate with a denomination equal to the related Original Certificate Principal Balance or original Notional Amount, as applicable. Upon initial issuance, the ownership of each such Certificate shall be registered in the related Certificate Register in the name of Cede & Co., or any successor thereto, as nominee for DTC. The Depositor and the Trustee are hereby authorized to execute and deliver the Representation Letter with the DTC. With respect to Certificates registered in the related Certificate Register in the name of Cede & Co., as nominee of the DTC, the Depositor, Life, the Servicer, the Transferor, the Certificate Insurer and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants (as defined in the Representation Letter) or beneficial owners for which the DTC holds Certificates from time to time as a depository. Without limiting the immediately preceding sentence, the Depositor, Life, the Servicer, the Transferor and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the DTC, Cede & Co., or any Direct or Indirect Participant with respect to any Ownership Interest, (ii) the delivery to any Direct or Indirect Participant or any other Person, other than a Certificateholder, of any notice with respect to the Certificates or (iii) the payment to any Direct or Indirect Participant or any other Person, other than a Certificateholder, of any amount with respect to any distribution of principal or interest on the Certificates. No Person other than a Certificateholder shall receive a certificate evidencing such Certificate. Upon delivery by the DTC to the Trustee of written notice to the effect that the DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the Certificateholders appearing as Certificateholders at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the DTC.

                  (f) In the event that (i) the DTC or the Servicer advises the Trustee and the Certificate Insurer in writing that the DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Servicer or the DTC is unable to locate a qualified successor or (ii) the Trustee at its sole option, after notice to the Certificate Insurer, elects to terminate the book-entry system through the DTC, the Certificates shall no longer be restricted to being registered in the Certificate Register in the name of Cede & Co. (or a successor nominee) as nominee of the DTC. At that time, the Servicer may determine that the Class A Certificate or the Class IO Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Servicer, or such depository's agent or designee but, if the Servicer does not select such alternative global book-entry system, then the Certificates may be registered in whatever name or names Certificateholders transferring Certificates shall designate, in accordance with the provisions hereof; provided, however, that any such reregistration shall be at the expense of the Servicer.

                  (g) Notwithstanding any other provision of this Agreement to the contrary, so long as any Certificate is registered in the name of Cede & Co., as nominee of DTC, all distributions of principal or interest on such Certificates as the case may be and all notices with respect to such Certificates as the case may be shall be made and given, respectively, in the manner provided in the Representation Letter.

                  (h) Subject to the restrictions set forth in this Agreement, upon surrender for registration of Transfer of any Certificate at the office or agency of the Trustee located in Minneapolis, Minnesota, the Trustee shall execute, authenticate and deliver in the name of the designated transferee or transferees, a new Certificate of the same Class and Percentage Interest and dated the date of authentication by the Trustee. At the option of the Certificateholders, Certificates may be exchanged for other Certificates of Authorized Denominations of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. No service charge shall be made for any Transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates. All Certificates surrendered for Transfer and exchange shall be canceled and destroyed by the Trustee in accordance with the Trustee's standard procedures.

                  (i) No transfer, sale, pledge or other disposition of any Residual Interest Certificate shall be made unless such disposition is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws or "Blue Sky" laws, or is made in a transaction that does not require such registration or qualification. None of the Servicer, the Depositor, Life, the Transferor or the Trustee is obligated under this Agreement to register the Residual Interest Certificates under the Securities Act, or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of the Residual Interest Certificates without such registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, Life, the Transferor, the Servicer and the Certificate Insurer against any liability that may result if the transfer is not exempt or is not made in accordance with such applicable federal and state laws. Promptly after receipt by an indemnified party under this paragraph of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel reasonably satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are in conflict with or contrary to the interests of the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso of the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel for any indemnified party), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Under no circumstances shall the indemnified party enter into a settlement agreement with respect to any lawsuit, claim or other proceeding without the prior written consent of the indemnifying party.

                  (j) Each Person who has or who acquires any Ownership Interest in a Residual Interest Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Servicer or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under subclause (viii) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Interest Certificate are expressly subject to the following provisions:

                    (i) Each Person holding or acquiring any Ownership Interest in a Residual Interest Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                    (ii) In connection with any proposed Transfer of any
                         Ownership Interest in a Residual Interest Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Residual Interest Certificate until its receipt of, an affidavit and agreement (a "Transfer Affidavit and Agreement") attached hereto as Exhibit H from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Interest Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Interest Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 4.2(j) and agrees to be bound by them.

                    (iii) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause
                         (ii) above, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted

                         Transferee, no Transfer of an Ownership Interest in a Residual Interest Certificate to such proposed Transferee shall be effected.

                    (iv) Each Person holding or acquiring any Ownership Interest in a Residual Interest Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Interest Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate (attached hereto as Exhibit I) to the Trustee stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

                    (v) Each Person holding or acquiring an Ownership Interest in a Residual Interest Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through entity" within the meaning of Section 860E(e)(6)(B) of the Code in which a Person other than a Non- United States Person or Disqualified Organization holds an interest immediately upon acquiring an Ownership Interest in a Residual Interest Certificate, if it is, or is holding an Ownership Interest in a Residual Interest Certificate on behalf of, a "pass-through entity."

                    (vi) The Trustee will register the Transfer of any Residual
                         Interest Certificate only if it shall have received the Transfer Affidavit and Agreement. In addition, no Transfer of a Residual Interest Certificate shall be made unless the Trustee shall have received a representation letter, the form of which is attached hereto as Exhibit J from the Transferee of such Certificate to the effect that such Transferee is a United States Person and is not a "Disqualified Organization."

                   (vii) Any attempted or purported transfer of any Ownership
                         Interest in a Residual Interest Certificate in violation of the provisions of this Section 4.2 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Certificateholder or holder of a Residual Interest Certificate in violation of the provisions of this Section 4.2, then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Interest Certificate. The Trustee shall notify the Servicer and the Certificate Insurer upon receipt of written notice or discovery by a Responsible Officer that the registration of transfer of a Residual Interest Certificate was not in fact permitted by this Section 4.2. Knowledge shall not be imputed to the Trustee with respect to an impermissible transfer in the absence of such a written notice or discovery by a Responsible Officer. The Trustee shall not be liable to any Person for any registration of transfer of a Residual Interest Certificate that is in fact not permitted by this Section 4.2 or for the making of any payments due on such Certificate to the Holder thereof or the taking of any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered after receipt of the related Transfer Affidavit and Agreement in the form attached hereto as Exhibit H and Transferor's Certificate in the form attached hereto as
                         Exhibit I. The Trustee shall be entitled, but not obligated to recover from any Holder of a Residual Interest Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Interest Certificate recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate.

                  (viii) If any purported transferee shall become a Holder of a Residual Interest Certificate in violation of the restrictions in this Section 4.2, then the Servicer or its designee shall have the right, without notice to the Holder or any prior Holder of such Residual Interest Certificate, to sell such Residual Interest Certificate to a purchaser selected by the Servicer or its designee on such reasonable terms as the Servicer or its designee may choose. Such purchaser may be the Servicer itself or any affiliate of the Servicer. The proceeds of such sale, net of commissions, expenses and taxes due, if any, will be remitted by the Servicer to the last preceding purported transferee of such Residual Interest Certificate, except that in the event that the Servicer determines that the Holder or any prior Holder of such Residual Interest Certificate may be liable for any amount due under this Section 4.2 or any other provision of this Agreement, the Servicer may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this subclause (viii) shall be determined in the sole discretion of the Servicer or its designee, and it shall not be liable to any Person having an Ownership Interest in a Residual Interest Certificate as a result of its exercise of such discretion.

                    (ix) The provisions of Section 4.2(j) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that such modification of, addition to or elimination of such provisions will not cause REMIC I or REMIC II to cease to qualify as a REMIC and will not cause (x) REMIC I or REMIC II to be subject to an entity-level tax caused by the Transfer of any Ownership Interest in a Residual Interest Certificate to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-related tax caused by the transfer of an Ownership Interest in a Residual Interest Certificate to a Person that is not a Permitted Transferee.

                    (x) No transfer of a Residual Interest Certificate or any interest therein shall be made to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan"), unless the prospective transferee of such Residual Interest Certificate provides the Servicer, the Certificate Insurer and the Trustee with a certification of facts and, at the prospective transferee's expense, an Opinion of Counsel which establish to the satisfaction of the Servicer, the Certificate Insurer and the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under sentence, the Trustee and the Servicer shall require the prospective transferee of any Residual Interest Certificate to certify (in the form of Exhibit K hereto) that (A) it is neither (i) a Plan nor (ii) a Person who is directly or indirectly purchasing a Residual Interest Certificate on behalf of, as named fiduciary of, as trustee of, or with assets, of a Plan and (B) all funds used by such transferee to purchase such Certificates will be funds held by it in its general account which it reasonably believes do not constitute "plan assets" of any Plan.

                  (k) No transfer of a Class A Certificate or Class IO Certificate shall be made to Life or the Transferor or to the actual knowledge of any Responsible Officer of the Trustee, to any of Life's or the Transferor's affiliates, or successors or assigns.

         Section 4.3 Mutilated, Destroyed, Lost or Stolen Certificates.

                  If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Servicer, the Certificate Insurer and the Trustee such security or indemnity as may reasonably be required by each of them to save each of them harmless from liability, then, in the absence of notice to the Servicer and the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest in the same Trust, but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section 4.3, the Servicer and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and their fees and expenses connected therewith. Any duplicate

Certificate issued pursuant to this Section 4.3 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

         Section 4.4 Persons Deemed Owners.

                  Prior to due presentation of a Certificate for registration of transfer and subject to the provisions of Section 4.2, the Servicer, the Depositor, Life, the Transferor, the Certificate Insurer and the Trustee shall treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
6.6 and for all other purposes whatsoever, and the Servicer, the Depositor, Life, the Transferor, the Certificate Insurer and the Trustee shall not be affected by notice to the contrary.

                                    ARTICLE V

                    ADMINISTRATION AND SERVICING OF THE LOANS

         Section 5.1 Duties of the Servicer.

                  (a) The Servicer, as an independent contractor, shall service and administer the Mortgage Loans in accordance with the Accepted Servicing Practices and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement, it being understood, however, that the Servicer shall at all times remain responsible to the Trustee, the Certificate Insurer and Certificateholders for the performance of its duties herein. Notwithstanding anything to the contrary contained herein, the Servicer, in servicing and administering the Mortgage Loans, shall employ or cause to be employed procedures (including collection, foreclosure, liquidation and Foreclosure Property management and liquidation procedures) and exercise the same care that it customarily employs and exercises in servicing and administering loans of the same type as the Mortgage Loans for its own account, all in accordance with Accepted Servicing Procedures of prudent lending institutions and servicers of loans of the same type as the Mortgage Loans and giving due consideration to the Certificate Insurer's and the Certificateholders' reliance on the Servicer. The Servicer has and shall maintain the facilities, procedures and experienced personnel necessary to comply with the servicing standard set forth in this subsection (a) and the duties of the Servicer set forth in this Agreement relating to the servicing and administration of the Mortgage Loans.

                  (b) In accordance with the preceding general servicing standard, the Servicer, or any Subservicer on behalf of the Servicer, shall make all Servicing Advances in connection with the servicing of each Mortgage Loan hereunder. No costs incurred by the Servicer or any Subservicer in respect of Servicing Advances shall, for the purposes of distributions to Certificateholders, be added to the amount owing under the related Mortgage Loan. Notwithstanding any obligation by the Servicer to make a Servicing Advance hereunder with respect to a Mortgage Loan, before making any Servicing Advance that is material in relation to the outstanding Principal Balance thereof, the Servicer shall assess the reasonable likelihood of (i) recovering such Servicing Advance and any prior Servicing Advances for such Mortgage Loan, and (ii) recovering any amounts attributable to outstanding interest and principal owing on such Mortgage Loan for the benefit of the Certificateholders and the Certificate Insurer in excess of the costs, expenses and other deductions to obtain such recovery, including any Servicing Advances therefor. The Servicer shall only make a Servicing Advance with respect to a Mortgage Loan to the extent that the Servicer determines in its reasonable, good faith judgment that such Servicing Advance would likely be recovered as aforesaid.

                  (c) The Servicer shall make reasonably diligent efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow Accepted Servicing Procedures. The Servicer may in its discretion waive or permit to be waived any penalty interest or any other fee or charge which the Servicer would be entitled to retain hereunder as servicing compensation. The Servicer shall notify the Trustee of any such waiver, release, discharge, modification, indulgence or other such matter by delivering to the Trustee an Officer's Certificate certifying that such agreement is in compliance with this Section 5.1 together with the original copy of any written agreement or other document executed in connection therewith, all of which written agreements or documents shall, for all purposes, be considered a part of the related Trustee's Mortgage Loan File to the same extent as all other documents and instruments constituting a part thereof. Notwithstanding anything in this Agreement to the contrary, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Loan Interest Rate, reduce or increase the principal balance, change the lien priority, or change the final maturity date on or of such Mortgage Loan unless (i) the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, imminent and such modification would not be considered a Prohibited Transaction and (ii) the Certificate Insurer consents to such modifications in writing; provided, however, that the Servicer shall be permitted to extend the final maturity date on a Mortgage Loan by 180 days or less without the consent of the Certificate Insurer so long as the final maturity date is not extended beyond the latest Final Scheduled Distribution Date of the Certificates relating to the Pool related to such Mortgage Loan; provided further, that no modification of any Mortgage Loan shall be permitted unless a Nondisqualification Opinion is delivered.

                  (d) Without limiting the generality of Section 5.1(c), the Servicer, in its own name or in the name of a Subservicer, is hereby authorized and empowered when the Servicer believes it appropriate in its best judgment and subject to the requirements of this Agreement or Acceptable Servicing Procedures to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, and upon notice to the Trustee and the Certificate Insurer, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Trustee shall execute, at the written direction of the Servicer, any limited or special powers of attorney and other documents reasonably acceptable to the Trustee to enable the Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, including limited or special powers of attorney with respect to any Foreclosure Property, and the Trustee shall not be accountable for the actions of the Servicer or any Subservicers under such powers of attorney and shall be indemnified by such parties with respect to such actions.

                  The Servicer shall not alter its servicing and collection procedures relating to the Mortgage Loans in any material respect without the prior written consent of the Certificate Insurer and the Trustee.

                  The Servicer shall make any Mortgage Loan Interest Rate adjustments on each Interest Adjustment Date in compliance with applicable regulatory adjustable mortgage loan requirements and the Mortgage Notes. The Servicer shall establish procedures to monitor the Interest Adjustment Dates in order to assure that it uses a published interest rate in determining an interest rate change, and it will comply with those procedures. In the event a published interest rate is no longer available, the Servicer shall choose a new comparable published interest rate in accordance with the provisions hereof, of the applicable Mortgage Note and of Accepted Servicing Practices, and shall provide the Mortgagor, the Trustee and the Certificate Insurer with notice of the new published interest rate sufficient under law and the Mortgage Note. The Servicer shall execute and deliver all appropriate notices required by the applicable adjustable mortgage loan laws and regulations and the Mortgage Loan documents regarding such Mortgage Loan Interest Rate adjustments.

                  If the Servicer fails to make a timely Mortgage Loan Interest Rate adjustment in accordance with the terms of the related Mortgage Notes, the Servicer shall use its own funds to satisfy any shortage in the Mortgagor's remittance so long as such shortage shall continue; any such amount paid by the Servicer shall be reimbursable to it from any subsequent amounts collected on account of the related Mortgage Loan with respect to such adjustments.

                  (e) It is intended that the REMIC I and REMIC II shall each constitute, and that the affairs of the Trust shall be conducted so as to qualify each as, a "real estate mortgage investment conduit" ("REMIC") as defined in and in accordance with the REMIC Provisions. In furtherance of such intentions, the Servicer covenants and agrees that it shall not cause an Adverse REMIC Event to the extent reasonably within the Servicer's control and the scope of its duties more specifically set forth herein. The Servicer shall not take any action or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that the Trustee has not received a Nondisqualification Opinion and the Servicer shall have no liability hereunder for any action taken by it in accordance with the written instruments of the Trustee. In addition, prior to taking any action with respect to the REMIC I or REMIC II that is not expressly permitted under the terms of this Agreement, the Servicer will consult with the Trustee or its designee and the Certificate Insurer, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement. At all times as may be required by the Code, the Servicer shall use its best efforts to ensure that substantially all of the assets of the REMIC I or REMIC II will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code. In the event any specified time period or other requirement set forth in this Agreement in respect of compliance with the REMIC

Provisions becomes inconsistent with the REMIC Provisions as the same may be amended, such specified time period or other requirement shall also be deemed amended to comply with the requirements of this Section 5.1, unless such amended time period or other requirements shall be less protective of the interests of the Certificateholders of the Trust and the Certificate Insurer, in which case, to the extent consistent with the REMIC Provisions, the former time period or requirement shall continue in force. The Servicer may agree to changes in the terms of a Mortgage Loan that would not cause REMIC I or REMIC II to fail to qualify as a REMIC, as evidenced by a Nondisqualification Opinion delivered by the Servicer to the Trustee and the Certificate Insurer prior to the effective date of any such change, provided, however, that such changes (i) do not adversely affect the interests of Certificateholders or the Certificate Insurer,
(ii) are consistent with prudent business practice, as evidenced by an Officer's Certificate, delivered by the Servicer to the Trustee prior to such effective date, (iii) do not extend the maturity date of such Mortgage Loan in excess of one year, so long as the final maturity date is not extended beyond the latest Final Scheduled Distribution Date of the Certificates relating to the Pool related to such Mortgage Loan, and (iv) do not result in any change of the Mortgage Loan Interest Rate of such Mortgage Loan.

         Section 5.2 Liquidation of Mortgage Loans; Defaulted Mortgage Loans.

                  (a) In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 5.1(c) is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall, in accordance with the standard of care specified in Section 5.1(a), take such action as it shall deem to be in the best interest of the Certificateholders and the Certificate Insurer to collect or liquidate such Defaulted Mortgage Loan in a manner that in the reasonable judgment of the Servicer will be likely to maximize the net proceeds realizable therefrom under the circumstances. The Servicer shall give the Trustee and the Certificate Insurer notice of the election of remedies made pursuant to this Section 5.2. In connection with any collection or liquidation activities, the Servicer shall exercise collection or liquidation procedures with the same degree of care and skill as it would exercise or use under the circumstances in the conduct of its own affairs.

                  (b) During any Due Period occurring after a Mortgage Loan becomes a Liquidated Mortgage Loan, the Servicer shall deposit into the related Collection Account any proceeds received by it with respect to such Liquidated Mortgage Loan or the related Foreclosure Property ("Post Liquidation Proceeds").

                  (c) After a Mortgage Loan has become a Liquidated Mortgage Loan, the Servicer shall promptly prepare and forward to the Depositor, the Trustee and the Certificate Insurer, and, upon request of any Certificateholder, to such Certificateholder a Liquidation Report detailing the following: (i) the Net Liquidation Proceeds, Insurance Proceeds or Released Mortgaged Property Proceeds received in respect of such Liquidated Mortgage Loan; (ii) expenses incurred with respect thereto; (iii) any Net Mortgage Loan Losses incurred in connection therewith; and (iv) any Post Liquidation Proceeds.

                  (d) The Servicer may at its option purchase from the Trustee any Mortgage Loan that is 90 days or more Delinquent and (i) which the Servicer determines in good faith would otherwise become subject to foreclosure proceedings at a price equal to the Purchase Price and (ii) as to which default is imminent; provided, however, that the aggregate Principal Balance of all Mortgage Loans that may be so purchased by the Servicer shall not exceed an amount equal to 10% of the Original Pool Principal Balance. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited into the related Collection Account and the Trustee, upon (i) receipt of an Officer's Certificate of the Servicer as to the making of such deposit and (ii) confirmation that such deposit has been made, shall release or cause to be released to the Servicer the related Trustee's Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment as are furnished by the Transferor or the Servicer, as the case may be, in each case without recourse, as shall be necessary to vest in the Transferor or the Servicer, as the case may be, title to any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility or liability (except as to its own acts) with regard to such Mortgage Loan.

         Section 5.3 Fidelity Bond; Errors and Omission Insurance.

         The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of FNMA or FHLMC if it were the purchaser of the Mortgage Loans. The Servicer shall also maintain a fidelity bond (the "Fidelity Bond") in the form and amount that would meet the requirements of FNMA or FHLMC if it were the purchaser of the Mortgage Loans. The Servicer shall be deemed to have complied with this provision if an affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall not be canceled without thirty (30) days' prior written notice to the Trustee and the Certificate Insurer. Upon the request of the Trustee, the Certificate Insurer or any Certificateholder, the Servicer shall furnish to the requesting party copies of all binders and policies or certificates evidencing that such bonds and insurance policies are in full force and effect. No provision of this Section 5.3 requiring such fidelity of errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet the requirements set forth above.

         Section 5.4 Title, Management and Disposition of Foreclosure Property.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (a "Foreclosure Property"), the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

         The Servicer shall manage, conserve, protect and operate each Foreclosure Property for the Trustee, the Certificate Insurer and the Certificateholders solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the Foreclosure Property in the same manner that it manages, conserves, protects and operates other foreclosure property for its own account. The Servicer shall attempt to sell the same (and may temporarily lease the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificate Insurer and the Certificateholders.

         The Servicer shall, consistent with the servicing standards set forth herein, foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with realization upon defaulted Mortgage Loans, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in accordance with Accepted Servicing Procedures and the requirements of insurers under any insurance policy required to be maintained hereunder with respect to the related Mortgage Loan. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated herein.

         The Servicer shall not be required to make any Servicing Advance, to foreclose upon any Mortgaged Property, or otherwise expend its own funds toward the restoration of any Mortgaged Property that shall have suffered damage from an Uninsured Cause, unless it shall determine in its reasonable judgment, as evidenced by a certificate of a Servicing Officer delivered to the Trustee and the Certificate Insurer, that such foreclosure or restoration, as the case may be, will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for Servicing Advances. Any Servicing Advances made with respect to a Mortgage Loan shall be recoverable by the Servicer only from recoveries on such Mortgage Loan.

         The disposition of Foreclosure Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interest of the Trustee, the Certificate Insurer and the Certificateholders and, as soon as practicable thereafter, the expenses of such sale shall be paid. The Net Liquidation Proceeds or Post Liquidation Proceeds, as applicable, from the conservation, disposition and sale of the Foreclosure Property shall be promptly deposited by the Servicer in the related Collection Account in accordance with and Section 6.1.

         Prior to acquiring any Foreclosure Property, the Servicer shall cause a review to be performed, in accordance with Accepted Servicing Procedures, on the related Mortgaged Property by a company such as Equifax, Inc. or Toxicheck, and the scope of such review shall be limited to the review of public records and documents for indications that such Mortgaged Property has on it, under it or is near, hazardous or toxic material or waste. If such review reveals that the Mortgaged Property has on it, under it or is near hazardous or toxic material or waste or reveals any other environmental problem, the Servicer shall provide a copy to the Trustee and the Certificate Insurer of the related report with an attached certification of a Responsible Officer that based on an analysis of all available information (including potential clean up costs and liability claims) at the time it is the best judgment of such Responsible Officer that such foreclosure shall increase Net Liquidation Proceeds to the Trustee, and the Servicer shall not foreclose or accept a deed-in-lieu of foreclosure of such Mortgaged Property without the prior written consent of the Certificate Insurer. The Trustee shall promptly forward such report and certification to the

Certificateholders. If the Servicer has actual knowledge or reasonably believes that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the Servicer will not cause the Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceleding.

         The Servicer may contract with any independent contractor for the operation and management of any Foreclosure Property, provided that:

                           (i) the terms and conditions of any such contract
shall not be inconsistent with this Agreement;

                           (ii) any such contract shall require, or shall be
administered to require, that the independent contractor pay all costs and expenses incurred in connection with the operation and management of such Foreclosure Property and remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than two days following the receipt thereof by such independent contractor;

                           (iii) none of the provisions of this Section 5.4
relating to any such contract or to actions taken through any such independent contractor shall be deemed to relieve the Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such Foreclosure Property; and

                           (iv) the Servicer shall be obligated with respect
thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such Foreclosure Property.

The Servicer shall be entitled to enter into any agreement with any independent contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such independent contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall be liable for all fees owed by it to any such independent contractor, provided that any amounts so expended shall be deemed Servicing Advances. Each liquidation of a Foreclosure Property shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in accordance with Accepted Servicing Procedures, and the resulting Liquidation Proceeds shall be distributed in accordance with the Section 6.5 and Section 6.6.

         In the event that Trust acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, such Mortgaged Property shall be disposed of by or on behalf of such Trust within two years after its acquisition thereby unless (a) the Servicer shall have provided to the Trustee and the Certificate Insurer a Nondisqualification Opinion to the effect that the holding by such Trust of such Mortgaged Property subsequent to two years after its acquisition (and specifying the period beyond such two-year period for which the Mortgaged Property may be held) will not cause such Trust to be subject to the tax on prohibited transactions imposed by Code Section 860F(a)(1), otherwise subject such Trust or the related Trust Fund to tax or cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that any REMIC I Regular Interests or Certificates are outstanding, or (b) the Servicer or the Trustee

(at the Servicer's expense) shall have applied for, at least 60 days prior to the expiration of such two-year period, an extension of such two-year period in the manner contemplated by Code Section 856(e)(3), in which case the two-year period shall be extended by the applicable period. The Servicer shall further ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by REMIC I or REMIC II of any income from non- permitted assets as described in Code
Section 860F(a)(2)(B), and that such REMIC does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2) with respect to such property.

         Section 5.5 Access to Certain Documentation and Information Regarding
                     the Mortgage Loans.

                  (a) The Servicer shall provide to the Depositor, the Trustee, the Certificate Insurer and the Certificateholders and the supervisory agents and examiners of each of the foregoing access to the documentation regarding the Mortgage Loans required by applicable state and federal regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

                  (b) The Servicer shall supply information to the Trustee in such form as the Trustee shall reasonably request, on or before the start of the fifth (5th) Business Day preceding the related Distribution Date, as is required in the Trustee's reasonable judgment to enable the Trustee to make required distributions and to furnish the required reports to Certificateholders.

         Section 5.6 Subservicing.

                  (a) The Servicer may enter into Subservicing Agreements for any servicing and administration of Mortgage Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement and is an Eligible Servicer; provided, however, that the Certificate Insurer has provided its prior written consent. The Servicer shall give prior written notice to the Depositor, the Certificate Insurer and the Trustee of the appointment of any Subservicer. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and to either directly service the related Mortgage Loans or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder.

         In the event of termination of any Subservicer, and unless a successor Subservicer has otherwise been appointed, all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer without any additional act or deed on the part of such Subservicer or the Servicer, and the Servicer shall service directly the related Mortgage Loans.

         Each Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Trustee (with the prior written consent of the Certificate Insurer) or the Certificate Insurer in the event that the Servicer shall, for any reason, no longer be the Servicer. In no event shall any Subservicing Agreement require the Trustee, as successor

Servicer, for any reason whatsoever to pay compensation to a Subservicer in order to terminate such Subservicer.

                  (b) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Depositor, the Trustee, the Certificate Insurer and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when the Subservicer has actually received such payments and, unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Servicer. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  (c) In the event the Servicer shall for any reason no longer be the Servicer (including by reason of an Event of Default), the successor Servicer, on behalf of the Depositor, the Trustee, the Certificate Insurer and the Certificateholders pursuant to Section 5.7, shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, unless the successor Servicer elects to terminate any Subservicing Agreement in accordance with its terms. The successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the predecessor Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements which accrued prior to the transfer of servicing to the successor Servicer. The predecessor Servicer at its expense and without right of reimbursement therefor, shall, upon request of the successor Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

                  (d) As part of its servicing activities hereunder, the Servicer, for the benefit of the Depositor, the Trustee, the Certificate Insurer and the Certificateholders, shall enforce the obligations of each Subservicer under the related Subservicing Agreement. Such enforcement, including the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

                  (e) Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone and none of the Depositor, the Trustee, the Certificate Insurer or the Certificateholders shall be deemed parties thereto or shall have any claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 5.6(c).

                  (f) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more segregated accounts (collectively, the "Subservicing Account"). The Subservicing Account shall be an Eligible Account. The Subservicer will be required to deposit into the Subservicing Account no later than the first Business Day after receipt all proceeds of Mortgage Loans received by the Subservicer and remit such proceeds to the Servicer for deposit in the Collection Account not later than the Business Day following receipt thereof by the Subservicer. Notwithstanding anything in this clause (f) to the contrary, the Subservicer shall only be able to withdraw funds from the Subservicing Account for the purpose of remitting such funds to the Servicer for deposit into the Collection Account. The Servicer shall require the Subservicer to cause any collection agent of the Subservicer to send a copy to the Servicer of each statement of monthly payments collected by or on behalf of the Subservicer within five Business Days after the end of every month, and the Servicer shall compare the information provided in such reports with the deposits made by the Subservicer into the Collection Account for the same period. The Servicer shall be deemed to have received payments on the Mortgage Loans on the date on which the Subservicer has received such payments.

         Section 5.7 Successor Servicers.

         In the event that the Servicer is terminated pursuant to Section 12.1, or resigns pursuant to Section 10.4 or otherwise becomes unable to perform its obligations under this Agreement, the Trustee will become the successor Servicer unless the Certificate Insurer shall appoint another successor Servicer or the Trustee, with the prior written consent of the Certificate Insurer, or the Certificate Insurer will appoint a successor Servicer in accordance with the provisions of Section 12.2; provided that any successor Servicer, including the Trustee, shall satisfy the requirements of an Eligible Servicer and shall be approved by the Certificate Insurer.

         Section 5.8 Maintenance of Hazard Insurance; Property Protection
                     Expenses.

         The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance naming the Servicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the least of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time, (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan accrued interest and related Liquidation Expense and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. The Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, fire and hazard insurance with extended coverage in an amount which is at least equal to the least of (i) the maximum insurable value from time to time of the improvements which are a part of such property, (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan accrued interest and related Liquidation Expense and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis at the time of such foreclosure, fire and or deed in lieu of foreclosure.

         Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with Accepted Servicing Procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the related Collection Account, subject to withdrawal as set forth herein.

         Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance or as set forth in this Section 5.8. If the Mortgaged Property or Foreclosure Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area (and if the flood insurance policy referenced herein has been made available), the Servicer will cause to be maintained flood insurance in respect thereof. Such flood insurance shall be in an amount equal to the least of (i) the sum of the Principal Balance of the related Mortgage Loan and any senior lien, (ii) the maximum insurable value of the related Mortgaged Property or Foreclosure Property, and (iii) the maximum amount of such insurance available for the related Mortgaged Property or Foreclosure Property under the national flood insurance program (assuming that the area in which such Mortgaged Property or Foreclosure Property is located is participating in such program).

         Section 5.9 Maintenance of Mortgage Impairment Insurance Policy.

         In the event that the Servicer shall obtain and maintain a blanket policy with an insurer acceptable to the Certificate Insurer and the Rating Agencies having a general policy rating of A:VIII or better in Best's Key Rating Guide, insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of Section 5.8, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section 5.8, it being understood and agreed that such blanket policy may contain a deductible clause that is in form and substance consistent with standard industry practice for servicers of mortgage loans comparable to the Mortgage Loans, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 5.8, and there shall have been a loss which would have been covered by such policy, deposit in the related Collection Account the difference, if any, between the amount that would have been payable under a policy complying with Section 5.8 and the amount paid under such blanket policy. Upon the request of the Trustee, the Certificate Insurer or any Certificateholder, the Servicer shall cause to be delivered to the Trustee, the Certificate Insurer or such Certificateholder, as the case may be, a certified true copy of such policy. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee, the Certificate Insurer and Certificateholders, claims under any such policy in a timely fashion in accordance with the terms of such policy.

         Section 5.10 Reports to the Securities and Exchange Commission.

         The Trustee shall file with the Securities and Exchange Commission all reports on Forms 8-K and 10-K required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Upon the request of the Trustee, each of the Servicer, the Depositor and the Transferor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section 5.10. Fees and expenses incurred by the Trustee in connection with the foregoing shall not be paid by the Trust.

         Section 5.11 Payment of Taxes, Insurance and Other Charges.

         The Servicer may and, if required by the Servicer, the Subservicers shall, establish and maintain one or more accounts (the "Servicing Accounts"), into which any collections from the Mortgagors (or related advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, and comparable items for the account of the Mortgagors shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. Withdrawals of amounts so collected from a Servicing Account may be made only to (i) effect timely payment of taxes, assessments, hazard insurance premiums, and comparable items;
(ii) reimburse the Servicer (or a Subservicer to the extent provided in the related Subservicing Agreement) out of related collections for any advances with respect to taxes, assessments and insurance premiums and with respect to hazard insurance; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 13.1. As part of its servicing duties, the Servicer or Subservicers shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement from the Trustee, the Depositor, the Certificate Insurer, or any Certificateholder therefor. Upon request of the Trustee, the Transferor the Certificate Insurer, or the Servicer shall cause the bank, savings association or other depository for each Servicing Account to forward to the Trustee and the Certificate Insurer copies of such statements or reports as the Trustee, the Depositor, the Certificate Insurer, or any Certificateholder shall reasonably request.

         Section 5.12 Filing of Continuation Statements.

         On or before the fifth anniversary of the filing of any financing statements by Life, the Transferor or the Depositor, respectively, with respect to the assets conveyed to the Trustee, Life, the Transferor and the Depositor as the case may be shall prepare, have executed by the necessary parties and file in the proper jurisdictions all financing and continuation statements necessary to maintain the liens, security interests, and priorities of such liens and security interests that have been granted by Life, the Transferor or the Depositor, as the case may be, and Life Bank, Life Investments Holdings, Inc. or Morgan Stanley ABS Capital I Inc., as the case may be shall continue to file on or before each fifth anniversary of the filing of any financing and continuation statements such additional financing and continuation statements until the Trust has been terminated pursuant to Section 13.1 of the this Agreement. The Trustee agrees to cooperate with Life, the Transferor and the Depositor in preparing, executing and filing such statements. The Trustee agrees to notify Life, the Transferor and the Depositor, with a copy to the Certificate Insurer, on the third Distribution Date prior to each such fifth anniversary of the requirement to file such financing and continuation statements. The filing of any such statement with respect to Life, the Transferor and the Depositor shall not be construed as any indication of an intent of any party contrary to the expressed intent set forth in (i) Section 2.2 , (ii) the Purchase Agreement or (iii) the Sale Agreement. If Life, the Transferor or the Depositor has ceased to do business whenever any such financing and continuation statements must be filed or Life, the Transferor or the Depositor fails to file any such financing statements or continuation statements at least one month prior to the expiration thereof and the Trustee is notified of such failure or has actual knowledge thereof, the Trustee shall perform the services required under this Section 5.12.

         Section 5.13 Adjustment of Servicing Compensation in Respect of Prepaid
                      Mortgage Loans.

         The aggregate amount of the Servicing Fees that the Servicer shall be entitled to receive with respect to all of the related Mortgage Loans and each Distribution Date shall be reduced on such Distribution Date by an amount equal to the aggregate Prepayment Interest Shortfall with respect to all related Mortgage Loans which were subjects of Principal Prepayments during the month preceding the month of such Distribution Date. The amount of such reduction of the aggregate Servicing Fee with respect to any Distribution Date under this
Section 5.13 shall be limited to the aggregate amount of the Servicing Fees otherwise payable to the Servicer (without adjustment on account of Prepayment Interest Shortfalls) with respect to (i) scheduled payments having the Due Date occurring in the Due Period preceding such Distribution Date received by the Servicer prior to the Determination Date, and (ii) Principal Prepayments and Liquidation Proceeds received in the Due Period related to such Distribution Date, and the rights of the Certificateholders to reduce the Servicing Fee shall not be cumulative.

         Section 5.14 Periodic Advances: Special Advance.

                  (a) If, on any Determination Date the Servicer determines that any Monthly Payments due on the Due Date immediately preceding such Determination Date have not been received as of the close of business on the Business Day preceding such Determination Date the Servicer shall determine the amount of any Periodic Advance required to be made with respect to the related Distribution Date. The Servicer shall, on such Determination Date, deliver a report to the Trustee and the Certificate Insurer indicating the payment status of each Mortgage Loan as of such Determination Date. The Servicer shall include in the amount to be deposited in the related Certificate Account on such Determination Date an amount equal to the Periodic Advance, if any, which deposit may be made in whole or in part from funds in the related Collection Account being held for future distribution or withdrawal on or in connection with Distribution Dates in subsequent months. Any funds being held for future distribution to Certificateholders and so used shall be replaced by the Servicer from its own funds by deposit in the related Collection Account on or before the Business Day preceding any such future Determination Date to the extent that funds in the related Collection Account on such Determination Date shall be less than payments to Certificateholders required to be made on such date.

                  The Servicer shall designate on its records the specific Mortgage Loans and related installments (or portions thereof) as to which such Periodic Advance shall be deemed to have been made, such determination being conclusive for purposes of withdrawals from the related Collection Account pursuant to Section 6.2.

                                   ARTICLE VI

                           DISTRIBUTIONS AND PAYMENTS

         Section 6.1 Establishment of Collection and Certificate Accounts;
                     Deposits to the Collection and Certificate Accounts.

                  (a) The Servicer shall establish and maintain two separate Collection Accounts which shall be Eligible Accounts and shall be titled "Fixed Rate Collection Account, Norwest Bank Minnesota, National Association, as trustee for registered holder of Life Bank Asset-Backed Certificates, Series 1998-1" and "Adjustable Rate Collection Account, Norwest Bank Minnesota, National Association, as trustee for registered holder of Life Bank Asset-Backed Certificates, Series 1998-1."

                  The Servicer shall deposit or cause to be deposited (without duplication) within two (2) Business Days, of receipt thereof in the related Collection Account and retain therein in trust for the benefit of the related Certificateholders and the Certificate Insurer: (i) all payments of prepayment penalties and principal received in respect of the Mortgage Loans after the related Cut-Off Date, all payments of interest and principal due in respect of the Mortgage Loans (including prepaid monthly payments) from and after the Cut-Off Date, irrespective of when received, and all interest paid or received on the Mortgage Loans prior to the Cut-Off Date but relating to any period after the Cut-Off Date; (ii) all Net Liquidation Proceeds and Post Liquidation Proceeds pursuant to Section 5.2 or Section 5.4; (iii) all Insurance Proceeds;
(iv) all Released Mortgaged Property Proceeds; (v) any amounts payable in connection with the repurchase of any Mortgage Loan and the amount of any Substitution Adjustment pursuant to Section 2.6 and Section 3.5; (vi) any amount required to be deposited in the related Collection Account pursuant to the receipt of proceeds from any insurance policies under Section 5.3 or the deposit of the Termination Price under Section 13.2; (vii) any Periodic Advances payable by the Servicer, and (viii) any Compensating Interest paid by the Servicer.

                  The Servicer shall be entitled to retain and not deposit into the related Collection Account any amounts (such as assumption fees, modification fees, and other administrative fees, insufficient funds charges, late payment charges and investment income) on earnings on the Trust Accounts received with respect to a Mortgage Loan that constitute additional Servicing Compensation pursuant to Section 8.3, and such amounts retained by the Servicer during a Due Period shall be excluded from the calculation of the Servicing Compensation that is distributable to the Servicer from the related Collection Account on the next Distribution Date following such Due Period.

                  (b) The Trustee shall establish and maintain two separate Certificate Accounts which shall be Eligible Accounts and shall be titled "Group I Certificate Account, Norwest Bank Minnesota, National Association, as trustee for the registered holders of Life Bank Asset-Backed Certificates, Series 1998-1" and "Group II Certificate Account, Norwest Bank Minnesota, National Association, as trustee for the registered holders of Life Bank Asset-Backed Certificates, Series 1998-1."

                  (c) For each period ending on the Business Day prior to each Determination Date, the Servicer may invest the funds in the Collection Accounts only in Permitted Investments which shall mature no later than the Business Day immediately preceding the Determination Date next following the date of such investment and shall not be disposed of prior to its maturity. For each period beginning on each Determination Date and ending on the Distribution Date, the Trustee may in writing to invest the funds in the Certificate Accounts only in Permitted Investments. No Permitted Investment shall be sold or disposed of at a gain prior to maturity unless the Servicer, the Certificate Insurer and Trustee, has received a Nondisqualification Opinion (at the Servicer's expense) that such sale or disposition will not cause the Trust Fund to be subject to the tax on income from prohibited transactions imposed by Section 860F(a)(1) of the Code, otherwise subject REMIC I or REMIC II to tax or cause REMIC I or REMIC II to fail to qualify as a REMIC. All net income (other than any gain from a sale or disposition of the type referred to in the preceding sentence) realized from any such Permitted Investment shall be for the benefit of the Servicer, as additional compensation. The amount of any losses incurred in respect of any such Permitted Investments held in the Collection Accounts and in the Certificate Accounts which is in excess of the income and gain thereon shall be deposited in the related Certificate Account by the Servicer out of its own funds immediately as realized.

                  (d) On each Determination Date, the Servicer shall cause to be deposited in the Group I and Group II Certificate Account, from funds on deposit in the Collection Account, an amount equal to the related Available Collection Amount with respect to the Fixed Rate Pool and the Adjustable Rate Pool, respectively.

         Section 6.2 Permitted Withdrawals From the Collection Accounts and
                     the Certificate Accounts.

                  (a) On each Determination Date the Servicer shall withdraw from each Collection Account the related Available Collection Amount and remit such Available Collection Amount into the related Certificate Account held by the Trustee to be distributed on the related Distribution Date. In addition, on each Determination Date during each Pre-Funding Period and for the Distribution Date following the end of the Pre-Funding Period, the Trustee shall withdraw from the related Pre-Funding Account the amounts of any Pre-Funding Earnings for the related Due Period together with any amounts remaining on deposit in the Pre-Funding Account at the close of the Pre-Funding Period and deposit such amounts into the related Certificate Account. On each Determination Date, the Servicer shall make the following withdrawals from the Collection Accounts, in no particular order of priority: (i) to withdraw any amount not required to be deposited in a Collection Account or deposited therein in error; (ii) on each Determination Date, to pay to the Servicer any accrued and unpaid Servicing Fees and any additional Servicing Compensation pursuant to
Section 8.3 not withheld pursuant to Section 6.1; (iii) on each Determination Date, to pay to the Servicer any unreimbursed Servicing Advances, without interest, provided, however, that the Servicer's right to reimbursement for unreimbursed Servicing Advances shall be limited to late collections (excluding the scheduled monthly payments) on the related Mortgage Loans, including late collections constituting Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds, Post Liquidation Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed; and (iv) on each Determination Date, to reimburse the Servicer for any Periodic Advances determined by the Servicer in good faith to have become Nonrecoverable Advances.

                  (b) The Trustee shall withdraw or cause to be withdrawn funds from the Certificate Accounts for the following purposes: (i) to effect the distributions described in Section 6.5 and Section 6.6; (ii) to pay to the Seller with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.6 or Section
3.5 or to pay to the Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Principal Balance was determined; (iii) on each Distribution Date, to pay the Servicer any net interest earned on or net investment income earned with respect to funds in the Certificate Accounts up to the Business Day immediately prior to such Distribution Date; (iv) on each Distribution Date, to pay itself any interest earned on or investment income earned with respect to funds in the Certificate Accounts from the Business Day immediately prior to such Distribution Date to such Distribution Date; (v) to return to the related Collection Account any amount deposited in a Certificate Account that was not required to be deposited therein; and (vii) to clear and terminate the Certificate Accounts upon termination of the Trust pursuant to
Article XIII.

                  The Trustee shall keep and maintain a separate accounting for withdrawals from the Certificate Accounts pursuant to each of subclauses (i) through (vii) listed above.

         Section 6.3 Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery from the Servicer or any Subservicer of all money and other property payable to or receivable by the Trustee pursuant to this Agreement, including all payments due on the Mortgage Loans in accordance with the respective terms and conditions of such Mortgage Loans and required to be paid over to the Trustee by the Servicer or by any Subservicer. The Trustee shall hold all such money and property received by it, as part of the Trust Fund and shall apply it as provided in this Agreement.

         Section 6.4 The Certificate Insurance Policy.

                  (a) On the third Business Day prior to each Distribution Date, the Trustee shall determine with respect to the such Distribution Date the amount to be on deposit in the Certificate Accounts on such Distribution Date constituting the Available Distribution Amount.

                  (b) No later than the third Business Day prior to each Distribution Date, the Trustee will determine whether a Deficiency Amount exists under either Certificate Insurance Policy. If the Trustee determines that a Deficiency Amount exists, the Trustee shall complete a Notice in the form of Exhibit A to the related Certificate Insurance Policy and submit such notice to the Certificate Insurer no later than 12:00 noon New York City time on the third Business Day preceding such Distribution Date as a claim for an Insured Payment in an amount equal to such excess.

                  (c) The Trustee shall establish two separate Eligible Accounts for the benefit of Holders of the Group I Certificates and the Group II Certificates, as applicable, and the Certificate Insurer referred to herein as the "Certificate Insurance Payments Accounts" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit upon receipt any amount paid under the related Certificate Insurance Policy in the related Certificate Insurance Payments Account and distribute such amount only for purposes of payment to Certificateholders of Group I Certificates or Group II Certificates for which a claim was made and such amount may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the Depositor, the Transferor, the Trustee, or the Trust Fund. Amounts paid under the applicable Certificate Insurance Policy, shall be transferred by the Trustee from the related Certificate Insurance Payments Account to the related Certificateholders in accordance with Section 6.6. It shall not be necessary for payments made under the Certificate Insurance Policies to be made by checks or wire transfers separate from other amounts distributed pursuant to Section 6.6. However, the amount of any payment of principal or of interest on the Certificates to be paid from funds transferred from the Certificate Insurance Payments Accounts shall be noted as provided in paragraph (d) below. Funds held in the Certificate Insurance Payments Accounts shall not be invested. Any funds remaining in the Certificate Insurance Payments Accounts on the first Business Day following a Distribution Date shall be returned to the Certificate Insurer pursuant to the written instructions of the Certificate Insurer by the end of such Business Day.

                  (d) The Distribution Statement shall indicate the amount of interest and principal paid in respect of the Class A Certificates and the Class IO Certificates from moneys received under the Certificate Insurance Policies.

                  (e) The Trustee shall, as necessary, make a claim on the related Certificate Insurance Policy in respect of Preference Amounts in accordance with the terms of the related Certificate Insurance Policy. The Trustee shall furnish to the Certificate Insurer or its fiscal agent, if any, its records evidencing the payments which have been made by the Trustee and subsequently recovered from Certificateholders, and dates on which such payments were made.

                  (f) The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Certificates. Each Certificateholder, by its purchase of Certificates, the Servicer and the Trustee agree that, the Certificate Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to, and each Certificateholder, the Servicer and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of the Servicer, the Trustee and each Certificateholder in the conduct of any such Preference Claim, including all rights of any party to any adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

                  (g) The Trustee shall (i) receive as attorney-in-fact of each Group I Certificate and each Group II Certificate any Insured Payment from the Certificate Insurer and (ii) distribute such Insured Payment as set forth in subsection (c) above.

         Section 6.5 Distributions in Connection with Certificates.

                  (a) No later than 12:00 noon Minneapolis time on each Determination Date, the Servicer shall deliver to the Trustee and the Certificate Insurer a report in computer-readable form (including electronic transmission, provided that a portion of such report relating to certain delinquency information may be delivered in hard copy form rather than computer-readable form) containing such information as to each Mortgage Loan as of such date and such other information as the Trustee or the Certificate Insurer shall reasonably require.

                  (b) With respect to funds deposited in the Group I Certificate Account together with any Insured Payment with respect to the Group I Certificates and any amounts on deposit in the Group II Certificate Account (to the extent of the Group II Cross-Over Amount), the Trustee shall make the following distributions in the following order of priority (provided, however, that Insured Payments shall be distributed pursuant to Section 6.5(b)(iii) and
(iv) only):

                   (i) to the Trustee, an amount equal to the Trustee Fee then due with respect to the Group I Certificates;

                   (ii) to the Certificate Insurer, the Certificate Insurance Premium then due with respect to the Group I Certificates;

                  (iii) concurrently to the holders of the Group I Certificates, the related Certificateholders' Interest Distributable Amount for the related Interest Period calculated at the related Pass-Through Rate, pro rata, based on the amount of interest distributable in respect of each such Class on such Distribution Date;

                  (iv) to the extent of the Group I Principal Distribution Amount net of any Overcollateralization Increase Amount with respect to the Group I Certificates, first, to the holders of the Class A-6 Certificates, in reduction of the Certificate Principal Balance of the Class A-6 Certificates, an amount equal to the Class A-6 Lockout Distribution, if any, for such Distribution Date; and second, in sequential order, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates in reduction of the related Certificate Principal Balance of each such Class, in each case until the Certificate Principal Balance thereof is reduced to zero;

                  (v) to the Certificate Insurer, amounts necessary to reimburse the Certificate Insurer for Reimbursement Amounts owed to it with respect to the Group I Certificates;

                  (vi) to the holders of the Group II Certificates, or the Trustee or Certificate Insurer, as applicable, the Group I Cross-Over Amount;

                  (vii) to the holders of the Group I Certificates then entitled to receive distributions of principal (as set forth in clause (iv) above), an amount equal to any Overcollateralization Increase Amount with respect to the Group I Certificates for such Distribution Date;

                  (viii) to the holders of the Group II Certificates then entitled to receive distributions of principal (as set forth in clause
         (iv) of subsection (c) below) an amount equal to any Overcollateralization Deficiency Amount remaining with respect to the Group II Certificates after application of the Group II Available Distribution Amount on such Distribution Date;

                  (ix) to the holders of the Class A-7 Certificates, any Class A-7 Available Funds Cap Carry-Forward Amount for such Distribution Date;

                   (x) to the Servicer and/or the Trustee, reimbursement for certain permitted reimbursable amounts; and

                  (xi) to the holders of the Residual Certificates, pro rata, the Group I Available Distribution Amount remaining on such Distribution Date, if any.

                  (c) With respect to funds deposited in the Group II Certificate Account together with any Insured Payment with respect to the Group II Certificates and any amounts on deposit in the Group I Certificate Account (to the extent of the Group I Cross-Over Amount), the Trustee shall make the following distributions in the following order of priority (provided, however, that Insured Payments shall be distributed pursuant to Section 6.5(c)(iii) and
(iv) only):

                   (i) to the Trustee, an amount equal to the Trustee Fee then due with respect to the Group II Certificates;

                   (ii) to the Certificate Insurer, the Certificate Insurance Premium then due with respect to the Group II Certificates;

                  (iii) concurrently to the holders of the Group II Certificates, the related Certificateholders' Interest Distributable Amount for the related Interest Period calculated at the related Pass-Through Rate, pro rata, based on the amount of interest distributable in respect of each such Class on such Distribution Date;

                  (iv) to the extent of the Group II Principal Distribution Amount net of any Overcollateralization Increase Amount with respect to the Group II Certificates, first, to the holders of the Class A-8 Certificates, in reduction of the Certificate Principal Balance of the Class A-8 Certificates, an amount equal to the Class A-8 Lockout Distribution, if any, for such Distribution Date; and second, in sequential order, to the holders of the Class A-7 and Class A-8 Certificates in reduction of the related Certificate Principal Balance of each such Class, in each case until the Certificate Principal Balance thereof is reduced to zero;

                  (v) to the Certificate Insurer, amounts necessary to reimburse the Certificate Insurer for Reimbursement Amounts owed to it with respect to the Group II Certificates;

                  (vi) to the holders of the Group I Certificates, or the Trustee or Certificate Insurer, as applicable, the Group II Cross-Over Amount;

                  (vii) to the holders of the Group II Certificates then entitled to receive distributions of principal (as set forth in clause
         (iv) above), an amount equal to any Overcollateralization Increase Amount with respect to the Group II Certificates for such Distribution Date;

                  (viii) to the holders of the Group I Certificates then entitled to receive distributions of principal (as set forth in clause
         (iv) of subsection (b) above) an amount equal to any Overcollateralization Deficiency Amount remaining with respect to the Group I Certificates after application of the Group I Available Distribution Amount on such Distribution Date;

                  (ix) to the holders of the Class A-7 Certificates, an amount equal to the Class A-7 Available Funds Cap Carry-Forward Amount for such Distribution Date;

                   (x) to the Servicer and/or the Trustee, reimbursement for certain permitted reimbursable amounts; and

                  (xi) to the holders of the Residual Certificates, pro rata, the Group II Available Distribution Amount remaining on such Distribution Date, if any.

         Section 6.6 Reserved.

         Section 6.7 Investment of Accounts.

                  (a) So long as no Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of any Trust Account (other than the Certificate Insurance Payments Account) shall be invested and reinvested by the Servicer with respect to the Collection Accounts, the Pre-Funding Accounts and the Capitalized Interest Accounts and by the Trustee with respect to the Certificate Accounts in one or more Permitted Investments bearing interest or purchased at a discount. If an Event of Default shall have occurred and be continuing or if the Servicer does not provide investment directions, the Trustee shall invest all Trust Accounts (other than the Certificate Insurance Payments Account) in Permitted Investments described in paragraph (d) of the definition of Permitted Investments. No such investment in any Trust Account (other than the Collection Accounts) shall mature later than the Business Day immediately preceding the next Distribution Date except that if such Permitted Investment is an obligation of the Trustee, then such Permitted Investment shall mature not later than such Distribution Date and the investments in the Collection Accounts shall mature no later than the Business Day prior to Determination Date. No Permitted Investment shall be said or disposed of at again prior to maturity unless the Servicer has obtained and delivered to the Trustee and the Certificate Insurer an Opinion Counsel (at the Servicer's expense) that such sale or disposition will not cause the REMIC I and REMIC II to be subject to tax on income from prohibited transactions imposed by Code
Section 860F(a)(1), otherwise subject the REMIC I and REMIC II to tax or cause the Trust to fail to qualify as a REMIC.

                  (b) If any amounts are needed for disbursement from any Trust Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Trust Account. The Trustee shall not be liable for any investment loss or other charge resulting therefrom unless the Trustee's failure to perform in accordance with this Section 6.7 is the cause of such loss or charge.

                  (c) Subject to Section 6.7 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Trust Account held by the Trustee resulting from any investment loss on any Permitted Investments included therein other than with respect to the investment of funds in the Certificate Accounts from the Business Day prior to each Distribution Date to such Distribution Date, and except to the extent that the Trustee is the obligor and has defaulted thereon or as provided in subsection (b) of this Section 6.7.

                  (d) So long as no Event of Default shall have occurred and be continuing, all net income and gain realized from investment of, and all earnings on, funds deposited in any Trust Account (excluding the Pre-Funding Accounts and the Capitalized Interest Accounts) shall be for the benefit of the Servicer as compensation (in addition to the Servicing Fee) and the benefit of the Trustee as compensation (in addition to the Trustee Fee). The Servicer and the Trustee shall deposit in each Account, the amount of any loss incurred in respect of any Permitted Investment held therein which is in excess of the income and gain thereon immediately upon realization of such loss, without any right to reimbursement therefor; provided, however, that the Servicer shall only be responsible for the reimbursement of losses in the Certificate Accounts up until the Business Day prior to each Distribution Date, and the Trustee shall only be responsible for the reimbursement of losses from the Business Day prior to each Distribution Date to such Distribution Date.

         Section 6.8 Reports by Trustee.

                  (a) On each Distribution Date the Trustee shall provide to each Holder, to the Certificate Insurer, to the Servicer, to the Underwriters, to the Transferor and to the Rating Agencies a written report (the "Distribution Statement"), based solely on information provided by the Servicer and containing the following information separated for each Pool:

                           (i) the amount of the distribution with respect to
each Class of Certificates separately identifying any portion thereof consisting of an Insured Payment;

                           (ii) the amount of such distributions allocable to
principal, separately identifying the aggregate amount of any Principal Prepayments or other unscheduled recoveries of principal included therein;

                           (iii) the amount of such distributions allocable to
interest and the calculation thereof;

                           (iv) the Certificate Principal Balance or related
Notional Amount of each Class of the Certificates as of such Distribution Date, (based on a Certificate in an original principal amount of $1,000) in each case after giving effect to any payment of principal on such Distribution Date;

                           (v) the related Overcollateralization Target Amount
and the related Overcollateralization Amount as of such Distribution Date;

                           (vi) the total of any Substitution Adjustments and
any Purchase Price amounts included in such distribution;

                           (vii) the amounts, if any, of any Liquidation Loan
Losses for the related Due Period and the cumulative amount of Liquidated Loan Losses from the Closing Date;

                           (viii) the number of Mortgage Loans and the aggregate
Principal Balance of Mortgage Loans purchased or substituted for pursuant to Sections 2.6, 3.5 and 5.2 for the related Distribution Date and, since the closing date, the cumulative number and Principal Balance of Mortgage Loans purchased or substituted for pursuant to Sections 2.6, 3.5 and 5.2;

                           (ix) each applicable Pass-Through Rate for such
distribution;

                           (x) the amount on deposit in the Pre-Funding Accounts
and the Capitalized Interest Accounts;

                           (xi) for the Distribution Date occurring in December
1998 the balances of the Pre-Funding Amounts that have not been used to purchase Subsequent Mortgage Loans and that are being distributed to the Certificateholders as a mandatory prepayment of principal, if any, on such Distribution Date; and

                           (xii) the amount, if any, of the Capitalized Interest
Requirement included in such distribution for each Group of related Certificates, and of any Class A-7 Available Funds Cap Carry-Forward Amount.

Items (i), (ii) and (iii) above shall, with respect to the Certificates, be presented on the basis of a Certificate having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Certificates are outstanding, the Trustee shall furnish a report to each Holder of record if so requested in writing at any time during each calendar year as to the aggregate of amounts reported pursuant to (i), (ii) and (iii) with respect to the Certificates for such calendar year.

                  (b) All distributions made to the Certificateholders of a Class on each Distribution Date will be made on a pro rata basis among the Certificateholders of such Class on the next preceding Record Date based on the Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if, in the case of a Certificateholder, such Certificateholder shall own of record Certificates of the same Class which have denominations aggregating at least $5,000,000 (or, with respect to the Class A-IO Certificates, Class F-IO Certificates or Residual Interest Certificates, a Percentage Interest in excess of 20.00%) appearing in the Certificate Register and shall have provided complete wiring instructions by the Record Date, and otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register.

                  (c) In addition, on each Distribution Date the Trustee will distribute to each Holder, to the Underwriters, to the Servicer, to the Transferor, to the Certificate Insurer and to the Rating Agencies, together with the information described in subsection (a) preceding, the following information with respect to the Fixed Rate Pool and Adjustable Rate Pool as of the close of business on the last Business Day of the prior calendar month, which is hereby required to be prepared by the Servicer and furnished to the Trustee for such purpose on or prior to the related Determination Date (such information to be provided for the Fixed Rate Pool and Adjustable Rate Pool separately):

                           (i) the total number of Mortgage Loans and the
aggregate Principal Balances thereof, together with the number and aggregate principal balances of such Mortgage Loans and the percentage (based on the aggregate Principal Balances of the Mortgage Loans) of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans (A) 30-59 days Delinquent, (B) 60-89 days Delinquent and (C) 90 or more days Delinquent (such information to be provided for the Fixed Rate Pool and Adjustable Rate Pool separately);

                           (ii) the number and aggregate Principal Balances of
all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans in foreclosure proceedings and the number and aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of any such Mortgage Loans which are also included in any of the statistics described in the foregoing clauses (i)(A), (i)(B) and (i)(C) (such information to be provided for the Fixed Rate Pool and Adjustable Rate Pool separately);

                           (iii) the number and aggregate Principal Balances of
all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans relating to Mortgagors in bankruptcy proceedings and the number and aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of any such Mortgage Loans which are also included in any of the statistics described in the foregoing clauses (i)(A), (i)(B) and (i)(C) (such information to be provided for the Fixed Rate Pool and Adjustable Rate Pool separately);

                           (iv) the number and aggregate Principal Balances of
all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans relating to Foreclosure Properties and the number and aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of any such Mortgage Loans which are also included in any of the statistics described in the foregoing clause (i)(A), (i)(B) and (i)(C) (such information to be provided for the Fixed Rate Pool and Adjustable Rate Pool separately);

                           (v) the Net Delinquency Calculation Amount and
Delinquency Percentage for such Distribution Date;

                           (vi) the weighted average Mortgage Loan Interest Rate
as of the Due Date occurring in the Due Period related to such Distribution
Date;

                           (vii) the weighted average remaining term to stated
maturity of all Mortgage Loans;

                           (viii) the book value of any Foreclosure Property;
and

                           (ix) the number and aggregate Principal Balance of
all Subsequent Mortgage Loans added during the preceding Due Period.

         Section 6.9 Additional Reports by Trustee.

                  (a) The Trustee shall report to the Transferor, the Certificate Insurer and the Servicer with respect to the amount then held in each Account (including investment earnings accrued or scheduled to accrue) held by the Trustee and the identity of the investments included therein, as the Transferor, the Certificate Insurer or the Servicer may from time to time request in writing.

                  (b) On each Distribution Date, the Trustee shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") the information reported in
Section 6.8 (a)(iv) for each class of

Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg.

                  (c) From time to time, at the request of the Certificate Insurer, the Trustee shall report to the Certificate Insurer with respect to its actual knowledge, without independent investigation, of any breach of any of the representations or warranties relating to individual Mortgage Loans set forth in any Purchase Agreement or in Section 3.1, 3.2 or 3.4 hereof. The Trustee shall also provide the Certificate Insurer such other information as may be reasonably requested by it.

         Section 6.10 Compensating Interest.

         Not later than the close of business on the Determination Date prior to the Distribution Date, the Servicer and any Subservicer shall remit to the Trustee (without right or reimbursement therefor) for deposit into the related Certificate Account an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from Principal Prepayments during the related Due Period and (b) its aggregate Servicing Fees payable in the related Due Period and shall not have the right to reimbursement therefor (the "Compensating Interest").

         Section 6.11 Pre-Funding Accounts.

                  (a) No later than the Closing Date, the Trustee shall establish and maintain with itself one or more segregated trust accounts that are Eligible Accounts, which shall be titled "Group I Pre-Funding Account, Norwest Bank Minnesota, National Association, as trustee for the registered holders of Life Bank Asset-Backed Certificates, Series 1998-1" (the "Group I Pre-Funding Account") and one or more segregated trust accounts that are Eligible Accounts, which shall be titled "Group II Pre-Funding Account, Norwest Bank Minnesota, National Association, as trustee for the registered holders of Life Bank Asset-Backed Certificates, Series 1998-1" (the "Group II Pre-Funding Account"). Such Pre-Funding Accounts shall not be an asset of either REMIC I or REMIC II. The Trustee shall, promptly upon receipt, deposit (a) in the Group I Pre-Funding Account and retain therein the Original Pre-Funding Amount with respect to the Fixed Rate Pool remitted on the Closing Date to the Trustee from the sale of the Certificates and (b) in the Group II Pre-Funding Account and retain therein the Original Pre-Funding Amount with respect to the Adjustable Rate Pool remitted on the Closing Date to the Trustee from the sale of the Certificates. Funds deposited in the Group I Pre-Funding Account shall be held in trust by the Trustee for the Holders of the Group I Certificates and the Certificate Insurer for the uses and purposes set forth herein. Funds deposited in the Group II Pre-Funding Account shall be held in trust by the Trustee for the Holders of the Group II Certificates and the Certificate Insurer for the uses and purposes set forth herein. If the Trustee shall not have received an investment direction from the Servicer, the Trustee will invest funds deposited in the Pre-Funding Accounts in Permitted Investments of the kind described in clause (d) of the definition of Permitted Investments with a maturity date no later than the second Business Day preceding each Determination Date. For federal income tax purposes, the Transferor shall be the owner of the Pre-Funding Accounts and shall report all items of income, deduction, gain or loss arising therefrom. The Transferor shall deposit in the related Pre-Funding Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss without any right of reimbursement therefor.

                  (b) Amounts on deposit in the Group I Pre-Funding Account shall be withdrawn by the Trustee as follows:

                           (i) On any Subsequent Transfer Date, the Trustee
shall withdraw from the Group I Pre-Funding Account an amount equal to one hundred percent (100%) of the Principal Balances of the Subsequent Mortgage Loans transferred and assigned to the Trustee for the Fixed Rate Pool on such Subsequent Transfer Date and pay such amount to or upon the order of the Transferor upon satisfaction of the conditions set forth in Section 2.7(b) with respect to such transfer and assignment;

                           (ii) On each Determination Date, to deposit the
investment earnings thereon into the Group I Certificate Account; and

                           (iii) If the Group I Pre-Funding Amount has not been
reduced to zero during the Funding Period, on the Determination Date immediately following the end of the Group I Pre-Funding Period, the Trustee shall deposit into the Group I Certificate Account any amounts remaining in the Group I Pre-Funding Account.

                  (c) Amounts on deposit in the Group II Pre-Funding Account shall be withdrawn by the Trustee as follows:

                           (i) On any Subsequent Transfer Date, the Trustee
shall withdraw from the Group II Pre-Funding Account an amount equal to one hundred percent (100%) of the Principal Balances of the Subsequent Mortgage Loans transferred and assigned to the Trustee for the Adjustable Rate Pool on such Subsequent Transfer Date and pay such amount to or upon the order of the Transferor upon satisfaction of the conditions set forth in Section 2.7(b) with respect to such transfer and assignment;

                           (ii) On each Determination Date, to deposit the
investment earnings thereon into the Group II Certificate Account; and

                           (iii) If the Group II Pre-Funding Amount has not been
reduced to zero during the Funding Period, on the Determination Date immediately following the end of the Group II Pre-Funding Period, the Trustee shall deposit into the Group II Certificate Account any amounts remaining in the Group II Pre-Funding Account.

         Section 6.12 Capitalized Interest Accounts.

                  (a) No later than the Closing Date, the Trustee shall establish and maintain with itself two separate, segregated trust accounts, which shall be Eligible Accounts, titled "Group I Capitalized Interest Account, Norwest Bank Minnesota, National Association, as trustee for the registered holders of Life Bank Asset-Backed Certificates, Series 1998-1" (the "Group I Capitalized Interest Account") and "Group II Capitalized Interest Account, Norwest Bank

Minnesota, National Association, as trustee for the registered holders of Life Bank Asset-Backed Certificates, Series 1998-1" (the "Group II Capitalized Interest Account"). Such Capitalized Interest Accounts shall not be an asset of either REMIC I or REMIC II. The Trustee shall, promptly upon receipt, deposit
(a) in the Group I Capitalized Interest Account and retain therein the Group I Interest Coverage Amount remitted on the Closing Date to the Trustee from the sale of the Certificates and (b) in the Group II Capitalized Interest Account and retain therein the Group II Interest Coverage Amount remitted on the Closing Date to the Trustee from the sale of the Certificates. In addition, the Trustee shall deposit into the Group I Certificate Account all income and gain on investments in the Group I Pre-Funding Account and shall deposit into the Group II Certificate Account all income and gain on investments in the Group II Pre-Funding Account pursuant to Section 6.12. Funds deposited in the Group I Capitalized Interest Account shall be held in trust by the Trustee for the Holders of the Group I Certificates and the Certificate Insurer for the uses and purposes set forth herein. Funds deposited in the Group II Capitalized Interest Account shall be held in trust by the Trustee for the Holders of the Group II Certificates and the Certificate Insurer for the uses and purposes set forth herein. For federal income tax purposes, the Transferor shall be the owner of the Capitalized Interest Accounts and shall report all items of income, deduction, gain or loss arising therefrom. The Transferor shall deposit in the related Capitalized Interest Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss without any right of reimbursement therefor.

                  (b) On each Determination Date during the related Pre-Funding Period, the Trustee shall (a) withdraw from the Group I Capitalized Interest Account and deposit in the Group I Certificate Account the related Capitalized Interest Requirement and (b) withdraw from the Group II Capitalized Interest Account and deposit in the Group II Certificate Account the related Capitalized Interest Requirement.

                  (c) On the first Business Day following the first Distribution Date following the end of the Group I Pre-Funding Period any amount remaining on deposit in the Group I Capitalized Interest Account after distributions pursuant to Section 6.12(b) above shall be withdrawn by the Trustee and paid to the Servicer.

                  (d) On the first Business Day following the first Distribution Date following the end of the Group II Pre-Funding Period, any amount remaining on deposit in the Group II Capitalized Interest Account after distributions pursuant to Section 6.12(b) above shall be withdrawn by the Trustee and paid to the Servicer.

         Section 6.13 Effect of Payments by the Certificate Insurer;
                      Subrogation.


         Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Class A Certificates or the Class IO Certificates which is made with moneys received pursuant to the terms of either Certificate Insurance Policy shall not be considered payment of the Certificates from the Trust Fund. The Depositor, the Servicer and the Trustee acknowledge, and each Holder by its acceptance of a Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Servicer or the Trustee (a) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on the Class A Certificates or the Class IO Certificates to the Holders of such Certificates, the

Certificate Insurer will be fully subrogated to, and each Certificateholder, the Servicer and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust Fund, including any amounts due to the Certificateholders in respect of securities law violations arising from the offer and sale of the Class A Certificates and the Class IO Certificates, and
(b) the Certificate Insurer shall be paid such amounts but only from the sources and in the manner provided herein for the payment of such amounts and as provided in the Insurance Agreement. The Trustee and the Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Certificateholders as otherwise set forth herein.

                                   ARTICLE VII

                             STATEMENTS AND REPORTS

         Section 7.1 Statements.

                  (a) No later than each Determination Date, the Servicer shall deliver to the Trustee and the Certificate Insurer (i) a printed report setting forth the payments and collections received with respect to the Mortgage Loans during the Due Period for the month immediately preceding the month in which such Determination Date occurs (each such tape, a "Servicer Monthly Remittance Report") and (ii),if not included in the Servicer Monthly Remittance Report, a printed report and an electromagnetic tape in computer readable format, setting forth the information described in clauses (A) - (I) of Section 6.8 for the month immediately preceding the month in which such Determination Date occurs (such report, a "Delinquency Report"). Furthermore, no later than each Determination Date, the Servicer shall deliver to the Trustee and the Certificate Insurer a magnetic tape or computer disk providing such information regarding the Servicer's activities in servicing the Mortgage Loans during the related Due Period as the Trustee or the Certificate Insurer may reasonably require.

                  (b) Upon reasonable advance notice in writing, the Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the FDIC or other regulatory authorities with respect to investment in such Certificates.

                                  ARTICLE VIII

                           GENERAL SERVICING PROCEDURE

         Section 8.1 Assumption Agreements.

         Except as otherwise provided in the next sentence, the Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto. The Servicer may, with the prior written consent of the Certificate Insurer and in accordance with Accepted Servicing Procedures, enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer, with the prior written consent of the Certificate Insurer, is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note. In connection with any assumption or substitution, the Servicer shall apply Accepted Servicing Procedures. Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the related Mortgage Loan Interest Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall promptly notify the Trustee and the Certificate Insurer that any such substitution or assumption agreement has been completed by forwarding to the Trustee and the Certificate Insurer an Officer's Certificate certifying that such agreement is in compliance with this Section
8.1 together with the original copy of such substitution or assumption agreement, which copy shall be added to the related Trustee's Mortgage Loan File and shall, for all purposes, be considered a part of such Trustee's Mortgage Loan File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such agreement, the then current Mortgage Interest Rate thereon shall not be increased or decreased. Any fee collected by the Servicer for entering into any such agreement will be retained by the Servicer as additional servicing compensation. At its sole election, the Servicer may purchase from the Trust any Mortgage Loan that has been assumed in accordance with this Section within one month after the date of such assumption at a price equal to the greater of (i) the fair market value of such Mortgage Loan (as determined by the Servicer in its good faith judgment) and (ii) the Purchase Price. Such amount, if any shall be deposited in the related Collection Account in the Due Period in which such repurchase is made. Notwithstanding the foregoing, the Servicer shall not enter into an assumption, modification or substitution of liability agreement unless it has received a Nondisqualification Opinion that such assumption, modification or substitution of liability will not constitute a Prohibited Transaction, with respect to REMIC I or REMIC II.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer believes in good faith that it may be restricted by law from preventing, for any reason whatever. For purposes of this Section 8.1, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

         Section 8.2 Satisfaction of Mortgages and Release of Trustee's Mortgage
                     Loan Files.

         Upon the payment in full of the Principal Balance of any Mortgage Loan, the Servicer will notify the Trustee by an appropriate certification of a Servicing Officer in the form of Exhibit L and shall request delivery to it of the Trustee's Mortgage Loan File. Upon receipt of such certification and request, the Trustee shall promptly release the related Trustee's Mortgage Loan File to the Servicer. The Servicer shall provide for preparation of the appropriate instrument of satisfaction covering any Mortgage Loan that pays in full and, on behalf of the Trustee the Servicer shall execute or, to the extent that the Servicer cannot so execute on behalf of the Trustee, the Trustee shall cooperate in the execution and return of such instrument to provide for its delivery or recording as may be required. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to any Trust Account or shall be otherwise chargeable to the Depositor, the Trustee, the Certificate Insurer or the Certificateholders.

         From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a Request for Release of Trustee's Mortgage Loan File in the form of Exhibit L, release the related Trustee's Mortgage Loan File to the Servicer, and the Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Servicer to return each and every Trustee's Mortgage Loan File previously requested from the Trustee's Mortgage Loan File to the Trustee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Net Liquidation Proceeds relating to the Trustee's Mortgage Loan File have been deposited in the Collection Account or the Trustee's Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Trustee's Mortgage Loan File was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account have been so deposited, a copy of the Request for Release shall be released by the Trustee to the Servicer.

         On behalf of the Trustee, the Servicer shall execute or, to the extent that the Servicer cannot so execute on behalf of the Trustee, upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         The Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings, the Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. The Trustee shall, upon receipt of a written request from a Servicing Officer, execute any document provided to the Trustee by the Servicer or take any other action requested in such request that is, in the opinion of the Servicer as evidenced by such request, required by any state or other jurisdiction to discharge the lien of a Mortgage upon the satisfaction thereof and the Trustee will sign and post, but will not guarantee receipt of, any such documents to the Servicer, or such other party as the Servicer may direct, within five Business Days, or more promptly if needed, of the Trustee's receipt of such certificate or documents. Such certificate or documents shall establish to the Trustee's satisfaction that the related Mortgage Loan has been paid in full by or on behalf of the Mortgagor and that such payment has been deposited in the Collection Account.

         Section 8.3 Servicing Compensation.

         As compensation for its services hereunder, the Servicer shall be entitled to retain from amounts otherwise required to be deposited into the Collection Accounts, the Servicing Fee out of which the Servicer shall pay any servicing fees owed or payable to any Subservicer. Additional servicing compensation in the form of assumption fees, modification fees, and other administrative fees, insufficient funds charges, amounts remitted pursuant to
Section 8.1, late payment charges and investment income on earnings on the Trust Accounts shall be part of the Servicing Compensation payable to the Servicer hereunder and shall be paid either by the Servicer retaining such additional servicing compensation prior to deposit in the Collection Account pursuant to
Section 6.1 or if deposited into the Collection Accounts as part of the Servicing Compensation withdrawn from the Collection Accounts pursuant to
Section 6.1.

         The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein. The Servicer also agrees to pay all annual Rating Agency monitoring fees.

         Section 8.4 Statement as to Compliance and Financial Statements.

         The Servicer will deliver to the Trustee, the Certificate Insurer, the Depositor and the Transferor not later than 90 days following the end of each Servicer's Fiscal Year (beginning with 1999 which will cover activities during the fiscal year 1998), an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.

         Contemporaneously with the submission of the Officers' Certificate required by the preceding paragraph, the Servicer shall deliver to the Trustee and the Certificate Insurer a copy of its annual audited financial statements prepared in accordance with generally accepted accounting principals. The Servicer shall, upon the request of the Depositor or the Certificate Insurer, deliver to such party any unaudited quarterly financial statements of the Servicer.

         The Servicer agrees to make available on a reasonable basis to the Depositor and the Certificate Insurer a knowledgeable officer of the Servicer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer or the financial statements of the Servicer and to permit the Depositor and the Certificate Insurer or the Underwriters on reasonable notice to inspect the Servicer's servicing facilities during normal business hours for the purpose of satisfying the Depositor and the Certificate Insurer or the Underwriters that the Servicer has the ability to service the Mortgage Loans in accordance with this Agreement.

         The Servicer shall also furnish and certify to the requesting party such other information as to (i) its organization, activities and personnel relating to the performance of the obligations of the Servicer hereunder, (ii) its financial condition, (iii) the Mortgage Loans and (iv) the performance of the obligations of any Subservicer under the related Subservicing Agreement, in each case as the Trustee, the Certificate Insurer or the Depositor may reasonably request from time to time.

         Section 8.5 Independent Public Accountants' Servicing Report.

         Not later than 90 days following the end of each Servicer's Fiscal Year (beginning with 1999 which will cover activities during the fiscal year 1998), the Servicer at its expense shall cause any of Arthur Andersen & Co., Price Waterhouse Coopers, Deloitte & Touche, Ernst & Young, KPMG Peat Marwick or such other nationally recognized firm of Independent Certified Public Accountants (which may also render other services to the Servicer) to furnish a statement to the Trustee, the Certificate Insurer, the Transferor and the Depositor to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or of mortgage loans under pooling and servicing agreements (including the Mortgage Loans and this Agreement) substantially similar to one another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm confirms that such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, each of which errors and omissions shall be specified in such statement. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Subservicer.

         Section 8.6 Right to Examine Servicer Records.

         The Certificate Insurer, the Trustee, the Depositor and each of their respective agents shall have the right upon reasonable prior notice, during normal business hours and as often as reasonably required, (i) to examine, audit, copy, at the expense of the Person making such examination, any and all of the books, records or other information of the Servicer (including any Subservicer to the extent provided in the related Subservicing Agreement) whether held by the Servicer or by another on behalf of the Servicer, which may be relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement, the Insurance Agreement or any other related document; (ii) to visit the offices and properties of the Servicer and of the Seller for the purpose of examining such materials and to discuss matters relating to the Mortgage Loans and the Servicer's and the Seller's performance under this Agreement with any of the officers or employees of the Servicer and the Seller having knowledge thereof and with the independent public accountants of the Servicer (and by this provision the Servicer and the Seller each authorize their respective accountants to discuss their respective finances and affairs), all at such reasonable times, as often as may be reasonably requested and without charge to such Certificateholder, the Certificate Insurer or the Trustee. The Certificate Insurer, each Certificateholder, the Trustee and the Depositor agree that any information obtained pursuant to the terms of this Agreement shall be held confidential (unless readily available from public sources), except as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary to preserve its rights or security under or to enforce this Agreement, the Purchase Agreement, the Sale Agreement, the Insurance Agreement, the Custodial Agreement or an other related document, provided that the foregoing shall not limit the right of the Certificate Insurer to make such information available to its regulators, securities rating agencies, reinsurers, credit and liquidity providers, counsel and accountants.

         Section 8.7 Reports to the Trustee; Collection Account Statements.

         If the Collection Accounts are not maintained with the Trustee, then not later than 25 days after each Record Date, the Servicer shall forward to the Trustee a statement, certified by a Servicing Officer, setting forth the status of the Collection Accounts as of the close of business on the preceding Record Date and showing, for the period covered by such statement, the aggregate of deposits into the related Collection Account for each category of deposit specified in Section 6.1, the aggregate of withdrawals from the related Collection Account for each category of withdrawal specified in Section 6.1 for the related Due Period.

                                   ARTICLE IX

                       REPORTS TO BE PROVIDED BY SERVICER

         Section 9.1 Financial Statements.

        The Servicer understands that, in connection with the transfer of the Certificates, Certificateholders may request that the Servicer make available to the Certificateholders and to prospective Certificateholders annual audited financial statements of the Servicer for one or more of the most recently completed five fiscal years for which such statements are available, which request shall not be unreasonably denied.

         The Servicer also agrees to make available on a reasonable basis to the Certificate Insurer and the Certificateholders or any prospective Certificateholder a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer or the financial statements of the Servicer and to permit the Certificate Insurer and the Certificateholders and any prospective Certificateholder to inspect the Servicer's servicing facilities during normal business hours for the purpose of satisfying the Certificate Insurer and the Certificateholders and such prospective Certificateholder that the Servicer has the ability to service the Mortgage Loans in accordance with this Agreement.

                                    ARTICLE X

                                  THE SERVICER

         Section 10.1 Indemnification; Third Party Claims.

                  (a) The Servicer shall indemnify the Transferor, the Certificate Insurer, the Depositor and the Trustee (each an "Indemnified Party") and hold harmless each of them against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of any of the Servicer's representations and warranties and covenants contained in this Agreement or in any way relating to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement; provided, however that if the Servicer is not liable pursuant to the provisions of Section 10.1 (d) for its failure to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement, then the provisions of this Section 10.1 shall have no force and effect with respect to such failure.

                  (b) The Transferor, the Certificate Insurer, the Depositor or the Trustee, as the case may be, and the Servicer shall promptly notify the other Indemnified Parties if a claim is made by a third party with respect to a breach of any of the Servicer's representations and warranties and covenants contained in this Agreement or in any way relating to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Servicer shall promptly notify the Trustee, the Certificate Insurer, and the Depositor of any claim of which it has been notified pursuant to this Section 10.1 by a Person other than the Depositor, and, in any event, shall promptly notify the Depositor and the Certificate Insurer of its intended course of action with respect to any claim.

                 (c) The Servicer shall be entitled to participate in and, upon notice to the Indemnified Party, assume the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of, the Indemnified Party. The Indemnified Party will have the right to employ its own counsel in any such action in addition to the counsel of the Servicer, but the fees and expenses of such counsel will be at the expense of such Indemnified Party, unless (a) the employment of counsel by the Indemnified Party at its expense has been authorized in writing by the Servicer, (b) the Servicer has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, or (c) the named parties to any such action or proceeding (including any impleaded parties) include both the Servicer and one or more Indemnified Parties, and the Indemnified Parties shall have been advised by counsel that there may be one or more legal defenses available to them which are different from or additional to those available to the Servicer. The Servicer shall not be liable for any settlement of any such claim or action unless the Servicer shall have consented thereto or be in default on its obligations hereunder. Any failure by an Indemnified Party to comply with the provisions of this Section 10.1 shall relieve the Servicer of liability only if such failure is materially prejudicial to the position of the Servicer and then only to the extent of such prejudice.

                  (d) None of the Transferor, the Depositor or the Servicer or any of the directors, officers, employees or agents of the Transferor, the Depositor or the Servicer, or members or affiliates of the Depositor shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however that this provision shall not protect the Transferor, the Depositor, the Servicer or any such person against the remedies provided herein for the breach of any warranties, representations or covenants made herein, or against any specific liability imposed on the Transferor, the Depositor or the Servicer herein, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the duties of the Servicer, the Depositor or the Transferor, as the case may be, or by reason of reckless disregard of the obligations and duties of the Servicer, the Depositor or the Transferor, as the case may be, hereunder. The Transferor, the Depositor, the Servicer and any director, officer, employee or agent of the Transferor, the Depositor or the Servicer, or any member or affiliate of the Depositor may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

                  (e) The Servicer, the Transferor and the Depositor and any director, officer, employee or agent of the Servicer, the Transferor or the Depositor shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Except as otherwise provided herein, none of the Transferor, the Depositor or the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not related to its respective duties under this Agreement; provided, however, that, except as otherwise provided herein, any of the Transferor, the Depositor or the Servicer may, with the prior consent of the Trustee, in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trustee, and the Transferor, the Depositor and the Servicer shall be entitled to be reimbursed therefor out of the Collection Accounts.

         Section 10.2 Merger or Consolidation of the Servicer.

         The Servicer shall keep in full effect its existence, rights and franchises as a federal savings bank, and will obtain and preserve its qualification to do business as a foreign corporation and maintain such other licenses and permits, in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement and will otherwise operate its business so as to cause the representations and warranties under Section 3.3 to be true and correct at all times under this Agreement.

         Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be an Eligible Servicer, shall have a net worth of at least $15,000,000 and, with the prior written consent of the Certificate Insurer, shall be the successor of the Servicer, as applicable hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer shall send notice of any such merger, conversion, consolidation or succession to the Trustee, the Certificate Insurer and the Depositor.

         Section 10.3 Limitation on Liability of the Servicer and Others.

         Subject to the terms of Section 10.1, the Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer's duty to service the Mortgage Loans in accordance with this Agreement.

         Section 10.4 Servicer Not to Resign; Assignment.

         The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) by the consent of the Trustee and the Certificate Insurer or (b) upon determination that its duties hereunder are no longer permissible under applicable law and that such incapacity cannot be cured by the Servicer without incurring, in the reasonable judgment of the Servicer, unreasonable expense. Any such determination pursuant to clause (b) of the preceding sentence permitting the resignation of the Servicer shall be evidenced by an Independent Opinion of Counsel to such effect delivered (at the expense of the Servicer) to the Trustee and the Certificate Insurer. No resignation of the Servicer shall become effective until the Trustee or a successor Servicer, appointed pursuant to the provisions of Section 12.2 and satisfying the requirements of Section 5.7 with respect to the qualifications of a successor Servicer, shall have assumed the Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement. The Servicer shall provide the Trustee and the Certificate Insurer with 30 days prior written notice of its intention to resign pursuant to this Section 10.4.

         Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder, without the prior written consent of the Certificate Insurer and the Trustee, and absent such written consent any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void.

         Section 10.5 Relationship of Servicer to Depositor and the Trustee.

         The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Depositor and the Trustee under this Agreement is intended by the parties hereto to be that of an independent contractor and not of a joint venturer, agent or partner of the Depositor or the Trustee.

         Section 10.6 Servicer May Own Certificates.

         Each of the Servicer and any affiliate of the Servicer may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Servicer or an affiliate thereof except as otherwise specifically provided herein. Certificates so owned by or pledged to the Servicer or such affiliate shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Certificates; provided, however, that any Certificates owned by the Servicer or any affiliate thereof, during the time such Certificates are owned by any of them, shall be without voting rights for any purpose set forth in this Agreement. The Servicer shall notify the Trustee and the Certificate Insurer promptly after it or any of its affiliates becomes the owner or pledgee of a Certificate.

         The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, the perfection and priority of any mortgage (except as to those files examined pursuant to Section 2.5(b)) or the maintenance of any such perfection and priority (except as to those Mortgage Loans as to which Assignments of Mortgage have been filed pursuant to Section 2.5) or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including: the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 12.2 and thereupon only for the acts or omissions of the successor Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 12.2 and thereupon only for the acts or omissions of the Trustee as successor Servicer); the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment or monies by or at the direction of the Servicer or any loss resulting, except that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 12.2 and thereupon only for the acts or omissions of the

Trustee as successor Servicer), any subservicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 12.2 and thereupon only for the acts or omissions of the Trustee as successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including the Trustee's review of the Trustee's Mortgage Loan Files pursuant to Section 2.6. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time (unless the Trustee shall have become the successor Servicer).

                                   ARTICLE XI

                                   THE TRUSTEE

         Section 11.1 Duties of Trustee.

                  (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer, the Transferor or the Depositor hereunder. If any such instrument is found not to conform on its fact the requirements of this Agreement, the Trustee shall take action as it deems appropriate to have the instrument corrected and, if the instrument is not corrected to the Trustee's satisfaction, the Trustee will, at the expense of the Servicer notify the Certificate Insurer and request written instructions as to the action it deems appropriate to have the instrument corrected, and if the instrument is not so corrected, the Trustee will provide notice thereof to the Certificate Insurer who shall then direct the Trustee as to the action, if any, to be taken.

                  (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                           (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                           (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or the Majority Certificateholders with the consent of the Certificate Insurer, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                           (iv) The Trustee, in its capacity as trustee, shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default (except an Event of Default with respect to nonpayment of any amount described in Section 12.1(a)(i)), unless a Responsible Officer of the Trustee shall have received written notice thereof or otherwise has actual knowledge thereof. In the absence of receipt of such notice or having actual knowledge, the Trustee, in its capacity as trustee, may conclusively assume that there is no default or Event of Default (except an Event of Default with respect to nonpayment of any amount described in
                                    Section 12.1(a)(i));

                           (v)      The Trustee shall not be required to
                                    expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileged of, the Servicer in accordance with the terms of this Agreement; and

                           (vi) Subject to the other provisions of this Agreement (and except in its capacity as successor Servicer) and without limiting the generality of this Section, the Trustee shall have no duty (A) to cause or see to any recording, filing, or depositing of this Agreement, any agreement referred to herein, any Mortgage or assignment of Mortgage or any financing statement or continuation statement evidencing a security interest, or to cause or see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to cause or see to any insurance, (C) to cause or see to the payment or discharge any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust, the Certificateholders or the Mortgage Loans, or (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

         Section 11.2 Certain Matters Affecting the Trustee.

         Except as otherwise provided in Section 11.1:

                           (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, Opinion of Counsel, certificate or auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and of evidencing the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

                           (ii) the Trustee may consult with counsel chosen by it with due care and any written advice of counsel (a copy of which is received by the Certificate Insurer) or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                          (iii) the Trustee shall be under no obligation to exercise any of the trust or power vested in it by this Agreement or to institute, conduct or defend by litigation hereunder or in relation hereto at the request, order or direction of the Certificate Insurer or any of the Certificateholders, pursuant to the provisions of this Agreement, unless the Certificate Insurer or such
                                    Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein by the Trustee or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of any Event of Default of which the Trustee has notice or knowledge pursuant to Section 11.1(c)(iv) (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                           (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                           (v) prior to the Trustee having notice or knowledge pursuant to Section 11.1(c)(iv) of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer or the Majority Certificateholders with the consent of the Certificate Insurer; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

                           (vi) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

                          (vii) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust created hereby or the powers granted hereunder; and

                         (viii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any negligence or willful misconduct on the part of any such agent or attorney appointed by the Trustee with due care.

         Section 11.3 Trustee Not Liable for Certificates or Mortgage Loans.

         The statements contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Depositor, the Transferor or the Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement, the Certificates or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application of the following: (i) any Certificates delivered to the Depositor, (ii) any proceeds from such Certificates or (iii) any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from a Collection Account by the Servicer. The Trustee shall not be responsible for the legality or validity of the Agreement or the validity, priority, perfection or sufficiency of the security of the Certificates issued or intended to be issued hereunder.

         Section 11.4 Trustee May Own Certificates.

                  (a) The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and/or trust business with the Depositor, the Seller, the Servicer or its affiliates.

                  (b) The Trust Fund, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Servicer, the Seller and the Transferor and held harmless against any loss, liability, claim, damage or expense arising out of, or imposed upon the Trust or the Trustee in connection with this Agreement, other than any loss, liability or expense incurred by the Trustee by reason of willful malfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee's reckless disregard of its obligations and duties hereunder. The obligations of the Servicer under this Section 11.4(b) arising prior to any resignation or termination of the Servicer hereunder shall survive termination of the Servicer and payment of the Certificates, and shall extend to any co-trustee appointed pursuant to this Article XI.

         Section 11.5 Trustee's Fees and Expenses.

         The Trustee acknowledges that in consideration of the performance of its duties hereunder it is entitled to receive the Trustee's Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) in accordance with the provision of Section 6.5(a). Additionally, the Trustee hereby covenants, for the benefit of the Depositor, that the Trustee has arranged separately with the Servicer for the payment to the Trustee of all the Trustee's expenses in the connection only with the negotiation and initial execution of this Agreement. For the avoidance of doubt, the parties hereto acknowledge that it is the intent of the parties that the Depositor and the Certificate Insurer shall not pay any of the Trustee's fees and expenses in connection with this transaction. The Trustee shall not be entitled to compensation for any expense, disbursement or advance as may arise from its negligence or bad faith, and the Trustee shall have no lien on a Trust Fund for the payment of its fees and expenses.

         Section 11.6 Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be a banking association (a) organized and doing business under the laws of any state or the United States of America subject to supervision or examination by federal or state authority, (b) authorized under such laws to exercise corporate trust powers, (c) having a combined capital and surplus of at least $50,000,000, (d) whose long-term deposits, if any, shall be rated at least "BBB" by S&P and Baa2 by Moody's (except as provided herein), and (e) reasonably acceptable to the Certificate Insurer as evidenced in writing. If such banking entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of determining an entity's combined capital and surplus for clause (c) of this Section, the amount set forth in its most recent report of condition so published shall be deemed to be its combined capital and surplus. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.6.

         Section 11.7 Resignation and Removal of the Trustee.

                  (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the Certificate Insurer and all Certificateholders. Upon receiving such notice of resignation, the Servicer at the direction of, or with the consent of the Certificate Insurer, shall promptly appoint a successor Trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor Trustee. A copy of such instrument shall be delivered to the Depositor, the Certificate Insurer, the Certificateholders and the Transferor by the Servicer. Unless a successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor acceptable to the Certificate Insurer.

                  (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.5 and shall fail to resign after written request therefor by the Servicer or the Certificate Insurer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose or rehabilitation, conservation or liquidation, then the Servicer (with the prior written consent of the Certificate Insurer) or the Certificate Insurer may remove the Trustee and the Servicer shall, within 30 days after such removal, appoint at the direction of, or with the consent of the Certificate Insurer, a successor Trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor Trustee. A copy of such instrument shall be delivered to the Depositor, the Certificateholders, the Certificate Insurer and the Transferor by the Servicer.

                  (c) If the Trustee fails to perform in accordance with the terms of this Agreement, the Certificate Insurer or the Majority Certificateholders with the consent of the Certificate Insurer may remove the Trustee and appoint a successor Trustee by written instrument or instruments, in triplicate, signed by the Certificate Insurer or such Holders or their attorneys-in-fact and the Certificate Insurer, duly authorized one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed.

                  (d) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.8.

         Section 11.8 Successor Trustee.

         Any successor Trustee appointed as provided in Section 9.7 shall execute, acknowledge and deliver to the Depositor, the Certificate Insurer, the Seller, the Servicer, the Transferor and to its predecessor Trustee an instrument accepting such appointments hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor Trustee all Trustee's Mortgage Loan Files and related documents and statements held by it hereunder, and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 11.5. Upon acceptance of appointment by a successor Trustee as provided in this Section, the Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

         Section 11.9 Merger or Consolidation of Trustee.

         Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 11.5 without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 11.10 Appointment of Co-Trustee or Separate Trustee.

                  (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of such Trust Fund, and to vest in such Person or Persons, in such capacity, such title to such Trust Fund, or any party thereof, and, subject to the other provisions of this Section 11.10 and the consent of the Certificate Insurer, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone, with the prior written consent of the Certificate Insurer, shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.6 hereunder and no notice to the Certificate Insurer or to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 11.9 hereof.

                  (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 11.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  (c) Any notice, request or other writing given to the trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates of property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  (d) Any separates trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. The Trustee shall not be responsible for any action or inaction of any such separate trustee or co-trustee, provided that the Trustee appointed such separate trustee or co-trustee with due care. If any separate trustee or co-trustee shall die, become incapable of acting, resign or removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 11.11 Tax Returns.

         The Servicer and the Depositor, as applicable, upon request, will promptly furnish the Trustee with all such information as may be reasonably required in connection with the Trustee's preparation of all Tax Returns of the Trust or for the purpose of the Trustee responding to reasonable requests for information made by Certificateholders in connection with tax matters and, upon request within five (5) business Days after its receipt thereof, the Servicer shall (a) sign on behalf of the Trust any Tax Return that the Servicer is required to sign pursuant to applicable federal, state, or local tax laws, and (b) cause such Tax Return to be returned to the Trustee for filing and for distribution to Certificateholders if required.

         Section 11.12 Trustee May Enforce Claims Without Possession of
                       Certificates.

         All rights of action and claims under this Agreement or the Certificates of the Trust may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto. Any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the related Certificateholders and the Certificate Insurer in respect of which such judgment has been recovered.

         Section 11.13 Retirement of Certificates.

         The Trustee shall, upon the retirement of the Certificates pursuant hereto or otherwise, furnish to the Certificate Insurer a notice of such retirement, and, upon retirement of the Certificates and expiration of the term of the Certificate Insurance Policies, shall surrender the Certificate Insurance Policies to the Certificate Insurer for cancellation.

         Section 11.14 Limitation of Liability.

         The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

         Section 11.15 Trustee May Enforce Claims Without Possession of
                       Certificates.

         All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit or the Certificateholders and the Certificate Insurer in respect of which such judgment has been recovered.

         Section 11.16 Suits for Enforcement.

         In case an Event of Default or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, its discretion, with the prior written consent of the

Certificate Insurer, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee, the Certificate Insurer and the Certificateholders.

         Section 11.17 Waiver of Bond Requirements.

         The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

         Section 11.18 Waiver of Inventory, Accounting and Appraisal
                       Requirement.

         The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

                                   ARTICLE XII

                                     DEFAULT

         Section 12.1 Events of Default.

                  (a) In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

                           (i) any failure by the Servicer or any Subservicer to
deposit in the related Collection Account in accordance with Section 6.1 any payments in respect of the Mortgage Loans received by the Servicer or any Subservicer no later than the second Business Day following the day on which such payments were received or any failure of the Servicer or any Subservicer to remit to the Trustee any payment (including Periodic Advances) required to be made by the Servicer under the terms of this Agreement; or

                           (ii) the failure by the Servicer to make any required
Servicing Advance which failure continues unremedied for a period of one (1) Business Day after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by any Certificateholder or the Certificate Insurer;

                           (iii) failure by the Servicer or the Subservicer of
its duty to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, or the breach of any representation and warranty made pursuant to Section 3.3 or the Insurance Agreement which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (a) to the Servicer by the Trustee, the Certificate Insurer or the Depositor, or (b) to the Servicer, the Trustee, the Certificate Insurer and the Depositor by any Majority Certificateholder; or

                           (iv) a decree or order of a court or agency or
supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;

                           (v) the Servicer shall consent to the appointment of
a conservator or receiver or liquidator in, or otherwise voluntarily consent to, any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

                           (vi) the Servicer shall admit in writing its
inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

                           (vii) the Cumulative Net Realized Losses equal or
exceed the following percentage of Maximum Collateral Amount for the related pool during the periods set forth below,

             Period                       Fixed Rate Pool             Adjustable Rate Pool
----------------------------------- -------------------------- -------------------------------
October 2, 1998 - October 1, 1999            0.55%                            0.75%
October 2, 1999 - October 1, 2000            1.10%                            1.50%
October 2, 2000 - October 1, 2001            1.65%                            2.25%
October 2, 2001 - October 1, 2002            2.20%                            3.00%
October 2, 2002 - October 1, 2003            2.75%                            3.75%


                           (viii) Net Realized Losses over any one twelve-month
period exceed 0.75% for the Fixed Rate Pool or 1.25% for the Adjustable Rate Pool of the Maximum Collateral Amount of the Fixed Rate Pool or Adjustable Rate Pool, respectively; or

                           (ix) the Delinquency Percentage exceeds 6.00% for the
Fixed Rate Pool or 8.00% for the Adjustable Rate Pool.

                  (b) then, and in each and every such case, so long as an Event of Default shall not have been remedied, (x) with respect solely to clause (i) above, if such payment is in respect of Periodic Advances of Compensating Interest owing by the Servicer and such payment is not made by 12:00 noon New York time on the third Business Day prior to the applicable Distribution Date, the Trustee, upon receipt of written notice or discovery by a Responsible Officer of such failure, shall give immediate telephonic notice of such failure to a Servicing Officer of the Servicer and to the Certificate Insurer and the Trustee shall, with the consent of the Certificate Insurer, terminate all of the rights and obligations of the Servicer under this Agreement and the Trustee, or a successor servicer appointed in accordance with Section 12.2, shall immediately make such Periodic Advance or payment of Compensating Interest and assume, pursuant to Section 12.2 hereof, the duties of a successor Servicer; and
(y) with respect to that portion of clause (i) above not referred to in the preceding clause (x) and clauses (ii), (iii), (iv), (v), (vi), (vii), (viii) and
(ix) above, the Certificate Insurer (acting alone) or the Majority Certificateholders, the Trustee or the Depositor (in each case with the prior written consent of the Certificate Insurer) by notice in writing to the Servicer may, in addition to whatever rights such Person may have at law or in equity to damages, including injunctive relief and specific performance, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, as servicer under this Agreement. Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall, subject to Section 12.2, pass to and be vested in the Trustee unless another successor Servicer is appointed by the Certificate Insurer, and the successor Servicer, or Trustee, as applicable, is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, at the expense of such removed Servicer any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents. The predecessor Servicer agrees to cooperate (and pay any related costs and expenses) with Trustee or the successor Servicer, as applicable, in effecting the termination of the Servicer's responsibilities and rights hereunder, including the transfer to the Trustee or the successor servicer, as applicable, for administration by it of all amounts which shall at the time be credited by the Servicer to each Collection Account or thereafter received with respect to the Mortgage Loans. Upon actual knowledge, the Trustee shall promptly notify the Certificate Insurer and the Rating Agencies of the occurrence of an Event of Default.

         Section 12.2 Trustee to Act; Appointment of Successor.

         On and after the date the Servicer receives a notice of termination pursuant to Section 12.1, or the Trustee receives the resignation of the Servicer evidenced by an Opinion of Counsel or accompanied by the consents required by Section 10.4, or the Servicer is removed as Servicer pursuant to this Article XII, then, subject to Section 5.7, the Trustee shall be the successor Servicer unless the Certificate Insurer or the Trustee (with the consent of the Certificate Insurer) shall appoint a successor Servicer to be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that the successor Servicer shall not be liable for any actions of any servicer prior to it; provided further, however, that if a successor servicer cannot be retained in a timely manner, the Trustee shall act as successor Servicer. In the event the Trustee assumes the responsibilities of the Servicer pursuant to this Section 12.2, the Trustee will make reasonable efforts consistent with applicable law to become licensed, qualified and in good standing in each Mortgaged Property State the laws of which require licensing or qualification, in order to perform its obligations as Servicer hereunder or, alternatively, shall retain an agent who is so licensed, qualified and in good standing in any such Mortgaged Property State. The Trustee, as successor servicer, and any other successor servicer shall be obligated to pay Compensating Interest, and to make advances unless, but only to the extent the Trustee or the other successor Servicer, as applicable, determines reasonably and in good faith that such advances would be recoverable, any determination to the contrary to be evidenced by a certification of a Responsible Officer of the Trustee or the other successor Servicer, as applicable, delivered to the Certificate Insurer.

         In the case that the Trustee serves as successor servicer, the Trustee in such capacity shall not be liable for any servicing of the Mortgage Loans prior to its date of appointment. The successor Servicer shall be obligated to make Servicing Advances hereunder. As compensation therefor, the successor Servicer appointed pursuant to this Section, shall be entitled to all funds relating to the Mortgage Loans which the Servicer would have been entitled to receive from the Collection Accounts pursuant to Section 6.1 as if the Servicer had continued to act as servicer hereunder, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Section 8.3.

         Any collections received by the Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly to the Trustee or, at the direction of the Trustee, to the successor Servicer. The compensation of any successor servicer (including the Trustee) so appointed shall be the Servicing Fees, together with other Servicing Compensation provided for herein. In the event the Trustee is required to solicit bids to appoint a successor Servicer, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions that:
(i) have a net worth of not less than $25,000,000, (ii) have a blanket fidelity bond and errors and omissions insurance coverage satisfying the requirements set forth in Section 5.3 and (iii) would not cause any rating of any Class of the Certificates in effect immediately prior to such assignment to be qualified, downgraded or withdrawn (without regard to the Certificate Insurance Policies), as evidenced by a letter from each Rating Agency to such effect. Such public announcement shall specify that the successor Servicer shall be entitled to the full amount of the Servicing Fee and Servicing Compensation provided for herein. Within thirty days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid so long as such party is acceptable to the Certificate Insurer. The Trustee shall deduct from any sum received by the Trustee from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder and the amount of any unpaid Servicing Fees and unreimbursed Servicing Advances made by the Trustee. After such deductions, the remainder of such sum shall be paid by the Trustee to the Servicer at the time of such sale, transfer and assignment to the Servicer's successor. The Trustee, the Depositor, any Custodian, the Servicer and any such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicer agrees to cooperate with the Trustee and any successor Servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor Servicer, as applicable, at the Servicer's cost and expense, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor Servicer, as applicable, all amounts which then have been or should have been deposited in any Trust Account maintained by the Servicer or which are thereafter received with respect to the Mortgage Loans. Neither the Trustee nor any other successor Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. No appointment of a successor to the Servicer hereunder shall be effective until the Trustee and the Certificate Insurer shall have consented thereto, and written notice of such proposed appointment shall have been provided by the Trustee to the Depositor and the Certificateholders.

         Pending appointment of a successor to the Servicer hereunder, the Trustee shall act as servicer hereunder as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor servicer out of payments on the Mortgage Loans as it and such successor servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer pursuant to
Section 8.3, together with other Servicing Compensation. The Trustee shall not resign as servicer until a successor servicer reasonably acceptable to the Certificate Insurer has been appointed. The Certificate Insurer shall have the right to remove the Trustee as successor servicer under this Section 12.2 without cause, and the Trustee shall appoint such other successor servicer as directed by the Certificate Insurer.

         In connection with any transfer of servicing responsibilities pursuant to this Section 12.2, the replaced Servicer shall be responsible for all costs and expenses in connection with such transfer.

         Section 12.3 Waiver of Defaults.

         The Certificate Insurer or the Majority Certificateholders with the consent of the Certificate Insurer may waive any events permitting removal of the Servicer as servicer pursuant to this Article XII provided, however, that neither the Certificate Insurer nor the Majority Certificateholders may waive a default in making a required distribution on a Certificate without the consent of the related Certificateholder. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies and the Certificate Insurer.

        Section 12.4 Accounting Upon Termination of Servicer.

                  (a) Upon termination of the Servicer under this Article XII, the Servicer shall, at its own expense:

                           (i) deliver to its successor or, if none shall yet
have been appointed, to the Trustee the funds in any Trust Account maintained by the Servicer;

                           (ii) deliver to its successor or, if none shall yet
have been appointed, to the Trustee all Trustee's Mortgage Loan Files and Servicer Mortgage Loan Files and related documents and statements held by it hereunder and a Mortgage Loan portfolio computer tape;

                           (iii) deliver to its successor or, if none shall yet
have been appointed, to the Trustee, the Depositor, the Certificate Insurer and the Certificateholders a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of monies held in trust by it for payments or charges with respect to the Mortgage Loans; and

                           (iv) execute and deliver such instruments and perform
all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the Mortgage Loans to its successor and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer under this Agreement.

         Section 12.5 Trustee To Act Solely with Consent of the
                      Certificate Insurer.

                  Unless a Certificate Insurer Default exists, the Trustee shall not, without the Certificate Insurer's consent or unless directed by the Certificate Insurer:

                  (a) terminate the rights and obligations of the Servicer as Servicer pursuant to Section 12.1 hereof;

                  (b) agree to any amendment pursuant to Section 15.2 hereof; or

                  (c) undertake any litigation.

                  The Certificate Insurer may, in writing and in its sole discretion renounce all or any of its rights under Section 12.5 any requirement for the Certificate Insurer's consent for any period of time.

         Section 12.6 Mortgage Loans, Trust Fund and Accounts Held for Benefit
                     of the Certificate Insurer.

                  (a) The Trustee shall hold each Trust Fund and the Trustee's Mortgage Loan Files for the benefit of the related Certificateholders and the Certificate Insurer and all references in this Agreement and in the Certificates to the benefit of Holders of the Certificates or the benefit of the Certificateholders shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates unless, as stated in an Opinion of Counsel addressed to the Trustee and the Certificate Insurer, such action is contrary to the terms of the Agreement.

                  (b) The Servicer hereby acknowledges and agrees that it shall service the Mortgage Loans for the benefit of the related Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders or Holders of the Certificates shall be deemed to include the Certificate Insurer.

                                  ARTICLE XIII

                                   TERMINATION

         Section 13.1 Termination.

         This Agreement shall terminate upon notice to the Trustee and the Certificate Insurer of either: (a) the later of (i) the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Periodic Advances of same by the Servicer), or (ii) the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due hereunder and the payment of all amounts due and payable to the Trustee, and the Certificate Insurer, and the Custodian; or (iii) the payment of all amounts due and payable to the Certificate Insurer and the Trustee, or (b) the mutual consent of the Servicer, the Depositor, the Transferor, the Certificate Insurer and all Certificateholders in writing.

         Section 13.2 Optional Termination.

         The Residual Interest Certificateholders may, at their option, (or if the Residual Interest Certificateholders fail to exercise such option the Certificate Insurer may, at its option) effect an early termination of REMIC I and REMIC II on or after any Distribution Date on which the aggregate Pool Principal Balance for Fixed Rate Mortgage Loans and Adjustable Rate Mortgage Loans declines to 10% or less of the Original Pool Principal Balance. The Residual Interest Certificateholders shall effect such early termination by providing notice thereof to the Trustee and the Certificate Insurer and by purchasing all of the related Mortgage Loans at a price not less than the Termination Price.

         Any such early termination by the Residual Interest Certificateholders shall be accomplished by depositing into the related Collection Account on the Determination Date immediately preceding the Distribution Date on which the purchase is to occur the amount of the Termination Price to be paid. The Termination Price and any amounts then on deposit in the related Collection Account (other than any amounts not required to have been deposited therein pursuant to Section 6.1 and any amounts withdrawable therefrom by the Trustee pursuant to Section 6.1) shall be transferred to the related Certificate Account for distribution to related Certificateholders on the succeeding Distribution Date; and any amounts received with respect to the Mortgage Loans and Foreclosure Properties subsequent to the Due Period immediately preceding such final Distribution Date shall belong to the purchaser thereof. For purposes of calculating the related Available Distribution Amount for such final Distribution Date, amounts transferred to the related Certificate Account immediately preceding such final Distribution Date shall in all cases be deemed to have been received during the related Due Period.

         Any such early termination shall be conducted so as to constitute a qualified liquidation under the REMIC Provisions.

         Section 13.3 Notice of Termination.

         Notice of termination of this Agreement or of early redemption and termination of the Trust shall be sent by the Trustee to the Certificate Insurer and the Certificateholders.

                                   ARTICLE XIV

                                REMIC PROVISIONS

         Section 14.1 REMIC Administration.

                  (a) The Trustee shall make an election to treat each of REMIC I and REMIC II (exclusive of the Capitalized Interest Accounts and the Pre-Funding Accounts) as a REMIC under the Code, and if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For purposes of the REMIC election, (i) the Class A and Class IO Certificates shall be designated as the "regular interests" in REMIC II, (ii) the REMIC I Regular Interests shall be designated as the "regular interests" in REMIC I and (iii) and the REMIC I Residual Interests and the REMIC II Residual Interests shall be designated as the sole class of "residual interests" in REMIC I and REMIC II, respectively. The Trustee shall not permit the creation of any "regular interests" (within the meaning of Section 860G of the Code) or "residual interests" (within the meaning of Section 860G of the
Code) in the Trust, other than the interests represented by the Class A and Class IO Certificates, the REMIC I Regular Interests, the REMIC I Residual Interests and the REMIC II Residual Interests.

                  (b) The Trustee shall pay out of its own funds, without any right of reimbursement, any and all expenses relating to any tax audit of the Trust (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect thereto that involved the Internal Revenue Service or state taxing authorities), other than the expense of obtaining any tax-related Opinion of Counsel not obtained in connection with such an audit and other than taxes, in either case except as specified herein; provided, however, that if such audit resulted from the negligence of the Servicer or the Transferor, then the Transferor or the Servicer, as the case may be, shall pay such expenses. The Trustee, as agent for the Tax Matters Person, shall (i) act on behalf of the Trust in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Holder of the largest Percentage Interest in the Residual Interest Certificates from time to time is hereby designated as Tax Matters Person with respect to the each of REMIC I and REMIC II and hereby irrevocably appoints and authorizes the Trustee to act its agent to perform the duties of the Tax Matters Person with respect to REMIC I and REMIC II. To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Residual Interest Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund.

                  (c) The Trustee shall prepare or cause to be prepared, sign and file all of the Tax Returns that it determines are required with respect to either REMIC created hereunder, other than Tax Returns required to be filed by the Servicer pursuant to Section 11.11. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor.

                  (d) The Trustee shall perform on behalf of the Trust all reporting and other tax compliance duties that are the responsibility of the Trust under the Code, REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trustee, upon reasonable compensation, shall provide
(i) to any person liable for any tax imposed by Section 860E(e) of the Code such information as is necessary for the application of any tax relating to the transfer of a Residual Interest Certificate to any Person who is not a Permitted Transferee, (ii) to Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of REMIC I and REMIC II. In addition, the Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including the price, yield, Prepayment Assumption and projected cash flow of the Certificates.

                  (e) The Trustee shall take such action and shall cause each of REMIC I and REMIC II created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Servicer shall assist Trustee, to the extent reasonably requested by Trustee). The Trustee shall not take any action, cause the Trust to take any action, or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the REMIC status of either REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee and the Certificate Insurer received an Opinion of Counsel (at the expense of the party seeking to take such action but in no event shall such Opinion of Counsel be an expense of the Trustee) to the effect that the contemplated action will not, with respect to the Trust hereunder, endanger such status or result in the imposition of such a tax. The Servicer shall not take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel (which such Opinion of Counsel shall not be an expense of the Trustee) to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action which is not expressly permitted under the terms of this Agreement, the Servicer will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust, and the Servicer shall not take any such action or cause the Trust to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement (but in no event shall such cost be an expense of the Trustee). At all times as may be required by the Code, the Trustee will, to the extent reasonably within the control of the Trustee and reasonably within the scope of the Trustee's duties hereunder, ensure that substantially all of the assets of the Trust will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (f) In the event that any tax is imposed on Prohibited Transactions of any REMIC created hereunder or "net income from foreclosure property" of a REMIC as defined in Section 860G(c) of the Code, or any contributions to either REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 14.4(a), if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article XIV, (ii) to the Servicer pursuant to Section 14.4(b), if such tax arises out of or results from a breach by the Servicer of any of its obligations under Article V, Article VIII, or this Article XIV, or otherwise (iii) against amounts on deposit in the related Certificate Account and shall be paid by withdrawal therefrom.

                  (g) On or before April 15 of each calendar year, commencing April 15, 1999, the Trustee shall deliver to the Servicer and each Rating Agency a Certificate from a Responsible Officer of the Trustee stating the Trustee's compliance with this Article XIV.

                  (h) The Servicer and the Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

                  (i) The Trustee shall not accept any contributions of assets to either REMIC other than acceptance of conveyance of any Subsequent Mortgage Loan pursuant to Section 2.7 or any funds from either the Pre-Funding Accounts or the Capitalized Interest Accounts pursuant to Sections 6.11(c) and 6.12(b), respectively, unless it shall have received an Opinion of Counsel (which such Opinion of Counsel shall not be an expense of the Trustee) to the effect that the inclusion of such assets in either REMIC will not cause either REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject, either REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state or local laws or ordinances.

                  (j) Neither the Trustee nor the Servicer shall enter into any arrangement by which REMIC I or REMIC II will receive a fee or other compensation for services or permit either such REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code, unless otherwise permitted under the REMIC provisions.

                  (k) Solely for purposes of satisfying Section
1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the principal balances of each class of REMIC I Regular Interests would be reduced to zero is November 1, 2029, which is the Distribution Date thirteen months following the latest scheduled maturity of any Mortgage Loan.

                  (l) Solely for purposes of satisfying Section 1.860G-l(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balances of each Class of Certificates representing a regular interest in REMIC II would be reduced to zero is November 1, 2029, which is the Distribution Date thirteen months following the latest scheduled maturity of any Mortgage Loan.

                  (m) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Residual Interest Certificates the Form 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Residual Interest Certificates with respect to the following matters:

                           (i) the original projected principal and interest
cash flows on the Closing Date on the regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

                           (ii) the projected remaining principal and interest
cash flows as of the end of any calendar quarter with respect to the regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

                           (iii) the Prepayment Assumption and any interest rate
assumptions used in determining the projected principal and interest cash flows described above;

                           (iv) the original issue discount (or, in the case of
the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to the regular or residual interests created hereunder and with respect to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                           (v) the treatment of losses realized with respect to
the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

                           (vi) the amount and timing of any non-interest
expenses of the REMIC; and

                           (vii) any taxes (including penalties and interest)
imposed on the REMIC, including taxes on "prohibited transactions," "contributions," or "net income from foreclosure property" or state or local income or franchise taxes.

         Section 14.2. Prohibited Transactions and Activities.

         None of the Transferor, the Depositor, the Servicer or the Trustee shall (a) sell, dispose of or substitute for any Mortgage Loan, except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Foreclosed Property, (ii) the bankruptcy of REMIC I or REMIC II, (iii) the termination of REMIC I and REMIC II, pursuant to Article XIII of this Agreement, or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement or Section 6.11 or 6.12,
(b) acquire any assets for REMIC I or REMIC II, (c) sell or dispose of any investments in the Certificate Accounts for gain, (d) accept any contributions to REMIC I or REMIC II after the Closing Date or (e) modify any Mortgage Loan, except pursuant to Article V, unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, substitution, or acquisition, but in no event shall such Opinion of Counsel be an expense of the Trustee or the Certificate Insurer) that such sale, disposition, substitution or acquisition will not (x) affect adversely the REMIC status of REMIC I or REMIC II or (y) cause REMIC I or REMIC II to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

         Section 14.4 Trustee and Servicer Indemnification.

                  (a) The Trustee agrees to indemnify the Trust, the Transferor, the Depositor and the Servicer for any taxes and costs including any reasonable attorneys' fees imposed on or incurred by the Trust, the Transferor, the Certificate Insurer, the Depositor, or the Servicer as a result of a breach of the Trustee's covenants set forth in this Article XIV.

                  (b) The Servicer agrees to indemnify the Trust, Transferor, the Certificate Insurer, the Depositor and the Trustee for any taxes and costs (including any reasonable attorneys' fees) imposed on or incurred by the Trust, the Transferor, the Certificate Insurer, the Depositor or the Trustee, as a result of a breach of the Servicer's covenants set forth in Article V, Article VI, Article VIII, or this Article XIV with respect to compliance with the REMIC Provisions, including any penalties arising from the Trustee's execution of Tax Returns prepared by the Servicer pursuant to Section 11.11 that contain errors or omissions.

         Section 14.5 Intent of the Parties.

         It is the intent of the Depositor and the Certificateholders that, for federal income taxes, state and local income or franchise taxes and other taxes imposed on or measured by income, the Certificates will be treated as evidencing beneficial ownership interests in a REMIC. The parties to this Agreement and the holder of each Certificate by acceptance of its Certificate, and each beneficial owner thereof, agree to treat, and to take no action inconsistent with the treatment of, the Certificates in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

         Section 15.1 Acts of Certificateholders.

         Except as otherwise specifically provided herein, whenever Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders if the Majority Certificateholders agree to take such action or give such consent or approval.

                  (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heir to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the related Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (c) No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee and the Certificate Insurer a written notice of default and of the continuance thereof as herein before provided, and unless also the Holders of Certificates evidencing Percentage Interests in the Trust aggregating not less than 51% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and unless the Certificate Insurer has consented in writing thereto; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder, the Trustee and the Certificate Insurer, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 15.1(c), each and every Certificateholder, the Certificate Insurer and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 15.2 Amendment.

                  (a) This Agreement may be amended from time to time by the Depositor, the Servicer, the Transferor and the Trustee with the prior written consent of the Certificate Insurer by written agreement with notice thereof to the Certificateholders, without the consent of any of the Certificateholders, to cure any error or ambiguity, to correct or supplement any provisions hereof which may be defective or inconsistent with any other provisions hereof or to add any other provisions with respect to matters or questions arising under this Agreement; provided, however, that such action will not adversely affect in any material respect the interests of the Certificateholders. An amendment described above shall be deemed not to adversely affect in any material respect the interests of the Certificateholders if either (i) an Opinion of Counsel is obtained to such effect and delivered to the Trustee and the Certificate Insurer, and (ii) the party requesting the amendment obtains a letter from each of the Rating Agencies confirming that the amendment, if made, would not result in the downgrading or withdrawal of the rating then assigned by the respective Rating Agency to any Class of Certificates then outstanding, without regard to the Certificate Insurance Policies.

                  (b) This Agreement may also be amended from time to time by the Depositor, the Servicer, the Transferor and the Trustee with the consent of the Certificate Insurer by written agreement, with the prior written consent of the Majority Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate, without the consent of the holders of 100% of each Class of Certificates affected thereby, (ii) adversely affect in any material respect the interests of the holders of any Class of Certificates in any manner other than as described in (i), without the consent of the holders of 100% of such Class of Certificates, or (iii) reduce the percentage of any Class of Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of such Class of Certificates.

                  (c) It shall not be necessary for the consent of Certificateholders under this Section 15.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

         Prior to the execution of any amendment to this Agreement, the Trustee and the Certificate Insurer shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that such change will not adversely affect the status of REMIC I or REMIC II as a REMIC or cause a tax to be imposed on the Trust Fund. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

         Section 15.3 Recordation of Agreement.

         To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Certificateholders' expense on direction of the Majority Certificateholders or the Certificate Insurer but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or the Certificate Insurer or is necessary for the administration or servicing of the Mortgage Loans.

         Section 15.4 Duration of Agreement.

         This Agreement shall continue in existence and effect until terminated as herein provided.

         Section 15.5 Governing Law.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         Section 15.6 Notices.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if telecopied, personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, to: (i) in the case of the Depositor, Morgan Stanley ABS Capital I Inc. 1585 Broadway, New York, NY 10036, or such other addresses as may hereafter be furnished to the Certificateholders and the other parties hereto in writing by the Depositor, (ii) in the case of the Transferor and the Servicer, care of Life Bank, 10540 Magnolia Ave., Ste. B, Riverside, California 92505, Attention:
Daniel Perl, or such other address as may hereafter be furnished to the Certificateholders and the other parties hereto in writing by the Servicer or the Transferor, (iii) in the case of the Trustee, Norwest Bank Minnesota, National Association, Sixth and Marquette Streets, Minneapolis, Minnesota 55479,
Attention: Structured Finance/Life Financial Mortgage Loan Asset Backed Trust, Series 1998-1, with a copy to 11000 Broken Land Parkway, Columbia MD 81099,
Attention: Life Bank Asset-Backed Certificates, Series 1998-1 (iv) in the case of the Certificate Insurer, MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management-Structured Finance (IPM-SF) (Life Bank Asset-Backed Certificates, Series 1998-1), Telecopy (914) 765-3810, and (v) in the case of the Certificateholders, as set forth in the applicable Certificate Register. Any such notices shall be deemed to be effective with respect to any Person hereto upon the receipt of such notice by such Person, except that notices to the Certificateholders shall be effective upon mailing or personal delivery.

         Section 15.7 Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

         Section 15.8 No Partnership.

         Nothing herein contained shall be deemed or construed to create any partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor.

         Section 15.9 Counterparts.

         This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same Agreement.

         Section 15.10 Successors and Assigns.

         This Agreement shall inure to the benefit of and be binding upon the Servicer, the Transferor, the Depositor, the Certificate Insurer and the Certificateholders and their respective successors and permitted assigns.

         Section 15.11 Headings.

         The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         Section 15.12 Actions of Certificateholders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Depositor, the Servicer, the Certificate Insurer or the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Depositor, the Servicer and the Trustee if made in the manner provided in this Section 15.12.

                  (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Depositor, the Certificate Insurer, the Servicer or the Trustee deems sufficient.

                  (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Depositor, the Servicer, the Certificate Insurer or the Trustee in reliance thereon, whether or not notation of such action is made upon such Certificate.

                  (d) The Depositor, the Servicer, the Certificate Insurer or the Trustee may require additional proof of any matter referred to in this
Section 15.12 as it shall deem necessary.

         Section 15.13 Reports to Rating Agencies.

                  (a) The Servicer shall provide or cause the Trustee to provide or cause to be provided to each Rating Agency and the Certificate Insurer copies of statements, reports and notices, to the extent received or prepared in connection herewith, as follows:

                           (i)      copies of amendments to this Agreement;

                           (ii)     notice of any substitution or repurchase of
any Mortgage Loans;

                           (iii)    notice of any termination, replacement,
succession, merger or consolidation of either the Servicer, any Custodian or the Trustee;

                           (iv)     notice of final payment on the Certificates;

                           (v)      notice of any Event of Default;

                           (vi)     copies of the annual independent auditor's
report delivered pursuant to Section 8.5, and copies of any compliance reports delivered by the Servicer hereunder including Section 8.4;

                           (vii) copies of any Distribution Statement pursuant to Section 6.8; and

                           (viii)   With respect to the requirement of the
Trustee to provide statements, reports and notices to the Rating Agencies such statements, reports and notices shall be delivered to the Rating Agencies at the following addresses: (i) if to Moody's, 99 Church Street, New York, New York 10007, Attention: Roger Huang, (ii) and if to S&P, 25 Broadway, 12th Floor,
New York, NY 10004, Attention: Carl Neff.

         Section 15.14 The Certificate Insurer Default.

         Except for rights under Section 15.2, any right conferred to the Certificate Insurer shall be suspended during any period in which the Certificate Insurer fails to make an Insured Payment that is due and unpaid under a Certificate Insurance Policy. Such rights of the Certificate Insurer shall ve immediately restored upon the cure of such failure. At such time as the Certificates, other than the Residual Certificates, are no longer outstanding hereunder, no amounts owed to the Certificate Insurer hereunder or under the Insurance Agreement remain unpaid, the Certificate Insurer is no longer subject to claims under the Certificate Insurance Policies (including claims for preference amounts) and the original Certificate Insurance Policies have been surrendered to the Certificate Insurer the Certificate Insurer's rights hereunder shall terminate.

         Section 15.15 Third Party Beneficiary.

         The parties agree that the Certificate Insurer is intended and shall have all rights of a third-party beneficiary of this Agreement.

         IN WITNESS WHEREOF, the Servicer, the Transferor, the Trustee and the Depositor have caused their names to be signed by their respective officers thereunto duly authorized, as of the day and year first above written, to this Pooling and Servicing Agreement.

                                         MORGAN STANLEY ABS CAPITAL I
                                         INC., AS DEPOSITOR

                                         BY: _____________________________
                                         NAME:
                                         TITLE:

                                         LIFE BANK, IN ITS INDIVIDUAL
                                         CAPACITY AND AS SERVICER

                                         BY: _____________________________
                                         NAME:
                                         TITLE:

                                         LIFE INVESTMENT HOLDINGS, INC.,
                                         AS TRANSFEROR

                                         BY: _____________________________
                                         NAME:
                                         TITLE:

                                         NORWEST BANK MINNESOTA,
                                         NATIONAL ASSOCIATION, AS
                                         TRUSTEE

                                         BY: _____________________________
                                         NAME:
                                         TITLE:

STATE OF CALIFORNIA                         )
                                            )
COUNTY OF LOS ANGELES                       )

                  On ________,1998, before me, ______________________ a Notary
Public in and for said County and State, personally appeared ______________, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

                  WITNESS my hand and official seal.


                                           ----------------------------------
                                                       Notary Public

STATE OF CALIFORNIA                         )
                                            )
COUNTY OF LOS ANGELES                       )


                  On ________,1998, before me, ______________________ a Notary
Public in and for said County and State, personally appeared ___________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

                  WITNESS my hand and official seal.

                                            ----------------------------------
                                                         Notary Public

STATE OF CALIFORNIA                         )
                                            )
COUNTY OF LOS ANGELES                       )

                  On ________,1998, before me, ______________________ a Notary
Public in and for said County and State, personally appeared ___________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

                  WITNESS my hand and official seal.


                                           ----------------------------------
                                                         Notary Public

STATE OF CALIFORNIA                         )
                                            )
COUNTY OF LOS ANGELES                       )


                  On ________,1998, before me, ______________________ a Notary
Public in and for said County and State, personally appeared Patrick Bassett, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

                  WITNESS my hand and official seal.


                                          ----------------------------------
                                                      Notary Public

                                   EXHIBIT A-1

                             FORM OF CERTIFICATE A-1

                                   EXHIBIT A-2

                             FORM OF CERTIFICATE A-2

                                   EXHIBIT A-3

                             FORM OF CERTIFICATE A-3

                                   EXHIBIT A-4

                             FORM OF CERTIFICATE A-4

                                   EXHIBIT A-5

                             FORM OF CERTIFICATE A-5

                                   EXHIBIT A-6

                             FORM OF CERTIFICATE A-6

                                   EXHIBIT A-7

                             FORM OF CERTIFICATE A-7

                                   EXHIBIT A-8

                               FORM OF EXHIBIT A-8

                                   EXHIBIT A-9

                            FORM OF CERTIFICATE A-IO

                                  EXHIBIT A-10

                            FORM OF CERTIFICATE F-IO

                                  EXHIBIT A-11

                          FORM OF RESIDUAL CERTIFICATE

                                   EXHIBIT B-1

                         SCHEDULE OF FIXED MORTGAGE LOAN

                                   EXHIBIT B-2

                      SCHEDULE OF ADJUSTABLE MORTGAGE LOANS

                                    EXHIBIT C

                           FORM OF LIQUIDATION REPORT

                                    EXHIBIT D

                      FORM OF SUBSEQUENT TRANSFER AGREEMENT

                                    EXHIBIT E

                   FORM OF TRUSTEE'S ACKNOWLEDGMENT OF RECEIPT

                                    EXHIBIT F

                         FORM OF TRUSTEE'S CERTIFICATION

                                    EXHIBIT G

                       FORM OF TRUSTEE'S EXCEPTION REPORT

                                    EXHIBIT H

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

                                    EXHIBIT I

                        FORM OF TRANSFEROR'S CERTIFICATE

                                    EXHIBIT J

                   FORM OF TRANSFEREE'S REPRESENTATION LETTER

                                    EXHIBIT K

                 FORM OF ERISA INVESTMENT REPRESENTATION LETTER

                                    EXHIBIT L

               FORM OF REQUEST FOR RELEASE OF TRUSTEE'S LOAN FILE

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----

ARTICLE I                  DEFINITIONS............................................................................1
         Section 1.1                Definitions...................................................................1
         Section 1.2                Other Definitional Provisions................................................35

ARTICLE II                 CONVEYANCE OF THE LOANS...............................................................35
         Section 2.1                Conveyance of the Mortgage Loans.............................................35
         Section 2.2                Intended Characterization; Grant of Security Interest........................36
         Section 2.3                Ownership and Possession of Trustee's Mortgage Loan Files....................36
         Section 2.4                Books and Records............................................................37
         Section 2.5                Delivery of Mortgage Loan Documents..........................................37
         Section 2.6                Acceptance by Trustee of the Mortgage Loans; Certain
                                    Substitutions; Initial Certification by Trustee or Custodian.................40

         Section 2.7                Subsequent Transfers.........................................................42
         Section 2.8                Designations under REMIC Provisions..........................................44

ARTICLE III                REPRESENTATIONS AND WARRANTIES........................................................44
         Section 3.1                Representations and Warranties of the Depositor..............................44
         Section 3.2                Representations and Warranties of the Transferor.............................46
         Section 3.3                Representations, Warranties and Covenants of the Servicer....................49
         Section 3.4                Representations and Warranties regarding Individual
                                    Mortgage Loans...............................................................52

         Section 3.5                Purchase and Substitution....................................................61

ARTICLE IV                 THE CERTIFICATES......................................................................63
         Section 4.1                The Certificates.............................................................63
         Section 4.2                Registration of Transfer and Exchange of Certificates........................63
         Section 4.3                Mutilated, Destroyed, Lost or Stolen Certificates............................69
         Section 4.4                Persons Deemed Owners........................................................70

ARTICLE V                  ADMINISTRATION AND SERVICING OF THE LOANS.............................................70
         Section 5.1                Duties of the Servicer.......................................................70
         Section 5.2                Liquidation of Mortgage Loans; Defaulted Mortgage Loans......................72
         Section 5.3                Fidelity Bond; Errors and Omission Insurance.................................73
         Section 5.4                Title, Management and Disposition of Foreclosure Property....................74
         Section 5.5                Access to Certain Documentation and Information Regarding the
                                    Mortgage Loans...............................................................76

         Section 5.6                Subservicing.................................................................76
         Section 5.7                Successor Servicers..........................................................78
         Section 5.8                Maintenance of Hazard Insurance; Property Protection Expenses................78
         Section 5.9                Maintenance of Mortgage Impairment Insurance Policy..........................79
         Section 5.10               Reports to the Securities and Exchange Commission............................80
         Section 5.11               Payment of Taxes, Insurance and Other Charges................................80


         Section 5.12               Filing of Continuation Statements............................................81

ARTICLE VI                 DISTRIBUTIONS AND PAYMENTS............................................................81
         Section 6.1                Establishment of Collection and Certificate Accounts;
                                    Deposits to the Collection and Certificate Accounts..........................81

         Section 6.2                Permitted Withdrawals From the Collection Accounts and
                                    the Certificate Accounts.....................................................83

         Section 6.3                Collection of Money..........................................................84
         Section 6.4                Distributions................................................................84
         Section 6.5                Investment of Accounts.......................................................86
         Section 6.6                Reports by Trustee...........................................................87
         Section 6.7                Additional Reports by Trustee................................................90
         Section 6.8                Compensating Interest........................................................90
         Section 6.9                Allocation of Liquidated Mortgage Loan Losses................................90
         Section 6.10               Pre-Funding Accounts.........................................................91
         Section 6.11               Capitalized Interest Accounts................................................92

ARTICLE VII                STATEMENTS AND REPORTS................................................................93
         Section 7.1                Statements...................................................................93

ARTICLE VIII               GENERAL SERVICING PROCEDURE...........................................................93
         Section 8.1                Assumption Agreements........................................................93
         Section 8.2                Satisfaction of Mortgages and Release of Trustee's
                                    Mortgage Loan Files..........................................................94

         Section 8.3                Servicing Compensation.......................................................96
         Section 8.4                Statement as to Compliance and Financial Statements..........................96
         Section 8.5                Independent Public Accountants' Servicing Report.............................97
         Section 8.6                Right to Examine Servicer Records............................................97
         Section 8.7                Reports to the Trustee; Collection Account Statements........................97

ARTICLE IX                 REPORTS TO BE PROVIDED BY SERVICER....................................................98
         Section 9.1                Financial Statements.........................................................98

ARTICLE X                  THE SERVICER..........................................................................98
         Section 10.1               Indemnification; Third Party Claims..........................................98
         Section 10.2               Merger or Consolidation of the Servicer.....................................100
         Section 10.3               Limitation on Liability of the Servicer and Others..........................100
         Section 10.4               Servicer Not to Resign; Assignment..........................................100
         Section 10.5               Relationship of Servicer to Depositor and the Trustee.......................101
         Section 10.6               Servicer May Own Certificates...............................................101

ARTICLE XI                 THE TRUSTEE..........................................................................101
         Section 11.1               Duties of Trustee...........................................................101
         Section 11.2               Certain Matters Affecting the Trustee.......................................103
         Section 11.3               Trustee Not Liable for Certificates or Mortgage Loans.......................105
         Section 11.4               Trustee's Fees and Expenses.................................................105


         Section 11.5               Eligibility Requirements for Trustee........................................106
         Section 11.6               Resignation and Removal of the Trustee......................................106
         Section 11.7               Merger or Consolidation of Trustee..........................................107
         Section 11.8               Appointment of Co-Trustee or Separate Trustee...............................107
         Section 11.9               Tax Returns.................................................................108
         Section 11.10              Trustee May Enforce Claims Without Possession of
                                    Certificates................................................................108

ARTICLE XII                DEFAULT..............................................................................108
         Section 12.1               Events of Default...........................................................108
         Section 12.2               Trustee to Act; Appointment of Successor....................................110
         Section 12.3               Waiver of Defaults..........................................................111
         Section 12.4               Accounting Upon Termination of Servicer.....................................112

ARTICLE XIII               TERMINATION..........................................................................112
         Section 13.1               Termination.................................................................112
         Section 13.2               Optional Termination........................................................112
         Section 13.3               Notice of Termination.......................................................113

ARTICLE XIV                REMIC PROVISIONS.....................................................................113
         Section 14.1               REMIC Administration........................................................113
         Section 14.2               Prohibited Transactions and Activities......................................116
         Section 14.3               Servicer and Trustee Indemnification........................................117

ARTICLE XV                  MISCELLANEOUS PROVISIONS............................................................117
         Section 15.1               Acts of Certificateholders..................................................117
         Section 15.2               Amendment...................................................................117
         Section 15.3               Recordation of Agreement....................................................118
         Section 15.4               Duration of Agreement.......................................................118
         Section 15.5               Governing Law...............................................................118
         Section 15.6               Notices.....................................................................119
         Section 15.7               Severability of Provisions..................................................119
         Section 15.8               No Partnership..............................................................119
         Section 15.9               Counterparts................................................................119
         Section 15.10              Successors and Assigns......................................................119
         Section 15.11              Headings....................................................................120
         Section 15.12              Actions of Certificateholders...............................................120
         Section 15.13              Reports to Rating Agencies..................................................120

EXHIBITS

A-1      FORM OF CERTIFICATE
A-11     RESIDUAL INTEREST CERTIFICATE
C-1      FIXED RATE MORTGAGE LOANS
C-2      ADJUSTABLE RATE MORTGAGE LOANS
E        SUBSEQUENT TRANSFER AGREEMENT

P        LIQUIDATION REPORT
I        TRANSFER AFFIDAVIT AND AGREEMENT
J        CERTIFICATE OF TRANSFEROR
N        REPRESENTATION LETTER OF TRANSFEREE